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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DJO INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01, of DJO Incorporated.
(2)	Aggregate number of securities to which transaction applies:
26,528,157 shares of DJO Incorporated common stock (consisting of 23,643,235 outstanding shares of DJO Incorporated common stock, 2,822,608 shares issuable upon the exercise of options with an exercise price of less than $50.25 per share, and 62,314, the estimated maximum number of shares based on current participation issuable under the DJO Incorporated employee stock purchase plan).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying (x) 0.0000307 times (y) the sum of (1) 23,643,235, the aggregate number of shares of common stock issued and outstanding as of August 21, 2007, times the merger consideration of $50.25, (2) 62,314, the estimated maximum number of shares based on current participation issuable under the employee stock purchase plan as of November 19, 2007, times the merger consideration of $50.25, plus (3) 2,822,608, the aggregate number of shares issuable under options outstanding as of August 21, 2007, that will be cashed out upon the merger, times $20.61, the difference between the merger consideration of $50.25 and the weighted average exercise price per share for such options.

	(4)	Proposed maximum aggregate value of transaction: $1,249,377,788
	(5)	Total fee paid: $38,356
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEVER STOP GETTING BETTER®

[                        ], 2007

To Our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of DJO Incorporated to be held at our company headquarters located at 1430 Decision Street, Vista, California 92081 on [                        ], 2007 at [            ], Pacific Time.

        At the special meeting, we will ask you to adopt the Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Incorporated (we refer to this agreement, as it may be amended from time to time, as the merger agreement, and we refer to ReAble Therapeutics Finance LLC as ReAble or Parent and Reaction Acquisition Merger Sub, Inc. as Merger Sub). ReAble Therapeutics Finance LLC and Reaction Acquisition Merger Sub, Inc. are affiliates of The Blackstone Group. If the merger contemplated by the merger agreement is completed, each share of our common stock issued and outstanding immediately prior to the merger (other than shares owned by ReAble, Merger Sub or any other direct or indirect wholly owned subsidiary of ReAble and shares owned by our company or any of our direct or indirect wholly owned subsidiaries and shares for which appraisal rights have been properly exercised under Delaware law) will be converted into the right to receive $50.25 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.

        Our board of directors, acting upon the unanimous recommendation of the transaction committee of the board of directors, has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of our company and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

        The merger agreement must be adopted by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the matter. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the accompanying proxy statement, including the annexes. You also may obtain more information about our company from us or from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the merger agreement.

        Therefore, we request that you authorize your proxy by completing, signing, dating and returning the enclosed proxy card as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow instructions you receive from them to vote your shares. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you will have the right to withdraw your proxy at the special meeting and vote your shares in person.

        Thank you for your cooperation and continued support.

Sincerely,

Leslie H. Cross President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [                        ], 2007 and is first being mailed to stockholders on or about [                        ], 2007.

DJO INCORPORATED
1430 Decision Street
Vista, California 92081-8553

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
[            ], 2007

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of DJO Incorporated will be held at the company's headquarters located at 1430 Decision Street, Vista, California 92081 on [            ], 2007 at [            ], Pacific Time. The purpose of the meeting will be:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 15, 2007, by and among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Incorporated (which we refer to as the merger agreement). A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice.

  2.
  To consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only those persons who were holders of record of our common stock at the close of business on [            ], 2007, which date we refer to as the record date, will be entitled to notice of, attend and to vote at the special meeting and any adjournments or postponements thereof. As of the record date, there were [            ] shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting.

        Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for purpose of soliciting additional proxies.

        The merger agreement must be adopted by the affirmative vote of a majority of the outstanding shares of our common stock that are entitled to vote on the matter. Any adjournments of the special meeting for the purpose of soliciting additional proxies must be approved by the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter. Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the merger agreement but will have no effect on the outcome of the adjournment proposal.

        We request that you authorize your proxy by completing and returning the enclosed proxy card as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow instructions you receive from them to vote your shares. Stockholders who do not vote "FOR" the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to us before the vote is taken on the merger agreement and they comply with all other requirements of Delaware law, which requirements are summarized in the accompanying proxy statement.

By Order of the Board of Directors,

Donald M. Roberts Senior Vice President, General Counsel and Secretary

Vista, California [ ], 2007

i

Representations and Warranties	52
Agreements Relating to Our Interim Operations	54
Solicitation Period	57
No Solicitation of Competing Proposals After the Solicitation Period	58
Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors	59
Filings and Other Actions	60
Employee Benefits	61
Employee Stock Purchase Plan	61
Indemnification and Insurance of Our Directors and Officers	61
Financing	62
Cooperation of DJO	63
Conditions to the Merger	64
Termination of the Merger Agreement	65
Effects of Terminating the Merger Agreement	67
Limited Remedies; Maximum Recovery	68
Fees and Expenses	68
Modification or Amendment	68
General Provisions	68
APPRAISAL RIGHTS	69
PROPOSAL NO. 2: ADJOURNMENTS OF THE SPECIAL MEETING	73
Proposal for Adjournments	73
Postponements of the Special Meeting	73
MARKET PRICE OF DJO COMMON STOCK	74
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74
Ownership of Common Stock by Certain Beneficial Owners	74
Ownership of Common Stock by Directors and Executive Officers	75
SUBMISSION OF STOCKHOLDER PROPOSALS	76
OTHER MATTERS	77
WHERE YOU CAN FIND MORE INFORMATION	77

APPENDICES
Annex A—Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc., and DJO Incorporated	A-1
Annex B—Opinion of Wachovia Capital Markets, LLC.	B-1
Annex C—Section 262 of the Delaware General Corporation Law	C-1

ii

SUMMARY TERM SHEET

        This summary term sheet highlights only selected information from this proxy statement relating to the merger of Reaction Acquisition Merger Sub, Inc. into DJO Incorporated, which we refer to as the merger, and certain related transactions, pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc., and DJO Incorporated, as it may be amended from time to time, which we refer to as the merger agreement. This summary term sheet does not contain all of the information about the merger and related transactions contemplated by the merger agreement that is important to you. As a result, for a more complete description of the terms of the merger and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A.

The Parties Involved in the Transaction (page [    ])

    DJO Incorporated
    1430 Decision Street
    Vista, California 92081-8553
    (800) 336-5690

        DJO Incorporated, which we refer to as "we," "us," "our," "the company," "our company" or "DJO," is a Delaware corporation. We are a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.

    ReAble Therapeutics Finance LLC
    9800 Metric Blvd.
    Austin, Texas 78758
    (512) 832-9500

        ReAble Therapeutics Finance LLC, which we refer to as ReAble or Parent, is a Delaware limited liability company controlled by affiliates of The Blackstone Group, a private equity fund, which we refer to as Blackstone. ReAble develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including products for orthopedic rehabilitation, pain management and physical therapy, surgical implants and sports medicine equipment.

    Reaction Acquisition Merger Sub, Inc.
    9800 Metric Blvd.
    Austin, Texas 78758
    (512) 832-9500

        Reaction Acquisition Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except in furtherance of this purpose and activities incident to its formation.

The Merger Agreement (page [    ] and Annex A)

        Pursuant to the merger agreement, on the closing date of the merger, Merger Sub will be merged into DJO with DJO continuing as the surviving corporation and a wholly owned subsidiary of Parent. We sometimes use the term surviving corporation in this proxy statement to refer to DJO as the surviving corporation following the merger. In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, shares owned by our company or any of our direct or indirect wholly owned subsidiaries and shares for which appraisal rights have been properly exercised under Delaware law) will be cancelled and converted into the right to receive $50.25 in cash, without interest and less any applicable withholding taxes. We refer to this consideration to be received for each share of our common stock in the merger as the per share merger consideration.

The Special Meeting (page [    ])

General; Matters to be Considered

        The special meeting of our stockholders will be held on [                        ], 2007 at [            ], Pacific Time, at our headquarters, located at 1430 Decision Street, Vista, California 92081. At the special meeting, holders of record of our common stock as of the record date will be asked to vote upon proposals to (i) adopt the merger agreement, and (ii) approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Share Ownership of Directors and Executive Officers

        As of the record date, our directors and executive officers owned and were entitled to vote an aggregate of approximately [                        ] shares of our common stock, constituting approximately [    ]% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote their shares of our common stock "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Recommendation of the Transaction Committee

        The Transaction Committee of our board of directors, which is comprised entirely of independent directors, unanimously recommended to our board that it authorize and approve the merger, merger agreement and the transactions contemplated thereby.

Recommendation of the DJO Board of Directors (page [    ])

        Our board of directors unanimously:

  •
  approved, adopted and declared advisable the merger, merger agreement and the transactions contemplated thereby in accordance with the Delaware General Corporation Law, which we refer to as the DGCL;

  •
  determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of our company and its stockholders; and

  •
  recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Opinion of Our Financial Advisor (page [    ])

        In connection with the merger, our board of directors received a written opinion, dated July 15, 2007, from our financial advisor, Wachovia Capital Markets, LLC, which we refer to as Wachovia Securities, as to the fairness, from a financial point of view and as of the date of such opinion, of the $50.25 per share consideration to be received in the merger by holders of our common stock (other than affiliates of our company who may become holders of beneficial interests in ReAble or its affiliates). The full text of Wachovia Securities' written opinion, dated July 15, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. This summary is qualified in its entirety by reference to the full text of the opinion. Holders of our common stock are encouraged to read the opinion carefully in its entirety. Wachovia Securities provided its opinion for the information and assistance of our board of directors in connection with its evaluation of the merger consideration from a financial point of view. Wachovia Securities' opinion does not address any other aspect of the merger, does not address the relative merits of the merger and does not constitute a recommendation as to how any stockholder should vote or act in connection with the merger or otherwise.

Financing (page [    ])

        Parent has informed us that it estimates that the total amount of funds necessary to complete the merger and the related transactions is approximately $1.63 billion, which includes approximately $1.25 billion to be paid to our stockholders and holders of other equity-based interests, with the remaining funds being used to refinance certain existing indebtedness and to pay customary fees and expenses in connection with the proposed merger, the financing arrangements and the related transactions. The following arrangements are intended to provide the necessary financing for the merger and related transactions.

Equity Financing

        Parent has received an equity commitment letter, dated as of July 15, 2007, pursuant to which Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group, which we refer to as Blackstone, has committed, subject to the conditions contained in the equity commitment letter, to provide equity financing in the aggregate amount of up to $408.4 million in connection with the transactions contemplated by the merger agreement.

Debt Financing

        Parent has received a debt commitment letter, dated as of July 15, 2007, from Credit Suisse Securities (USA) LLC, Credit Suisse, Bank of America, N.A., Banc of America Securities LLC and Banc of America Bridge LLC to provide (i) up to $1.155 billion of senior secured credit facilities, consisting of a $1.055 billion senior secured term loan facility and a $100 million senior secured revolving credit facility, and (ii) up to $575 million of senior unsecured increasing rate loans under a bridge facility if less than $575 million of senior unsecured notes are issued on or prior to the closing date of the merger.

Treatment of Common Stock and Stock Options (page [    ])

Common Stock

        The merger agreement provides that, at the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (other than those shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares owned by us or any of our direct or indirect wholly-owned subsidiaries and shares for which appraisal rights have been properly exercised under Delaware law) will be converted into the right to receive $50.25 in cash, less any required withholding taxes and without interest.

Stock Options

        The merger agreement provides that, except as otherwise agreed in writing by the holder and Parent, each outstanding option to purchase common stock under our stock option plans, vested or unvested, will be cancelled and only entitle the holder to receive a cash payment equal to the excess, if any, of the per share merger consideration over the per share exercise price of the applicable stock option, multiplied by the number of shares subject to the stock option, less any applicable taxes required to be withheld.

Interests of Our Directors and Executive Officers in the Merger (page [    ])

        Certain of our directors and executive officers have interests in the transaction that are different from, or are in addition to, your interests as a stockholder, including the following:

  •
  the merger agreement provides that our current officers will continue as officers of the surviving corporation after the merger;

  •
  our directors and executive officers will have their vested and unvested stock options cancelled and cashed out in connection with the merger (as of July 31, 2007, our directors and executive officers held options to purchase 1,152,032 shares of our common stock, 577,500 of which were unvested), unless otherwise agreed between such directors and officers and Parent;

  •
  our executive officers may receive payments under change in control severance agreements, which we expect will be entered into in September, if their employment is terminated by us without "cause" (as defined in the change in control severance agreements) or if they terminate employment for "good reason" (as defined in the change in control severance agreements) within three months prior to or two years after the merger; and

  •
  the merger agreement also provides for indemnification arrangements for each of our current and former directors and officers as well as insurance coverage for his or her services to us as a director or officer.

Solicitation of Transactions (page [    ])

        The merger agreement contains a go-shop provision pursuant to which we are entitled to solicit, discuss and negotiate alternative takeover proposals for 50 days following the signing of the merger agreement. The 50-day go-shop period will end on September 4, 2007. For the period following the go-shop period, the merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving our company or our subsidiaries. Notwithstanding the restrictions following the go-shop period, under certain circumstances and subject to certain conditions, our board of directors may respond to written takeover proposals and/or terminate the merger agreement in order to enter into an agreement with respect to a superior proposal.

Conditions to the Merger (page [    ])

        The completion of the merger depends on a number of conditions being satisfied or waived, including but not limited to:

  •
  the merger agreement must have been approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of our outstanding shares of common stock;

  •
  all necessary consents and approvals of any governmental entity required for the consummation of the transactions contemplated by the merger agreement shall have been obtained, any waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvement Act, as amended, which we refer to as the HSR Act, and the German Act Against Restraints of Competition shall have expired or been terminated;

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other law, rule, legal restraint or prohibition shall be in effect preventing, restraining or rendering illegal the consummation of the merger;

  •
  the representations and warranties made by us, Parent and Merger Sub in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger in the manner described under the caption "The Merger Agreement—Conditions to the Merger" beginning on page [    ];

  •
  we, Parent and Merger Sub must have performed in all material respects all obligations that each of us is required to perform under the merger agreement; and

  •
  we, Parent and Merger Sub must deliver certificates to each other with respect to the satisfaction of the conditions relating to our respective representations, warranties, obligations, covenants and agreements.

Termination of the Merger Agreement (page [    ])

        The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

  •
  by mutual written consent of us and Parent;

  •
  by either us or Parent if:

  •
  the merger is not consummated by 11:59 p.m., New York City time, March 15, 2008, which date we refer to as the termination date, whether the termination date is before or after the date of approval of the merger by our stockholders;

  •
  our stockholders, at the stockholders' meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to approve the merger agreement; or

  •
  any legal restraints permanently restraining, enjoining or otherwise prohibiting consummation of the merger become final and non-appealable (whether before or after the approval of the merger by our stockholders);

  •
  by us:

  •
  pursuant to the provisions of the merger agreement described under "—Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors—Change of Recommendation/Termination in Response to Superior Proposal" and provided that concurrently with doing so we pay the termination fee as described below;

  •
  if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements under the merger agreement in a manner that would give rise to the failure of certain conditions to closing and the breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice is given by us to Parent or (ii) two business days prior to the termination date; provided that we are not then in breach of the merger agreement so as to cause the closing conditions relating to Parent and Merger Sub's obligations to consummate the merger not to be satisfied; or

  •
  if (1) all of the conditions to the obligations of Parent and Merger Sub (other than the delivery of officers' certificates) have been satisfied and (2) on the earlier of (A) 5:00 p.m., New York City time on the termination date or (B) 5:00 p.m., New York City time on the last day of the marketing period (or, if earlier, such date designated by Parent), Parent and Merger Sub shall have failed to consummate the merger at such time, including because none of Parent, Merger Sub or the surviving corporation shall have obtained the proceeds pursuant to the debt financing (or alternative debt financing as permitted by the merger agreement) sufficient to consummate the transactions contemplated by the merger agreement;

  •
  by Parent if:

  •
  our board or any committee thereof shall have made, or resolved to make, an adverse recommendation change with respect to the merger or we have failed to include in this proxy statement the recommendation of our board in favor of the adoption of the merger agreement; or

  •
  we have breached any of our representations, warranties, covenants or agreements under the merger agreement in a manner that would give rise to the failure of certain conditions to closing and the breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice is given by Parent to us or (ii) two business days prior to the termination date; provided that neither Parent nor Merger Sub is then in breach of the merger agreement so as to cause certain conditions to closing to not be satisfied.

Termination Fee and Expenses (page [    ])

        Under certain circumstances we have agreed to pay Parent a termination fee which will be (i) $18.7 million if the fee becomes payable in connection with a takeover proposal we received during the 50-day go-shop period from a party who was designated by us at the end of such period as an excluded party in accordance with the terms of the merger agreement or (ii) $37.4 million in all other circumstances. We also have agreed to pay all of Parent's documented expenses up to $5.0 million under specified circumstances when a termination fee is not otherwise payable by us. We will:

  •
  pay the termination fee if Parent terminates the merger agreement because our board of directors has made, or resolved to make, an adverse recommendation change with respect to the merger or we failed to include the recommendation of our board of directors or any committee thereof in favor of the adoption of the merger agreement in this proxy statement;

  •
  pay the termination fee if we terminate the merger agreement pursuant to the provisions of the merger agreement described under "—Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors—Change of Recommendation/Termination in Response to Superior Proposal";

  •
  pay the termination fee if the merger agreement is terminated under certain conditions and within 12 months after such termination, we or any of our subsidiaries enter into a definitive agreement with respect to, or consummate, any takeover proposal; and

  •
  pay Parent's expenses up to a total maximum payment by us of $5.0 million if we or Parent terminate the merger agreement because our stockholders, at the stockholders' meeting or any adjournment thereof at which the merger agreement was voted on, fail to approve the merger agreement, provided that if at the time of the stockholders' meeting our board shall have made an adverse recommendation change unrelated to a superior proposal, we shall pay Parent (in lieu of its expenses) the termination fee.

        Parent has agreed to pay us a parent termination fee of $37.4 million if we terminate the merger agreement because of a failure by Parent to obtain the debt financing and, at the time of such termination and failure, the closing conditions have then been satisfied (other than the delivery of officers' certificates).

Limited Guaranty (page [    ])

        In connection with the merger agreement, Blackstone Capital Partners V L.P., an affiliate of Blackstone, has absolutely, unconditionally and irrevocably guaranteed the payment obligations of Parent and Merger Sub under certain provisions of the merger agreement. The amount of this guaranty is limited to $100 million in the aggregate.

Limited Remedies; Maximum Recovery (page [    ])

        Payment of the termination fee by us is not to be in lieu of damages incurred by Parent and Merger Sub as a result of our willful or intentional material breach of the merger agreement or alter the rights of Parent and Merger Sub for specific performance as set forth in the merger agreement, but is otherwise the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of the merger agreement by Parent or Merger Sub that entitles Parent or Merger Sub to a termination fee.

        Payment of the termination fee by Parent is not to be in lieu of damages incurred by us as a result of Parent's or Merger Sub's willful or intentional material breach of the merger agreement, but is otherwise our sole and exclusive remedy in connection with any termination of the merger agreement by us that entitles us to a termination fee. To the extent that we have incurred damages in connection with the merger agreement to which we are entitled to recover, the maximum aggregate liability of Parent and Merger Sub and their respective representatives and affiliates for those losses or damages will be limited to $100 million in the aggregate and in no event can we seek to recover damages in excess of such amount from Parent, Merger Sub, Blackstone or any of their respective representatives or affiliates. In addition, we cannot seek specific performance against Parent or Merger Sub, except with respect to confidentiality.

Regulatory Matters (page [    ])

        Completion of the transactions contemplated by the merger agreement is subject to various regulatory approvals or consents, including those required by (1) the HSR Act, and (2) the German Act Against Restraints of Competition, also known as Gesetz gegen Wettbewerbsbeschränkungen. On August 9, 2007, the parties were granted early termination of the waiting period under the HSR Act for the proposed merger agreement and related transactions. On [                        ], the waiting period under the German Act Against Restraints of Competition was terminated.

Appraisal Rights (page [    ] and Annex C)

        Under Delaware law, if you do not vote in favor of adopting the merger agreement, you will have the right to have the "fair value" of your shares of our common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation in lieu of receiving the merger consideration, but only if you comply with all requirements of Delaware law, which are summarized in this proxy statement. The ultimate amount that you receive as a dissenting stockholder in an appraisal proceeding may be more than, less than, or the same as, the $50.25 per share you would have received under the merger agreement. If you intend to exercise appraisal rights, among other things, you must:

  •
  send a written demand to us for appraisal in compliance with Delaware law before the vote on adopting the merger agreement at the special meeting;

  •
  not vote for the proposal to adopt the merger agreement; and

  •
  continuously hold your shares of our common stock from the date you make the demand for appraisal through the effective time of the merger.

        If you vote for the proposal to adopt the merger agreement, you will waive your rights to seek appraisal of your shares of our common stock under Delaware law. Also, merely voting against or abstaining with respect to the proposal to adopt the merger agreement will not protect your rights to an appraisal. Failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement and the relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Material U.S. Federal Income Tax Consequences (page [    ])

U.S. Holders

        The exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign and other tax laws. For U.S. federal income tax purposes, stockholders who exchange their shares of common stock for cash in the merger will recognize gain or loss equal to the difference between the adjusted tax basis of the shares exchanged and the amount of cash received therefor. Any such gain or loss will be capital gain or loss if the shares are held as capital assets by the stockholder, and will be long-term capital gain or loss if the stockholder has held the shares for more than one year as of the effective date of the merger. Long-term capital gains of a non-corporate stockholder are subject to a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        If you are a non-U.S. holder of our common stock, the merger will be a taxable transaction to you only if you hold our common stock in connection with a United States trade or business, you are an individual who is present in the United States for 183 days or more in the taxable year of disposition (and certain other conditions are met), or we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and you own or have owned more than 5% of our common stock at any time during the five years preceding the merger.

    The income tax discussion set forth above may not apply to stockholders in special situations, including (but not limited to) stockholders who will own, actually or constructively, an interest in the surviving corporation following the merger, stockholders who received their shares upon the exercise of stock options or otherwise as compensation, stockholders who are traders in securities that elect to use a mark-to-market method of accounting for their securities holdings and stockholders who are partnerships or other pass-through entities. Stockholders should consult their tax advisors with respect to the particular tax consequences to them of the merger, including any tax consequences arising under federal, state, local, foreign or other tax laws.

Market Price of Our Common Stock (page [    ])

        Our shares of common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the ticker symbol "DJO." On July 13, 2007, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $42.10 per share. On [                        ], the last trading day prior to the date of this proxy statement, the closing price of our common stock on the NYSE was $[            ] per share. You are encouraged to obtain current market quotations for shares of our common stock.

Delisting and Deregistration of Our Common Stock (page [    ])

        If the merger is completed, shares of our common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Q:
Where and when is the special meeting?

A:
The special meeting of our stockholders will be held on [                        ], 2007 at [            ], Pacific Time, at our headquarters, located at 1430 Decision Street, Vista, California 92081.

Q:
Who can vote and attend the special meeting?

A:
Holders of record of outstanding shares of our common stock as of the close of business on [                        ], 2007, the record date for the special meeting, are entitled to receive notice of, attend and to vote at the special meeting and any adjournments or postponements of the special meeting. Each share of our common stock is entitled to one vote on each matter properly brought before the special meeting.

Q:
What vote of our stockholders is required to adopt the merger agreement or to approve an adjournment of the special meeting?

A:
The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote is required to adopt the merger agreement. Approval of any adjournments of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter.

  If a quorum is not present at the special meeting, the special meeting may be adjourned by the vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting and present in person or by proxy.

Q:
What will happen if I abstain from voting or fail to vote?

A:
With respect to the proposal to adopt the merger agreement, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or if you hold your shares in "street name" and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the proposal to adopt the merger agreement.

  With respect to the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies, if you fail to cast your vote in person or by proxy or, if you hold your shares in "street name" and fail to give voting instructions to the record holder of your shares, it will not have any effect on the outcome of the vote on that proposal. If you vote to abstain from the proposal, it will have the same effect as a vote against the adjournment proposal.

Q:
How does the DJO board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that stockholders vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Q:
If and when the merger is completed, what will I be entitled to receive for my shares of DJO's common stock and when will I receive it?

A:
Upon completion of the merger, you will be entitled to receive $50.25 in cash, without interest, for each share of our common stock that you own at the effective time of the merger, less any taxes withheld. For example, if you own 100 shares of our common stock, you will be entitled to receive $5,025.00 in cash, less any taxes withheld, in exchange for your shares of common stock. In addition, if you hold options to acquire shares of our common stock immediately prior to the effective time of the merger, all such options will become fully vested and immediately exercisable. Upon consummation of the merger, all such options not exercised prior to the merger will be cancelled and you will be entitled to receive a cash payment equal to the amount by which $50.25 exceeds the exercise price for each share of our common stock underlying the options, less applicable taxes. After the merger closes, we will arrange for a letter of transmittal to be sent to each of our stockholders as of the time the merger becomes effective. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q:
How does the merger consideration of $50.25 per share compare to the market price of the common stock?

A:
The merger consideration of $50.25 per common share represents a 19.4% premium over the closing price of our common stock on July 13, 2007, the most recent trading day prior to execution of the merger agreement, and approximately 25% and 30% premiums over the average closing price for the 30- and 90-day periods ending on that date, respectively.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. If our stockholders adopt the merger agreement at the special meeting, and assuming that the other conditions to the merger are satisfied or waived, we believe the transaction will close in the fourth quarter of 2007.

Q:
How do I cast my vote?

A:
If you are a holder of record of our common stock on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.

Q:
How do I cast my vote if my shares of common stock are held through a broker, bank or other nominee?

A:
If you hold your shares of common stock through a broker, bank or other nominee, which we refer to as your shares being held in "street name," your broker, bank or nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction card from the broker, bank or other nominee that is the record holder of your shares and provide your broker, bank or other nominee with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or nominee. The inability of your broker, bank or other nominee to vote your shares, often referred to as a "broker non-vote," will have the same effect as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. If your shares are held in "street name," you should follow the separate voting instructions, if any, provided to you by the broker, bank or other nominee along with the proxy statement. Your broker, bank or other nominee may provide proxy submission through the internet or by telephone. Please contact your broker, bank or other nominee to determine how to vote.

Q:
How will proxy holders vote my shares of common stock?

A:
If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of common stock will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:
What happens if I sell my shares of common stock before the special meeting?

A:
If you held your shares of common stock on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for the shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. If you own shares of common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by filing a written revocation of your proxy with our Corporate Secretary or by voting in person at the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of common stock in "street name," you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or nominee that is the registered owner of the shares.

Q:
Should I send in my certificates representing shares of common stock now?

A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange shares of common stock for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARES WITH YOUR PROXY.

Q:
What rights do I have if I oppose the merger?

A:
Under Section 262 of the DGCL, our stockholders are entitled to appraisal rights with respect to the proposed merger. Any stockholder who does not wish to accept the consideration provided in the merger agreement and who does not vote for the proposal to adopt the merger agreement has the right to demand appraisal of, and to be paid the fair value of the holder's shares of our common stock. See "Appraisal Rights" beginning on page [    ] for a description of how DJO stockholders may perfect appraisal rights. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex C.

Q:
What will happen to the common stock that I currently own after completion of the merger?

A:
Following the completion of the merger, your shares of common stock will be cancelled and will represent only the right to receive your portion of the merger consideration. Trading of our common stock on the NYSE will cease and price quotations for our common stock will no longer be available.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a public company and our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, we or Parent may be required to pay the other a termination fee or we may be required to reimburse Parent for its out-of-pocket expenses as described under "The Merger Agreement—Effects of Terminating the Merger Agreement."

Q:
Have any stockholders already agreed to approve the merger?

A:
We are not aware of any agreements between Parent or other affiliates of Blackstone and any of our stockholders in which a stockholder has agreed to vote for the proposal to adopt the merger agreement.

Q:
Where can I find more information about the company?

A:
We file certain information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC's website at www.sec.gov and on our website at www.djortho.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See "Where You Can Find More Information" on page [    ].

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:
Who can help answer my other questions?

A:
If you have more questions about the special meeting or the merger, you should contact us as follows:

    DJO Incorporated
    Attention: Director, Investor Relations
    1430 Decision Street
    Vista, California 92081-8553
    (760) 727-1280

  If you hold your shares through a broker, bank or other nominee, you also should call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Information both included and incorporated by reference in this proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies, and expectations, are generally identified by our use of words such as "intend," "plan," "may," "should," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," and similar expressions, whether in the negative or affirmative. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the merger on the terms summarized in this proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

        Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors include, but are not limited to:

  •
  the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings instituted against us and others following announcement of entering into the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of certain foreign and domestic regulatory approvals;

  •
  the failure of Parent or Merger Sub to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed merger;

  •
  risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention;

  •
  risks that the proposed transactions cause our distribution network, customers or vendors to terminate or reduce their relationship with us;

  •
  the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will need to be obtained for the merger;

  •
  the impact of the substantial indebtedness that will need to be incurred to finance the consummation of the merger; and

  •
  other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K.

        All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the date of the document in which they were included. We expressly disclaim any obligation to release publicly any revisions or updates to any forward-looking statements, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

        All information contained in this proxy statement concerning Blackstone, Parent, Merger Sub and their affiliates or the financing arrangements related to the merger has been supplied by Blackstone, Parent and Merger Sub or their affiliates.

THE PARTIES INVOLVED IN THE TRANSACTION

    DJO Incorporated
    1430 Decision Street
    Vista, California 92081-8553
    (800) 336-5690

        We are a Delaware corporation which went public in November 2001. We are a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets, and we operate in the United States and more than 70 other countries.

        For more information about DJO, please visit our website at www.djortho.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. See also "Where You Can Find More Information" beginning on page [            ]. Our common stock is publicly traded on the NYSE under the symbol "DJO".

    ReAble Therapeutics Finance LLC
    9800 Metric Blvd.
    Austin, Texas 78758
    (512) 832-9500

        ReAble Therapeutics Finance LLC, which we refer to as ReAble or Parent, is a Delaware limited liability company controlled by affiliates of The Blackstone Group, a private equity fund. Parent, through its subsidiaries, develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including products for orthopedic rehabilitation, pain management and physical therapy, surgical implants and sports medicine equipment. Parent, through its subsidiaries, sells its products to orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Parent's non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy.

    Reaction Acquisition Merger Sub, Inc.
    9800 Metric Blvd.
    Austin, Texas 78758
    (512) 832-9500

        Reaction Acquisition Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except in furtherance of this purpose and activities incident to its formation.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies from our stockholders by our board of directors to be exercised at a special meeting to be held at our headquarters located at 1430 Decision Street, Vista, California 92081 on [            ], 2007 at [            ], Pacific Time.

        The special meeting is being held for the following purposes:

  1.
  To consider and vote on a proposal to adopt the merger agreement, dated as of July 15, 2007, by and among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc., and DJO Incorporated.

  2.
  To consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

  3.
  To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date, Notice and Quorum

        All holders of record of outstanding shares of our common stock as of the record date, which was the close of business on [            ], are entitled to receive notice of, attend and vote at the special meeting or any postponements or adjournments of the special meeting. On the record date, there were [            ] shares of our common stock outstanding.

        A quorum is necessary to hold the special meeting. The holders of a majority of our common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. If a quorum is not present or represented at the special meeting, the meeting may be adjourned by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting and present in person or by proxy until a quorum shall be present or represented. Abstentions and properly executed broker non-votes will be counted in determining the presence of a quorum. A broker non-vote results as to a particular matter when a broker, bank or other nominee that is the record holder of shares properly executes and returns a proxy without specific voting instructions from the beneficial owner. Under the rules of the NYSE, brokers, banks and other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the adoption of the merger agreement.

Required Votes

        Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the matter. Each share of common stock is entitled to one vote on each matter presented at the special meeting. Failure to vote your shares of common stock (including as a result of broker non-votes) and abstentions with respect to the proposal to adopt the merger agreement will have the same effect as voting against the proposal to adopt the merger agreement.

        In addition, the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter. For the purpose of this proposal, if any holder of our common stock fails to cast a vote, in person or by proxy, such failure will not have any effect on the outcome of this proposal. Broker non-votes are not considered votes cast and therefore will have no effect on the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. Abstention will have the effect of a vote against the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.

        As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately [            ] shares of common stock, constituting approximately [            ]% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

        If you authorize a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

        We do not expect that any matters other than the proposal to adopt the merger agreement and, if necessary, the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

        Votes will be counted by the inspector of elections for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

        In order for your shares of common stock to be included in the vote, if you are a stockholder of record, you must have your common stock voted by returning the enclosed proxy card or by voting in person at the special meeting.

        Record holders may vote or cause their shares of common stock to be voted by proxy using one of the following methods:

  •
  completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope; or

  •
  appearing and voting in person by ballot at the special meeting.

        Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of common stock as described above as promptly as possible. If you own shares of common stock through a broker, bank or other nominee (i.e., in "street name"), you must obtain a voting instruction card from the broker, bank or other nominee and provide your broker, bank or other nominee with instructions on how to vote your shares in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock.

Revocation of Proxies

        If you are a stockholder of record, you may revoke your proxy at any time before the proxy is voted at the special meeting, in any of three ways:

  •
  by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to the Corporate Secretary, DJO Incorporated, 1430 Decision Street, Vista, California 92081; or

  •
  by delivering to our Corporate Secretary a later-dated, duly executed proxy; or

  •
  by attending the special meeting and voting in person by ballot—attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

        If you own shares of common stock in "street name," you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee or other party that is the registered owner of the shares.

Solicitation of Proxies

        We will pay the costs of soliciting proxies for the special meeting. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that individuals and entities holding our common stock in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services.

Appraisal Rights

        Under Delaware law, if you do not vote in favor of adopting the merger agreement, you will have the right to have the "fair value" of your shares of our common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation in lieu of receiving the merger consideration, but only if you comply with all requirements of Delaware law, which are summarized in this proxy statement. The ultimate amount that you receive as a dissenting stockholder in an appraisal proceeding may be more than, less than, or the same as, the $50.25 you would have received under the merger agreement. If you intend to exercise appraisal rights, among other things, you must:

  •
  send a written demand to us for appraisal in compliance with Delaware law before the vote on adopting the merger agreement at the special meeting;

  •
  not vote for the proposal to adopt the merger agreement; and

  •
  continuously hold your shares of our common stock from the date you make the demand for appraisal through the effective date of the merger.

        If you vote for the proposal to adopt the merger agreement, you will waive your rights to seek appraisal of your shares of our common stock under Delaware law. Also, merely voting against or abstaining with respect to the proposal to adopt the merger agreement will not protect your rights to an appraisal. Failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. Delaware law requirements for exercising appraisal rights are described in further detail in "Appraisal Rights" beginning on page [    ] and the relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Adjournments

        Although it is not currently expected, the special meeting may be adjourned for any reason. Adjournment of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the proposal. Adjournment of the special meeting if a quorum is not present requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Postponements

        At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our stockholders. Although it is not currently expected, we may postpone the special meeting for the purpose of soliciting additional proxies if we conclude that by the meeting date it is reasonably likely that we will not have received sufficient proxies to constitute a quorum or sufficient votes for the proposal to adopt the merger agreement. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

PROPOSAL NO. 1: THE MERGER

General Description of the Merger

        Under the terms of the merger agreement, Merger Sub will merge with and into DJO, with DJO continuing as the surviving corporation and a wholly-owned subsidiary of Parent. Following the effective time of the merger, our current stockholders will generally not be stockholders of the surviving corporation.

Background of the Merger

        Our board of directors and management regularly review and evaluate our business and operations with the goal of enhancing stockholder value. On April 18 and 19, 2007, our board of directors held a meeting to discuss various topics, which included, an update on the current mergers and acquisitions environment and a review and evaluation of strategic alternatives for the company. These strategic alternatives included acquisitions of other companies, a sale of the company, a strategic merger or other business combination transaction and continuing to execute on the company's existing business plans in the absence of such a transaction. At this meeting, our management team presented to the board of directors our company's recent business results and financial performance and projected financial information under a base case scenario, which is described under "—Projected Financial Information—DJO-Prepared Projected Financial Information." Wachovia Securities, one of our principal financial advisors, was also invited to this meeting to discuss with our board of directors an overview of the current mergers and acquisitions market, including private equity transactions, and a potential sale of the company.

        On May 17, 2007, representatives of Credit Suisse met with Leslie H. Cross, our chief executive officer and president, and Vickie L. Capps, our executive vice president, chief financial officer and treasurer, to present ideas on strategic alternatives for our company. At this meeting, a representative of Credit Suisse commented that a combination of our company with Blackstone and ReAble might represent an interesting strategic option.

        Shortly after the May 17 meeting, a representative of Credit Suisse called Mr. Cross to inquire whether he would agree to having an introductory telephone conversation with a representative of Blackstone. Subsequently, after Mr. Cross discussed the potential conversation, including a possible follow-on meeting, with the chairman of our board of directors and received his approval to proceed, Mr. Cross and the Blackstone representative spoke on the telephone and agreed to meet at an upcoming industry health care conference.

        That same week, a representative of a financial investment firm, which we refer to as Financial Bidder A, contacted Mr. Cross to express interest in setting up a meeting to discuss a potential strategic transaction with the company. The representative of Financial Bidder A had from time to time in the past held conversations with our company regarding having discussions with an orthopedic company in which Financial Bidder A was an investor. A meeting with Financial Bidder A was then scheduled for the same upcoming health care conference.

        On May 29, 2007, at the industry health care conference, Mr. Cross and Ms. Capps met with representatives of Blackstone. At the meeting, Blackstone expressed an interest in exploring a possible acquisition of our company by ReAble, an affiliate of Blackstone. Blackstone had acquired ReAble, an orthopedic product company, within the last year and wanted to pursue the integration of our company with ReAble. Blackstone's representatives described to Mr. Cross and Ms. Capps how they would approach such a transaction, which involved a three-week exclusivity period for the purpose of doing diligence and negotiating a definitive agreement, during which period the ability for the company to discuss a transaction with other parties would be limited. Following the exclusivity period and the execution of a definitive agreement, our company would actively solicit competing offers during a

"go-shop" period. The Blackstone representatives indicated that they would be prepared to discuss a price range for such a transaction within the following couple of days. Mr. Cross informed Blackstone's representatives that he would inform our board of directors of this conversation and that our board was scheduled to meet the following week. If a price range was presented by that time, it could be discussed by our board of directors at that meeting.

        Later that day, Mr. Cross and Ms. Capps met with a representative of Financial Bidder A, at which time the representative inquired how our board of directors would react to a transaction involving the acquisition of our company at a price in the low to mid-$40 per share range. Mr. Cross, based on the discussion at the April board of directors' meeting, responded by informing the representative that such price was probably too low to be of any interest to our board of directors, but that he would discuss Financial Bidder A's interest with our management and board of directors at the next board of directors meeting which was scheduled for the following week.

        On June 2, 2007, with the prior approval of the chairman of our board of directors, Mr. Cross and Ms. Capps participated in a telephone call with certain members of ReAble's management team and representatives of Blackstone during which the parties discussed potential synergies that might be achieved in a strategic combination of ReAble with our company in order to enhance their understanding of such strategic combination in advance of Blackstone and ReAble submitting a proposal.

        Early on the day of June 4, 2007, in a telephone call held at our request between our financial advisor, Wachovia Securities, and representatives of Blackstone, Blackstone discussed submitting a non-binding written offer to acquire all of the outstanding capital stock of the company in an all-cash transaction at a price per share in the range of $46.00 to $48.00. In addition, in accordance with our board of directors' request, our financial advisor had a conversation with Financial Bidder A at which time Financial Bidder A suggested that it was considering an offer price of $45.00 per share.

        Later that day, Blackstone and ReAble submitted a joint written offer of $48.00 to $50.00 per share. As part of its offer, Blackstone also required that we enter into an exclusivity agreement under which we would agree for a specified period not to solicit offers from, provide information to, or enter into or continue discussions with, other potential acquirors of any significant portion of our business or a majority of our capital stock for the term of the agreement.

        In the evening of June 4, 2007, our board of directors convened a regularly scheduled two-day meeting, which included as part of the agenda a continuation of the strategic alternative discussion previously started at the April meeting of the board of directors. Members of our senior management, Latham & Watkins LLP, which we refer to as Latham & Watkins, our regular outside legal counsel, and Wachovia Securities also participated in the meetings. Representatives of Wachovia Securities discussed with our board of directors strategic alternatives and the indications of interest we had received to date from Blackstone and Financial Bidder A, including the latest written offer from Blackstone and ReAble. The board of directors meeting was then adjourned until the next morning.

        Our board of directors reconvened the meeting the next morning, June 5, 2007. A representative of Latham & Watkins reviewed for the board of directors the fiduciary duties of the directors associated with their evaluation of strategic alternatives for the company. Among other things, our board of directors authorized the formation of a transaction committee, comprised of independent directors Jack R. Blair, Mitchell J. Blutt and Lesley H. Howe, to evaluate the various strategic alternatives for our company and to make recommendations to our board of directors with respect to such alternatives. Although the transaction committee was given authority to conduct and participate in negotiations, the entire board of directors retained the final authority to make any decision to accept or enter into any transaction. At this time, Mr. Cross reported to the board of directors that he had preliminary discussions with Blackstone regarding the retention of our senior management in the surviving corporation but that no specific terms of any arrangements had been discussed or agreed to.

Thereafter, it was noted that Mr. Cross would be invited to participate in portions of the transaction committee meetings to provide the committee with management's input on potential strategic transactions, with the understanding that any negotiations would be managed by the transaction committee or the full board of directors. Our board of directors resolved to commence discussions with representatives of Blackstone and ReAble with the goal of determining whether an acquisition was possible on satisfactory terms and conditions. In addition, our board of directors directed our management team to take no further action with respect to the oral indication of interest from Financial Bidder A because it believed that such discussions would not result in a transaction in the best interests of the company and our stockholders in light of the level of consideration offered thus far. Our board of directors requested that our management team refine the projected financial information previously presented at the April meeting of our board of directors to demonstrate the company's prospects under a growth case, which case is described under "—Projected Financial Information—DJO-Prepared Projected Financial Information." The board of directors also requested that Wachovia Securities continue to review a potential acquisition of our company taking into account our projected financials under the growth case, sensitivities around various inputs such as possible synergies in a transaction with ReAble, pricing and capital structure and the potential future prospects of our company in the absence of such a transaction.

        On June 8, 2007, the board of directors held a special telephonic meeting, in which members of our senior management and our legal and financial advisors participated. The board discussed with our financial advisor its review of our company taking into account our projected financials under the growth case. The board of directors also discussed possible responses to the written indication of interest from Blackstone and ReAble. Our board of directors directed Wachovia Securities to inform representatives of Blackstone that the board was interested in further discussing the possibility of a transaction but that the current offered price range was insufficient to enable our company to engage in exclusive negotiations with Blackstone and ReAble. Our board of directors further authorized entering into a confidentiality agreement with Blackstone and ReAble and, after such agreement was executed, providing further information, including the growth case projections and our management's preliminary analysis regarding potential synergies in a transaction between our company and ReAble, to representatives of Blackstone demonstrating justification for an increased price. Wachovia Securities was instructed to request a revised offer from Blackstone and ReAble indicating a specific price per share.

        On June 9, 2007, we, Blackstone and ReAble entered into a confidentiality agreement, which obligated Blackstone and ReAble, among other things, to maintain the confidentiality of the information to be provided by us to them and of the parties' discussions of a potential transaction. Upon execution of this agreement, Blackstone and its advisors were provided with the financial projections previously discussed by our board of directors and which are described under "—Projected Financial Information—DJO-Prepared Projected Financial Information."

        On June 11, 2007, members of our management team held a teleconference with certain members of ReAble's senior management and representatives of Blackstone to discuss the current and future prospects of the company, as well as the potential synergies available in combining our company with ReAble.

        On June 12, 2007, based on the additional diligence they had performed, Blackstone and ReAble submitted a revised written offer to acquire our company at $49.75 per share. Among other things, the offer included a request for exclusivity.

        On June 13, 2007, our board of directors held a special telephonic meeting to discuss the revised offer. Members of our senior management and our legal and financial advisors also participated in this meeting. At this meeting, Wachovia Securities summarized the discussions that had taken place with representatives of Blackstone and ReAble. The board of directors then discussed possible approaches for continued negotiations to generate an increased offer price from Blackstone and ReAble and, in the event we were to execute a merger agreement with Blackstone and ReAble, the possibility of including a go-shop provision in such agreement. Latham & Watkins also reviewed a series of suggested terms that the board of directors could consider with respect to a potential go-shop provision based on a review of terms in recent transactions. After discussion, the board of directors instructed Wachovia Securities to continue negotiations with Blackstone and to inform Blackstone that it would need to increase its offer further before we would consider entering into any exclusive negotiations.

        On June 14, 2007, our board of directors held a special telephonic meeting, at which the board was updated regarding negotiations with Blackstone and ReAble. Members of our senior management and our legal and financial advisors also participated in this meeting. At the meeting, Wachovia Securities summarized the discussions that had taken place with representatives of Blackstone over the previous 24 hours and informed the board of directors that Blackstone and ReAble had submitted a revised offer of $50.00 per share. Latham & Watkins and Wachovia Securities then reviewed certain go-shop provisions based on other deals in the marketplace. After full discussion, the board of directors instructed Wachovia Securities to negotiate go-shop terms with Blackstone in conjunction with an updated final price. The go-shop terms agreed on by our board of directors included: (i) at least a 45-day (and preferably a 50-day) period following entry into a definitive agreement with Blackstone and ReAble during which we and our representatives could solicit other bidders; (ii) a break-up fee of no more than 1.5% of equity value (including expenses) if the board of directors accepted a superior proposal from a party that delivered such superior proposal (or one reasonably expected to result in a superior proposal) during the go-shop period; (iii) a break-up fee of 3% of equity value (including expenses) if a superior proposal was accepted from a party that had not delivered such offer during the go-shop period; and (iv) a provision requiring that information concerning other potential bidders would not be shared with Blackstone during the go-shop period. In addition, the board of directors determined not to offer Blackstone and ReAble any rights to match the provisions of any superior proposal we received but noted that it would be willing to consider granting such rights. Our board of directors then authorized us to enter into an exclusivity arrangement with Blackstone and ReAble if Blackstone and ReAble agreed to a price of $50.25 or more per share and our acceptable go-shop terms. The board of directors further authorized that such exclusivity period would be for an initial two-week period and, if at the end of this initial period Blackstone confirmed its offer price in writing, it would be granted an additional two weeks of exclusivity to continue conducting due diligence and to prepare a definitive merger agreement.

        Later that evening, in accordance with our board's directives, a representative of Wachovia Securities contacted a representative of Blackstone with our latest proposal, including the proposed go-shop language. Throughout the next day, June 15, 2007, several telephone calls occurred between representatives of Wachovia Securities and Blackstone during which our proposed go-shop terms were discussed. On June 16, 2007, Blackstone agreed to increase the price to $50.25 per share and go-shop terms which included a 50-day go-shop period, our proposed break-up fees, limited information rights and a matching right for ReAble. We, Blackstone and ReAble then executed an exclusivity letter providing for the exclusivity period and go-shop provisions discussed above.

        Starting on June 18, 2007 and continuing through the execution of the merger agreement, we began to make available various financial, legal and other requested documents to representatives of Blackstone and ReAble, their representatives from Credit Suisse, Bank of America, McKinsey & Company, Simpson Thacher & Bartlett LLP, or Simpson Thacher, its counsel, and Deloitte & Touche LLP, an accounting firm retained by Blackstone to assist in the review of our financial statements and related matters.

        On June 19, 2007, members of our senior management team met with representatives of Blackstone and ReAble and their advisors in San Diego, California to provide them with an overview of our overall business strategy, each of our business segments and our preliminary financials.

Representatives of our legal and financial advisors, as well as a member of our board of directors, were also present at this meeting. In addition, representatives of Blackstone, ReAble and McKinsey & Company were given an on-site tour of our manufacturing facility in Mexico. On June 20, 2007, representatives of Blackstone and ReAble held on-site diligence sessions with Mr. Cross, Ms. Capps and other members of our senior management team. On June 29, 2007, Blackstone reaffirmed its offer price of $50.25 per share in writing and, pursuant to the terms of the exclusivity letter, was granted an additional two-week exclusivity period in which to conduct additional diligence and negotiate a definitive merger agreement.

        On July 2, 2007, our board of directors held a special telephonic meeting to review the status of Blackstone's diligence effort and other activities related to the proposed transaction with Blackstone. Members of our senior management and representatives of our legal and financial advisors also participated in this meeting. Representatives of Wachovia Securities summarized the various diligence activities that had occurred since the exclusivity period commenced on June 16, 2007. Representatives of Wachovia Securities noted to the board of directors that the bank and bond markets recently had exhibited fluctuations which could make the financing required by ReAble to complete the transaction more expensive than originally anticipated.

        On July 3, 2007, Latham & Watkins delivered a draft merger agreement for the proposed transaction to Simpson Thacher. Thereafter and through July 15, 2007, numerous telephone conferences occurred between Latham & Watkins and Simpson Thacher and members of our legal and finance departments, and numerous drafts of the merger agreement were exchanged between us and Blackstone and our respective legal and financial advisors.

        On July 6, 2007, Mr. Cross met with a representative of Blackstone at our company headquarters in order to provide the representative with a tour of our facilities and to discuss the status of the proposed transaction.

        On July 9 and 10, 2007, our board of directors convened a meeting to review the status of the transaction with Blackstone and ReAble and various other related matters. Members of our senior management and our legal and financial advisors were also present at this meeting. At this meeting, Mr. Cross requested that our board of directors consider a revision to Wachovia Securities' engagement letter to provide further incentive for Wachovia Securities to seek other potential bidders willing to offer a higher price per share than Blackstone's current offer. After a full discussion, our board of directors authorized management to modify the transaction fee payable to Wachovia Securities such that Wachovia Securities would be paid an increased transaction fee in the event of a transaction involving a higher per share purchase price than currently proposed by Blackstone. Our board of directors then discussed management's potential future role in the surviving corporation. The board of directors noted that while general conversations had taken place between representatives of Blackstone and our senior management with respect to future roles, no specific arrangements for their roles or compensation had taken place. The board of directors instructed management to refrain from engaging in any discussions with Blackstone regarding management's personal role or involvement in a potential transaction or the surviving corporation following a transaction until such time as the board of directors or transaction committee authorized management to do so, and management thereafter complied with these instructions. Finally, a representative of Latham & Watkins provided an overview of the current status of the merger agreement. Also at this board meeting, Wachovia Securities discussed financial aspects of Blackstone's offer.

        Promptly following the full board of directors meeting, the transaction committee convened a meeting to discuss the open deal points that were still under negotiation with Blackstone and ReAble. Members of our senior management and our legal and financial advisors were also present at this meeting. A representative of Latham & Watkins described three principal open points: (i) Blackstone's request for expense reimbursement if our stockholders failed to adopt the merger agreement;

(ii) Blackstone's request for a limitation on Parent's liability equal to $37.4 million in the event the transaction did not close for reasons other than lack of financing; and (iii) Blackstone's request that the board of directors make a determination as to whether a proposal received by an excluded party during the go-shop period was a superior proposal within 15 days after the end of the go-shop period. The committee instructed Latham & Watkins to communicate to Blackstone's counsel that we would not accept points (ii) and (iii) but would consider an expense reimbursement. In addition, the transaction committee instructed Latham & Watkins not to offer any liability cap.

        On July 9, 2007, Simpson Thacher delivered a revised draft of the merger agreement to Latham & Watkins which, among other things, removed the ability for our board of directors to change its recommendation concerning the merger for reasons unrelated to a superior proposal, which we refer to herein as an "unrestricted right to withdraw its recommendation in the exercise of its fiduciary duties." In a subsequent telephone call, a representative of Simpson Thacher communicated to a representative of Latham & Watkins that Blackstone would not accept the inclusion in the merger agreement of an unrestricted right to withdraw its recommendation in the exercise of its fiduciary duties.

        On July 11, 2007, a representative of Blackstone sent a request by e-mail to Mr. Cross for a telephone call to discuss the status of the proposed transaction and, later that day, the two spoke over the telephone about the transaction's open deal points and overall status.

        On July 13, 2007, the transaction committee held a telephonic meeting to discuss the open points in the merger agreement. Our senior management and representatives of our legal and financial advisors participated in the meeting. A representative of Latham & Watkins provided an update on the status of negotiations that had occurred since the board of directors meeting on July 10, 2007, which included a discussion of the remaining open items. These items included a limitation on Parent's liability, expense reimbursement if our stockholders did not adopt the merger agreement and the modification of the board's unrestricted right to withdraw its recommendation in the exercise of its fiduciary duties. Latham & Watkins noted that Blackstone had not changed its position on these open issues in the previous two days. The transaction committee directed Latham & Watkins to continue to negotiate with Simpson Thacher on these issues and authorized Latham & Watkins to engage in discussions with Blackstone regarding the size of a liability cap. Wachovia Securities summarized for our board of directors its recent conversation with Blackstone in which Blackstone inquired whether we would consider a lower price per share because of adverse trends in the financing and debt markets. Mr. Cross also described a similar conversation he had with representatives of Blackstone. The transaction committee directed Mr. Cross to convey to representatives of Blackstone that our board of directors would not consider a lower price per share.

        Throughout the remainder of the day on July 13 and the next day, July 14, Latham & Watkins continued negotiations with Simpson Thacher on the remaining open issues in the merger agreement.

        On July 14, 2007, the transaction committee held two telephonic meetings to review the status of the ongoing negotiations with Blackstone. Members of our senior management and our legal and financial advisors participated in these meetings. At the first meeting in the early afternoon, Latham & Watkins summarized the latest proposal by Blackstone on the remaining open issues, which included Blackstone's proposed liability cap, the proposed limitation on our obligation to reimburse Parent's expenses in the event our stockholders failed to adopt the merger agreement and Blackstone's position on our board of directors' unrestricted right to withdraw its recommendation in the exercise of its fiduciary duties. After discussing the proposal, the transaction committee instructed Latham & Watkins to advise Simpson Thacher, and concurrently Wachovia Securities to advise Blackstone, that we would not negotiate these open issues until we received (i) confirmation that Blackstone's investment committee had approved the merger transaction and (ii) drafts of adequate debt and equity commitment letters evidencing sufficient financing of the transaction.

        During the day, a representative of Blackstone e-mailed Mr. Cross to request a telephone call, following which, the two spoke and discussed the status of the proposed transaction and the likelihood of signing and announcing the deal prior to the expiration of the exclusivity period.

        Following the afternoon meeting, Latham & Watkins and Simpson Thacher held several telephone discussions during which Latham & Watkins communicated our position on the open items and Simpson Thacher communicated Blackstone's response to our request. During the evening of that same day, the transaction committee held a second meeting to discuss the status of the ongoing negotiations on the merger agreement. Latham & Watkins reported to the committee that Blackstone's investment committee had approved the transaction and that Blackstone had increased its proposal with respect to the amount of its liability cap and that Blackstone would accept the board of directors' right to withdraw its recommendation in the exercise of its fiduciary duties under certain circumstances. Finally, Blackstone's position remained unchanged on its request for an expense reimbursement. After a discussion on these points, the committee directed Latham & Watkins to communicate to Simpson Thacher that our acceptance of the revised limitations on our board's right to withdraw its recommendation would be contingent upon Blackstone agreeing to a higher liability cap. Finally, the committee instructed Latham & Watkins to communicate that we would not negotiate any further on these issues.

        That same night, Latham & Watkins communicated our latest proposal to Simpson Thacher, including revised language with respect to the board of directors' right to withdraw its recommendation in the exercise of its fiduciary duties and a higher liability cap for Parent. Simpson Thacher later confirmed that our proposal was acceptable to Blackstone and ReAble and provided drafts of the proposed debt and equity financing commitments, which were subsequently reviewed by the company and our legal and financial advisors. Over the course of the next day, Latham & Watkins and Simpson Thacher made comments to and discussed the merger agreement and the commitment letters, which resulted in final agreed upon forms thereafter.

        On the evening of July 15, 2007, the transaction committee held another telephonic meeting to review the final terms of the definitive agreement. Members of our senior management and our legal and financial advisors participated in this meeting. Latham & Watkins provided an update on the events of the previous night and reviewed the resolution of the previous open issues, including a $100 million limitation on Parent's liability, expense reimbursement of up to $5 million in the event our stockholders did not adopt the merger agreement and the revised right of our board of directors to withdraw its recommendation in the exercise of its fiduciary duties. After this discussion, the committee unanimously resolved to recommend to our board of directors the approval and adoption of the merger agreement and the merger.

        Also on the evening of July 15, 2007, our board of directors held a meeting to consider approval of the merger agreement and the proposed merger. Also participating in the meeting were members of our senior management and our legal and financial advisors. Latham & Watkins reviewed with the board of directors the material terms of the merger agreement and related documentation. At this meeting, Wachovia Securities rendered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated July 15, 2007, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations described in such opinion, the $50.25 per share consideration to be received in the merger by holders of our common stock (other than our company's affiliates who may become holders of beneficial interests in ReAble or its affiliates) was fair, from a financial point of view, to such holders. The transaction committee recommended that the board of directors approve the merger agreement and the merger. After considering the factors described under "—Reasons for the Merger," our board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        Thereafter, we, Parent and Merger Sub executed the merger agreement, we and Blackstone executed the limited guaranty, ReAble and the debt financing providers executed the debt commitment letter and ReAble and Blackstone executed the equity commitment letter.

        On July 16, 2007, prior to the opening of trading on the NYSE, we issued a press release announcing the execution of the merger agreement.

        Following the execution of the merger agreement, at the direction of our board of directors, Wachovia Securities began the process of contacting parties to determine whether they might be interested in exploring a transaction with us that would be superior to the proposed merger. Approximately 74 parties were contacted, comprised of 37 potential strategic buyers and 37 private equity firms. Of the 74 parties contacted, four parties, including one potential strategic buyer, expressed a willingness to receive and evaluate information about us, signed confidentiality agreements and received certain of our non-public materials. In addition, on July 30, 2007, our company received a non-binding preliminary indication of interest from the potential strategic buyer to acquire all of our outstanding capital stock in an all-cash transaction at a price per share of a minimum of $53.00. However, that party later informed us it was unable to arrange the financing required to complete a transaction and declined to proceed in discussions with us. As of the date of this proxy statement, we have not received any takeover proposals. Our transaction committee has continued to hold weekly meetings to monitor the activity during the go-shop period.

Reasons for the Merger

        In evaluating the merger, the transaction committee of our board of directors consulted with our management and legal and financial advisors. In addition, in determining to recommend that our board of directors approve the merger agreement and the merger, our transaction committee considered, and in determining to approve the merger agreement and the merger and recommend that our stockholders adopt the merger agreement, our board of directors considered, a number of factors, including:

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  The fact that the $50.25 per share cash merger consideration represents a 19.4% premium over the closing price of our common stock on July 13, 2007, the most recent trading day prior to execution of the merger agreement, and approximately 25% and 30% premiums over the average closing price for the 30- and 90-day periods ending on that date, respectively.

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  The fact that the consideration to be received by our stockholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value to our stockholders.

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  The terms and conditions of the merger agreement (which the transaction committee and our board of directors believe would not preclude a superior proposal), and the course of negotiation thereof, including:

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  our right to solicit takeover proposals for 50 days after execution of the merger agreement, which period we refer to as the go-shop period;

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  our right, even after the go-shop period and prior to the adoption of the merger agreement by our stockholders, to engage in negotiations with, and provide information to, a third party that makes an unsolicited written takeover proposal if our board of directors, determines in good faith, after consultation with a financial advisor and outside legal counsel, that such takeover proposal constitutes or could reasonably be expected to lead to a superior proposal, and after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law;

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    the relatively low termination fee of $18.7 million, which is approximately 1.5% of the equity value of the transaction, if a termination fee became payable in connection with a takeover proposal made by an excluded party;

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    the closing conditions to the merger, including the fact that the obligations of Parent and Merger Sub under the agreement are not subject to a financing condition;

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    our board of directors' right, in the exercise of its fiduciary duties, to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions (including matching rights in certain circumstances) and the payment of a termination fee of $18.7 million (in connection with a takeover proposal by an excluded party) or $37.4 million (in other circumstances);

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    our right to terminate the merger agreement if the board of directors, in the exercise of its fiduciary duties, changes its recommendation other than in response to a takeover proposal, subject to certain qualifications and conditions and the payment of a termination fee of $37.4 million; and

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    our right to receive a reverse termination fee of $37.4 million from Parent if Parent fails to receive its financing proceeds by specified dates and the merger is otherwise ready to close.

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  The other possible strategic alternatives to the merger, including continuing our operations on a stand-alone basis or seeking acquisition candidates to broaden our product line and the geographic reach of the company, and the feasibility, risks and uncertainties associated with each alternative, including:

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  the risks associated with our ability to meet the financial projections as a stand-alone company and create stockholder value in excess of the merger consideration; and

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  the uncertainty in finding suitable acquisition targets that would provide enhanced value to the company and our stockholders.

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  The fact that the final purchase price was the result of multiple increases by Blackstone made during the process.

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  The nature of the financing commitments received by Parent and Merger Sub with respect to the merger, including (1) the conditions to the obligations of the institutions providing such commitments to fund their commitments and (2) the identities of those institutions and their experience in consummating transactions such as those contemplated by the merger agreement.

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  A guarantee by Blackstone of Parent's and Merger Sub's obligations under the merger agreement of up to $100 million in the aggregate.

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  The written opinion of Wachovia Securities, and its financial presentation, dated July 15, 2007, to our board of directors as to the fairness, from a financial point of view and as of the date of such opinion and based on and subject to the matters set forth in such opinion, of the $50.25 per share consideration to be received in the merger by holders of our common stock (other than our company's affiliates who may become holders of beneficial interests in ReAble or its affiliates), as more fully described under "—Opinion of Our Financial Advisor."

        The transaction committee and our board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

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  The fact that, following the merger, our public stockholders will cease to participate in any future earnings growth of our company or benefit from any future increase in our value.

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  The fact that the ability of Parent and Merger Sub to complete the merger is effectively subject to the receipt of financing by Parent and Merger Sub, and that such financing may not be available for reasons beyond the control of us, Parent and Merger Sub.

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  The restrictions on the conduct of our business prior to completion of the merger which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

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  Our remedy for any breach of the merger agreement by Parent or Merger Sub is limited to $100 million.

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  The $18.7 million or $37.4 million termination fee we must pay under certain circumstances, including if our board of directors accepts a superior proposal.

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  The closing conditions to the merger, including stockholder approval and regulatory approvals.

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  The possible disruption to our business that may result from the announcement of the merger and the resulting distraction of the attention of our management and employees.

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  The relatively high degree of leverage on our company as a result of the financing structure to effect the merger and the resulting risk of a potential fraudulent conveyance in the event of a failure of our company following the merger.

        This discussion summarizes the material factors considered by the transaction committee and our board of directors in their consideration of the merger. After considering these factors, the transaction committee and our board of directors concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the transaction committee and the board of directors, and the complexity of these matters, the committee and the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the committee or the board of directors may have assigned different weights to various factors. The transaction committee unanimously recommended that the board of directors approve the merger agreement and the merger and the board of directors unanimously approved and recommended that our stockholders adopt the merger agreement based upon the totality of the information presented and considered by the board of directors.

Recommendation of the DJO Board of Directors

        Our board of directors, acting upon the unanimous recommendation of the transaction committee of our board of directors, has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared them advisable and in the best interests of our company and our stockholders. Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

Opinion of Our Financial Advisor

        We retained Wachovia Securities to act as our financial advisor in connection with the merger. In connection with this engagement, we requested that Wachovia Securities evaluate the fairness, from a financial point of view, of the consideration to be received in the merger by holders of our common stock. In selecting Wachovia Securities to render such an opinion, our board of directors considered, among other things, Wachovia Securities' reputation and experience in similar transactions and its familiarity with our company. Wachovia Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; valuations; and general corporate advisory services.

        On July 15, 2007, at a meeting of our board of directors held to evaluate the merger, Wachovia Securities delivered to our board of directors its oral opinion, which was confirmed in writing, to the effect that, as of July 15, 2007 and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, its experience as investment bankers and other factors it deemed relevant, the $50.25 per share consideration to be received in the merger by holders of our common stock (other than affiliates of our company who may become holders of beneficial interests in ReAble or its affiliates) was fair, from a financial point of view, to such holders. The full text of Wachovia Securities' written opinion to our board of directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. The following summary is qualified in its entirety by reference to the full text of the opinion. Holders of our common stock are encouraged to read the opinion carefully in its entirety. Wachovia Securities provided its opinion for the information and assistance of our board of directors in connection with its evaluation of the merger consideration from a financial point of view. Wachovia Securities' opinion does not address any other aspect of the proposed merger, does not address the relative merits of the transaction and does not constitute a recommendation as to how any stockholder should vote or act in connection with the proposed merger.

        In arriving at its opinion, Wachovia Securities, among other things:

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  reviewed the merger agreement, including the financial terms of the merger agreement;

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  reviewed our company's Annual Reports to stockholders and Annual Reports on Form 10-K for the last three years ended December 31, 2006;

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  reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q for our company;

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  reviewed certain business, financial and other information regarding our company, a portion of which was publicly available and a portion of which was furnished to Wachovia Securities by our company's management, including financial forecasts prepared by our company's management under alternative business and industry scenarios, and discussed with our company's management the company's operations and prospects, including the historical financial performance and trends in the results of our company's operations;

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  compared certain financial data for our company with similar data regarding certain other publicly traded companies that Wachovia Securities deemed relevant;

  •
  compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed relevant;

  •
  analyzed the estimated present value of the future cash flows of our company based on financial forecasts and other estimates provided by our company's management under alternative business and industry scenarios and other assumptions discussed with and confirmed as reasonable by our company's management;

  •
  reviewed the premiums paid, based on publicly available information, in public transactions that Wachovia Securities deemed relevant;

  •
  participated in discussions and negotiations among representatives of our company, Parent, Blackstone and their respective advisors; and

  •
  considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria, that Wachovia Securities deemed relevant.

        In connection with its review, Wachovia Securities relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and Wachovia Securities did not assume any responsibility for any independent verification of such information. With respect to the financial forecasts relating to our company, Wachovia Securities assumed, at our company's direction, that they were reasonably prepared and reflected the best current estimates and judgments of our company's management as to the future financial performance of our company under the alternative business and industry scenarios reflected in the financial forecasts. Wachovia Securities assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions upon which they are based. In arriving at its opinion, Wachovia Securities did not make and was not provided with any evaluations or appraisals of the assets or liabilities, contingent or otherwise, of our company.

        In rendering its opinion, Wachovia Securities assumed that the merger would be consummated on the terms described in the merger agreement and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents or approvals, no restrictions would be imposed or other actions would be taken that would have an adverse effect on our company or the merger. Wachovia Securities' opinion was necessarily based on economic, market, financial and other conditions and the information made available to Wachovia Securities as of the date of its opinion. Although subsequent developments may affect its opinion, Wachovia Securities does not have any obligation to update, revise or reaffirm its opinion. Wachovia Securities' opinion only addressed the fairness, from a financial point of view, of the merger consideration to the extent expressly specified in the opinion and did not address any other terms or aspects of the merger, including, without limitation, the form or structure of the merger or any other agreements, arrangements or understandings entered into in connection with the merger or otherwise. Wachovia Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties with respect to a possible acquisition of our company; however, at our board's direction, Wachovia Securities held discussions with a third party which previously had contacted our company regarding the possible acquisition of the company, and Wachovia Securities was requested to solicit indications of interest from potential acquirors for a limited period after the date of the merger agreement as permitted under the merger agreement. Wachovia Securities' opinion did not address the relative merits of the merger compared with other business strategies or transactions available or that have been or might be considered by our company's management or board of directors regarding the company, nor did its opinion address the merits of the underlying decision by our company to enter into the merger agreement. Wachovia Securities did not consider, and Wachovia Securities expressed no opinion with respect to, the price at which our common stock would trade following the announcement of the merger. Except as described above, we imposed no other instructions or limitations on Wachovia Securities with respect to the investigations made or the procedures followed by it in rendering its opinion.

        The summary set forth below does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material analyses presented by Wachovia Securities to our board of directors in connection with Wachovia Securities' opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Wachovia Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Accordingly, the analyses reflected in the tables and described below must be considered as a whole, and considering any portion of the analyses, without considering all analyses, could create a misleading or incomplete view of the processes underlying Wachovia Securities' analyses and opinion. Financial data relating to our company utilized by Wachovia Securities in certain of its analyses described below were prepared by our company's management under two cases, both of which reflected our company's actual financial results from the fiscal quarter ended March 31, 2007 and certain guidance published by our company about the full 2007 year on May 8, 2007. The first case, referred to as the base case, derived projections from 2008 through 2012 assuming relatively conservative growth factors. The second case, referred to as the growth case, assumed stronger overall future financial results for the company in 2008 through 2012 than the base case based on, among other things, higher revenue growth, enhanced gross margin and lower operating expenses as a percentage of sales.

        Selected Public Company Analysis.    Using publicly available information, including research analysts' estimates and public filings, Wachovia Securities reviewed financial and stock market information for the following seven selected publicly held companies in the orthopedic industry:

  •
  ArthroCare Corporation

  •
  CONMED Corporation

  •
  Exactech, Inc.

  •
  Hanger Orthopedic Group, Inc.

  •
  Orthofix International N.V.

  •
  Symmetry Medical Inc.

  •
  Wright Medical Group, Inc.

        Wachovia Securities reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on July 13, 2007, plus net debt and minority interests, as a multiple of calendar years 2007 and 2008 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, before stock-based compensation and non-recurring expenses. Wachovia Securities also reviewed equity values of the selected companies based on closing stock prices on July 13, 2007 as a multiple of calendar years 2007 and 2008 estimated earnings per share, commonly referred to as EPS, after stock-based compensation expense. Wachovia Securities then applied a selected range of calendar years 2007 and 2008 EBITDA and EPS multiples derived from the selected companies to corresponding financial data of our company. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the company were based on internal estimates of our company's management under both the base case and the growth case. This analysis indicated the following implied per share equity reference ranges for the company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Ranges for DJO Based on Base Case
2007E EBITDA	2008E EBITDA	2007E EPS	2008E EPS	Per Share Merger Consideration
$40.85 - $48.54	$42.24 - $51.45	$32.58 - $37.02	$38.29 - $44.86	$50.25
Implied Per Share Equity Reference Ranges for DJO Based on Growth Case
2007E EBITDA	2008E EBITDA	2007E EPS	2008E EPS	Per Share Merger Consideration
$40.85 - $48.54	$45.76 - $55.55	$32.58 - $37.02	$42.22 - $49.46	$50.25

        Selected Precedent Transaction Analysis.    Using publicly available information, including public filings and equity research, Wachovia Securities reviewed the following 14 selected transactions involving companies in the orthopedic industry:

Date Closed		Acquiror		Target
•	Pending	•	The Blackstone Group L.P. and others	•	Biomet, Inc.
•	3/28/07	•	Morgan Stanley Principal Investments and Investor AB	•	Molnlycke Health Care AB
•	12/22/06	•	Ossur hf.	•	Gibaud S.A.S.
•	11/4/06	•	The Blackstone Group L.P.	•	Encore Medical Corporation
•	4/7/06	•	DJO	•	Aircast Incorporated
•	1/18/06	•	Ossur hf.	•	Innovation Sports, Inc.
•	12/16/05	•	Montagu Private Equity LLP	•	BSN Medical GmbH & Co. KG
•	7/28/05	•	Ossur hf.	•	Royce Medical Holdings, Inc.
•	12/7/04	•	Tailwind Capital Partners	•	Aircast Incorporated
•	10/4/04	•	Encore Medical Corporation	•	Empi, Inc.
•	6/18/04	•	Biomet, Inc.	•	Interpore International, Inc.
•	12/31/03	•	Orthofix International N.V.	•	BREG, Inc.
•	11/26/03	•	DJO	•	OrthoLogic Corp. (Bone Growth Stimulation Device Business)
•	9/15/03	•	Patterson Dental Company	•	AbilityOne Products Corp.

        Wachovia Securities reviewed, among other things, transaction values, calculated as the purchase prices paid for the target company's equity, plus debt, less cash, in the selected transactions, as a multiple of latest 12 months EBITDA. Wachovia Securities then applied a range of selected latest 12 months EBITDA multiples derived from the selected transactions to our company's latest 12 months (as of March 31, 2007) EBITDA, before stock-based compensation and non-recurring expenses. Financial data for the selected transactions were based on public filings and publicly available financial information at the time of announcement of the relevant transaction. Financial data for the company were based on our company's public filings. This analysis indicated the following implied per share equity reference range for the company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for DJO	Per Share Merger Consideration
$33.56 - $39.91	$50.25

        Discounted Cash Flow Analysis.    Wachovia Securities calculated the estimated present value of the standalone unlevered, after-tax free cash flows that our company could generate during the last half of fiscal year 2007 through the full fiscal year 2012 based on internal estimates of our company's management under both the base case and the growth case. Wachovia Securities calculated a range of terminal values for the company by applying a range of perpetuity growth rates from 4.5% to 5.5% to our company's fiscal year 2012 estimated cash flows. The cash flows and terminal values were then discounted to present value using a range of discount rates from 11.0% to 12.0%. This analysis indicated the following implied per share equity reference ranges for the company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Ranges for DJO
Base Case	Growth Case	Per Share Merger Consideration
$35.77 - $50.37	$48.73 - $67.95	$50.25

        Leveraged Buyout Analysis.    Wachovia Securities performed a leveraged buyout analysis to estimate the theoretical purchase price that could be paid by a hypothetical financial buyer in an acquisition of our company taking into account the potential pro forma leverage structure of the company that could result from financing such acquisition under customary market terms and assuming that such financial buyer would attempt to realize a return on its investment in our company's fiscal year 2012. Financial data for our company were based on internal estimates of our company's management under both the base case and the growth case. Estimated exit values for the company were calculated by applying an exit value multiple of 11.5x to the latest 12 months (as of December 31, 2012) EBITDA of our company, before stock-based compensation and non-recurring expenses and taking into account certain synergies expected by our company's management to result from our company's acquisition in April 2006 of Aircast Incorporated. Wachovia Securities then derived a range of theoretical purchase prices based on an assumed required internal rate of return for a financial buyer of approximately 20% to 25%. This analysis indicated the following implied per share equity reference ranges for the company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Ranges for DJO
Base Case	Growth Case	Per Share Merger Consideration
$46.00 - $50.25	$54.00 - $60.25	$50.25

        Premiums Paid Analysis.    Wachovia Securities reviewed the premiums paid in 85 selected public company transactions announced between January 1, 2004 and July 13, 2007 with transaction values of between $1.0 billion and $2.0 billion relative to the closing stock prices of the target companies in such transactions one trading day, one week and four weeks prior to public announcement of the relevant transaction. Wachovia Securities then applied a range of selected premiums derived from the selected transactions to the closing prices of our common stock on July 13, 2007 and on June 21, 2007, which was the last trading day prior to public announcement by MMI Investments, L.P. of its purchase of a 9.4% ownership stake in the company. This analysis indicated the following implied per share equity reference ranges for the company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Ranges for DJO
Per Share Merger Consideration
	July 13, 2007	June 21, 2007
1 Day Prior	$47.16 - $53.86	$43.75 - $49.96	$50.25
1 Week Prior	$47.24 - $55.26	$43.82 - $51.26
4 Weeks Prior	$49.31 - $56.51	$45.74 - $52.41

Miscellaneous

        In performing its analyses, Wachovia Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond our company's control. No company, transaction or business used in the analyses described above is identical or directly comparable to our company or the transaction. Accordingly, a complete analysis of the results of the foregoing cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial characteristics of the selected companies, transactions or businesses and other factors that could affect the value of the selected companies, transactions or businesses as well as the proposed transaction. Any estimates underlying Wachovia Securities' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        The analyses performed were prepared solely as a part of Wachovia Securities' analysis of the fairness, from a financial point of view, to holders of our common stock (other than affiliates of our company who may become holders of beneficial interests in ReAble or its affiliates), as of July 15, 2007 and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Wachovia Securities' opinion, of the $50.25 per share consideration to be received in the merger by such holders, and were conducted in connection with the delivery by Wachovia Securities of its opinion dated July 15, 2007 to our board of directors.

The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or the prices at which any securities have traded or may trade at any time in the future. The type and amount of consideration payable in the transaction were determined through negotiations between our company and Parent. Wachovia Securities did not recommend any specific consideration to our board of directors or that any given consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of our board of directors. As described above, Wachovia Securities' opinion and analyses were only one of many factors taken into consideration by our board of directors in evaluating the merger. Wachovia Securities' analyses summarized above should not be viewed as determinative of the views of our board of directors or management with respect to the merger or the merger consideration.

        Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. Wachovia Securities has been engaged to act as our financial advisor in connection with the merger and will receive a fee for such services, $2.0 million of which was payable upon delivery of its opinion and approximately $8.5 million of which will be payable upon consummation of the merger. In addition, we have agreed to reimburse certain of Wachovia Securities' expenses and indemnify it against certain liabilities that may arise out of its engagement.

        Wachovia Securities and its affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which Wachovia Securities and such affiliates receive customary fees. In connection with unrelated matters, Wachovia Securities or its affiliates in the past have provided investment banking and other financial services to our company and certain of its affiliates, for which Wachovia Securities and its affiliates have received fees, including acting as (i) financial advisor to our company and certain of our affiliates in connection with certain acquisition transactions and (ii) administrative agent, lead arranger and sole bookrunner for, and lender under, certain credit facilities of our company and certain of our affiliates. Also in connection with unrelated matters, Wachovia Securities or its affiliates in the past have provided and currently are providing investment banking and other financial services to Blackstone and certain of its affiliates, including in connection with certain securities offerings and credit facilities of Blackstone and/or certain of its affiliates, for which Wachovia Securities and its affiliates have received and expect to receive fees. Wachovia Securities also may provide similar or other such services to, and maintain relationships with, DJO, Parent, Blackstone and their respective affiliates in the future. In addition, Wachovia Securities and certain affiliates and employees of Wachovia Securities and its affiliates have investments in Blackstone and certain of its affiliates. In the ordinary course of its business, Wachovia Securities may actively trade or hold the securities of us, Parent, Blackstone and certain affiliates of Blackstone for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Projected Financial Information

DJO-Prepared Projected Financial Information

        While we generally provide revenue and earnings guidance early in each calendar year for that fiscal year, we do not, as a matter of course, publicly disclose projections of future financial performance, earnings or other results for periods beyond such period and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, our senior management did provide projected financial information to Blackstone and other interested parties that executed confidentiality agreements as well as to our board of directors and the transaction committee and their respective advisors in connection with a possible transaction with respect to our company. We have included what we believe to be the material portion of that projected financial information in this proxy statement to provide our stockholders access to certain nonpublic information considered by Blackstone, Parent, Merger Sub, other interested parties that signed confidentiality agreements, our board of directors and the transaction committee and their respective advisors for purposes of considering and evaluating a possible transaction with respect to our company. We refer to these as the "DJO-Prepared Projected Financial Information." The inclusion of the DJO-Prepared Projected Financial Information in this proxy statement should not be regarded as an indication that Blackstone, Parent, Merger Sub, our board of directors or transaction committee or their respective advisors or any other recipient of the DJO-Prepared Projected Financial Information considered, or now considers, it to be necessarily predictive of actual future results.

        The projected financial information was prepared for internal use and for the use of Blackstone and the other interested parties who signed confidentiality agreements, our board of directors and the transaction committee of our board of directors and their respective advisors in connection with a potential transaction and was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. Neither our independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the projected financial information, nor have they expressed any opinion or any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information. Because the projected financial information covers multiple years, such information by its nature becomes more difficult to predict with each successive year. Furthermore, the projections:

  •
  necessarily make numerous assumptions (as discussed below), many of which are beyond the control of our company and may not prove to have been, or may no longer be, reflective of actual future results;

  •
  do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

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  are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation to our stockholders that they will be achieved.

        Readers of this proxy statement are cautioned not to rely on the projected financial information. The projected financial information is not a guarantee of future performance. The information involves risks, uncertainties and assumptions. The future financial results and stockholder value of our company may materially differ from those expressed in the projected financial information due to factors that are beyond our ability to control or predict. We cannot assure you that the projections will be realized or that our future financial results will not materially vary from the projections. The projected financial information does not take into account the merger or any of the transactions contemplated by the merger agreement. We do not intend to update or revise the projections.

        We have filed a Quarterly Report on Form 10-Q for the three months ended June 30, 2007 which contains our actual results for such period. You should review this Quarterly Report and all other financial information we make publicly available. The projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see "Cautionary Statement Regarding Forward-Looking Statements" on page [            ].

        We prepared two scenarios of DJO-Prepared Projected Financial Information that covered the period from 2007 through 2012. The first scenario, referred to as the base case, was prepared for use by our management team and our board of directors at a meeting of the board of directors held on April 18 and 19, 2007 to discuss various alternatives to enhance stockholder value. The base case was prepared as a reasonable, but relatively conservative, estimate of our future financial performance. The base case was derived from our 2007 Operating Plan, as approved by our board of directors, and assumed certain future revenue growth rates and costs of goods sold and operating expense levels that remained relatively consistent throughout the projection period. Our view is that the base case projections, while still subject to a number of risks, are the more likely case to be achieved. The second scenario, referred to as the growth case, was prepared to provide to Blackstone and other interested parties, to reflect possible, but less conservative, assumptions regarding our future operations. The growth case used the same projected results for 2007 as the base case, but assumed more aggressive revenue growth assumptions for 2008 through 2012 and assumed more scalability in our cost structure during that time frame, resulting in lower ratios of costs of goods sold and operating expenses to revenue. The growth case therefore reflects higher revenue, EBITDA and net income in 2008 through 2012 than the base case. We believe that the growth case is less likely to be achieved than the base case and is subject to greater risks than the base case. Neither the base case scenario nor the growth case scenario of the DJO-Prepared Projected Financial Information include the impact of future acquisitions that we may consider, or divestitures of any businesses or product lines we currently own. Both scenarios of the DJO-Prepared Projected Financial Information exclude, for 2007, the impact of certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of our ongoing operations and for all years presented, exclude the impact of stock-based compensation expense. A number of assumptions were made in preparing the DJO-Prepared Projected Financial Information, as follows:

Base Case Scenario Assumptions

  •
  Compounded annual growth rate in consolidated net revenues for the period from 2007 to 2012 is 8.6%, with annual growth rates projected to increase from 8.5% to 8.8% during the period from 2008 to 2012.

  •
  Gross profit margins are projected to increase from 62.7% in 2007 to 68.1% in 2012. Projected gross profit margin improvement through 2009 is based upon the expected full impact of the Aircast integration, the completion of certain vertical integration projects and the favorable impact of an expected increase in the proportion of our higher margin products in our total product mix. After 2009, projected gross profit improvement is generated solely from the favorable impact of an expected increase in the proportion of our higher margin products in our total product mix.

  •
  Operating expenses are projected to decrease from 43.0% of consolidated net revenues in 2007 to 41.6% of consolidated net revenues in 2012. The decrease in operating expenses as a percentage of consolidated net revenues is due solely to the fixed nature of our amortization expense related to acquired intangible assets. All other categories of expense are projected to grow at the same rate that consolidated net revenues are projected to grow.

  •
  EBITDA, as defined, is projected to grow from an estimated 26.1% of consolidated net revenues in 2007 to 30.8% of consolidated net revenues in 2012. Growth in the projected EBITDA margin is driven primarily by the gross margin improvements discussed above. EBITDA is defined as earnings before interest expense, income tax expense, depreciation expense, amortization expense, non-cash stock-based compensation expense, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the company.

  •
  Net income is projected to grow from $44.1 million in 2007, or $1.81 per share, to $114.0 million in 2012, or $4.68 per share.

  •
  The projections assume no change to our projected 2007 fully diluted share count of 24.3 million.

  •
  Capital expenditures are projected to increase from $11.1 million in 2007 to $13.0 million in 2012 and are assumed to reflect both maintenance and growth capital spending requirements.

  •
  Cash flow from operating activities is projected to increase from $78.4 million in 2007 to $143.4 million in 2012, reflecting incremental cash from the annual increases in operating results, partially offset by working capital required to fund our operations.

  •
  All excess cash flow is assumed to be used to repay our outstanding debt balances until those balances reach zero, at which time the projections assume that cash balances will be accumulated and invested.

  •
  The projections assume the weighted average interest rate on our borrowings and our cash balances will be 7.0% and 2.0%, respectively.

  •
  Our tax rate is projected to remain between 40% and 42% during the projections period.

DJO-Prepared Projected Financial Information
Base Case Scenario
(in millions, except per share amounts)

	2007P	2008P	2009P	2010P	2011P	2012P
Net revenues	$482.2	$523.1	$567.8	$616.9	$670.8	$729.9
Gross profit	302.1	342.5	380.0	415.2	454.0	496.9
Income from operations	94.7	119.7	139.7	156.0	173.7	193.3
Net income	44.1	59.8	74.6	87.7	101.3	114.0
Diluted net income per share	1.81	2.46	3.06	3.60	4.16	4.68
EBITDA	126.0	150.9	169.5	187.4	205.4	225.2
Cash flow provided by operations	78.4	93.0	106.3	119.9	132.1	143.4
Capital expenditures	11.1	11.0	12.0	12.0	13.0	13.0

Note: 2007P amounts shown above exclude certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of our ongoing operations and all years exclude stock-based compensation expense.

Growth Case Scenario Assumptions

  •
  Compounded annual growth rate in consolidated net revenues for the period from 2007 to 2012 is 9.9%, with annual growth rates projected to range from 9.8% to 10.1% during the period from 2008 to 2012.

  •
  Gross profit margins are projected to increase from 62.7% in 2007 to 69.3% in 2012. Projected gross profit margin improvement through 2010 is based upon the expected full impact of the Aircast integration, the completion of certain vertical integration projects and the favorable impact of an expected increase in the proportion of our higher margin products in our total product mix. After 2010, projected gross profit improvement is generated solely from the favorable impact of an expected increase in the proportion of our higher margin products in our total product mix.

  •
  Operating expenses are projected to decrease from 43.0% of consolidated net revenues in 2007 to 36.4% of consolidated net revenues in 2012. The decrease in operating expenses as a percentage of consolidated net revenues is due partly to the fixed nature of our amortization expense related to acquired intangible assets. Commissions expense is projected to grow at the same rate that consolidated net revenues grow in each year. All other categories of expense are projected to grow at a slower rate than consolidated net revenues are projected to grow, based on an assumed scalability in our operating expense infrastructure. Sales and marketing expenses are expected to grow at 6% per year, while general and administrative and research and development expenses are expected to grow at 4% per year.

  •
  EBITDA, as defined, is projected to grow from an estimated 26.1% of consolidated net revenues in 2007 to 37.0% of consolidated net revenues in 2012. Growth in the projected EBITDA margin is driven primarily by the gross margin improvements and operating expense scalability discussed above. EBITDA is defined as earnings before interest expense, income tax expense, depreciation expense, amortization expense, non-cash stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of our ongoing operations.

  •
  Net income is projected to grow from $44.1 million in 2007, or $1.81 per share, to $151.2 million in 2012, or $6.21 per share.

  •
  The projections assume no change to our projected 2007 fully diluted share count of 24.3 million.

  •
  Capital expenditures are projected to increase from $11.1 million in 2007 to $13.0 million in 2012 and are assumed to reflect both maintenance and growth capital spending requirements.

  •
  Cash flow from operating activities is projected to increase from $78.4 million in 2007 to $178.9 million in 2012, reflecting incremental cash from the annual increases in operating results, partially offset by working capital required to fund our operations.

  •
  All excess cash flow is assumed to be used to repay our outstanding debt balances until those balances reach zero, at which time the projections assume that cash balances will be accumulated and invested.

  •
  The projections assume the weighted average interest rate on our borrowings and our cash balances will be 7.0% and 2.0%, respectively.

  •
  Our tax rate is projected to remain between 40% and 42% during the projections period.

DJO-Prepared Projected Financial Information
Growth Case Scenario
(in millions, except per share amounts)

	2007P	2008P	2009P	2010P	2011P	2012P
Net revenues	$482.2	$530.4	$583.2	$640.6	$703.6	$774.5
Gross profit	302.1	349.5	393.7	436.8	483.6	536.7
Income from operations	94.7	128.9	159.6	188.4	219.3	254.9
Net income	44.1	65.3	86.5	107.2	128.8	151.2
Diluted net income per share	1.81	2.68	3.55	4.40	5.29	6.21
EBITDA	126.0	160.4	189.9	220.2	251.4	286.9
Cash flow provided by operations	78.4	97.5	117.1	138.4	158.4	178.9
Capital expenditures	11.1	11.0	12.0	12.0	13.0	13.0

Note: 2007P amounts shown above exclude certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of our ongoing operations and all years exclude stock-based compensation expense.

Financing of the Merger

        Parent has informed us that it estimates that the total amount of funds necessary to complete the merger and the related transactions is approximately $1.63 billion, which includes approximately

$1.25 billion to be paid to our stockholders and holders of other equity-based interests in us, with the remaining funds being used to refinance certain existing indebtedness and to pay customary fees and expenses in connection with the proposed merger, the financing arrangements and the related transactions.

        Parent or Merger Sub has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement. The following arrangements are intended to provide the necessary financing for the merger and related transactions.

Equity Financing

        Parent has received an equity commitment letter, dated as of July 15, 2007, pursuant to which Blackstone Capital Partners V L.P., an affiliate of Blackstone, has committed to contribute up to $408.4 million in the aggregate to ReAble Therapeutics, Inc., which will contribute the funds to ReAble Therapeutics Holdings LLC, which will contribute the funds to Parent immediately prior to the closing of the merger. Blackstone may assign portions of its investment to its other related co-investor or alternative investment vehicles provided that such allocations do not reduce Blackstone's commitment to Parent.

        The equity commitment is subject to the terms of the commitment letter as well as satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub to effect the closing of the merger under the merger agreement. The equity commitment letter will terminate automatically and immediately on March 15, 2008 or, if earlier, the date on which the merger agreement is terminated.

Debt Financing

        Parent has received a debt commitment letter, dated as of July 15, 2007, from Credit Suisse Securities (USA) LLC, Credit Suisse, Bank of America, N.A., Banc of America Securities LLC and Banc of America Bridge LLC, which we refer to collectively as the debt financing sources, pursuant to which, subject to the conditions set forth therein:

  •
  the debt financing sources have committed to provide Parent, up to $1.155 billion of senior secured credit facilities, consisting of a $1.055 billion senior secured term loan facility and a $100 million senior secured revolving credit facility for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Parent and its subsidiaries and certain existing indebtedness of our company and its subsidiaries, paying fees and expenses incurred in connection with the merger and the financing thereof and providing ongoing working capital and for other general corporate purposes of Parent and its subsidiaries; and

  •
  the debt financing sources have committed to provide Parent up to $575 million of senior unsecured increasing rate loans under a bridge facility if less than $575 million of senior unsecured notes are issued on or prior to the closing date of the merger, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Parent and its subsidiaries and certain existing indebtedness of our company and its subsidiaries and paying fees and expenses incurred in connection with the merger and the financing thereof.

        The debt commitments expire on either March 15, 2008 (provided that the initial borrowing under the senior secured credit facilities does not occur before that date) or, if earlier, the date on which the merger agreement terminates.

        Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the debt commitment letter. The merger agreement does not contain any condition to the receipt of financing by Parent or Merger Sub; provided, however, that Parent is not required to consummate the merger until the completion of the marketing period (as described in "The Merger Agreement—Effective Time; Closing; Marketing Period").

        Although the debt financing described in this proxy statement is not subject to a due diligence or "market out," such financing may not be considered assured. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

Conditions Precedent to the Debt Commitments

        The availability of the facilities contemplated by the debt commitment letter is subject, among other things, to satisfaction that since December 31, 2006, there shall not have occurred any event, change, effect, development, condition or occurrence, that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect, which term shall have the same meaning as defined in the merger agreement, on our company; consummation of the merger in accordance with the merger agreement (without giving effect to any amendments or waivers by Parent or Merger Sub that are materially adverse to the lenders without the consent of Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, which consent shall not be unreasonably withheld or delayed); the funding of the equity financing, delivery of audited, unaudited and pro forma financial statements; the creation of security interests (subject to certain limitations); and the negotiation, execution and delivery of definitive documentation and, with respect to the bridge loan facilities, the delivery of customary marketing materials for a 144A offering of high yield securities and the completion of the marketing period.

Limited Guaranty

        In connection with the merger agreement, Blackstone Capital Partners V L.P., an affiliate of Blackstone, has absolutely, irrevocably and unconditionally guaranteed all payment obligations of Parent and Merger Sub under certain provisions of the merger agreement up to an aggregate amount of $100 million.

        The guaranty will terminate on the earliest of the effective time of the merger or the second anniversary of any termination of the merger agreement in accordance with its terms, if we have not presented a claim for payment of any of the obligations under the guaranty to either Parent or Merger Sub.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors to approve the merger agreement, you should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. Our board of directors and the transaction committee were aware of these interests. These interests include the following:

Change in Control Severance Agreements

        We expect to enter into change in control severance agreements in September with the executive officers listed in the table below. The change in control severance agreements are intended to provide for continuity of management in the context of a prospective change in control of our company. Following a change in control, as will occur in connection with the merger and related transactions, the change in control severance agreements will remain in effect for a period of two years.

        If an executive's employment is terminated by us without "cause" (as defined below) or if such executive officer terminates employment for "good reason" (as defined below), in each case within three months prior to or two years after the merger, the executive is entitled to the following benefits:

  •
  A lump sum cash payment in an amount equal to the sum of (i) the executive's base salary through the termination date, (ii) any unpaid bonus amounts which have become payable, and (iii) unreimbursed business expenses and accrued vacation pay.

  •
  A lump sum payment equal to the sum of the executive's highest annual rate of base salary during the 12 month period preceding the termination date multiplied by 1.5 (or 2 in the case of our chief executive officer), plus:

  •
  the executive's aggregate annual target bonus for the year of termination; and

  •
  a pro rata portion of the executive's aggregate annual target bonus for the portion of the year of termination during which the executive served as an employee, less any amounts paid from our annual incentive plan for the year of termination.

  •
  A lump sum cash payment of an amount equal to (i) 18 (or 24 in the case of our chief executive officer), multiplied by (ii) the amount by which the monthly premium the executive would be required to pay for continued coverage pursuant to COBRA, for such executive and his or her eligible dependents covered under our health plans as of the termination date, exceeds the contributions required by the executive immediately prior to the termination date.

  •
  A lump sum cash payment of an amount equal to (i) 18 (or 24 in the case of our chief executive officer), multiplied by (ii) the amount by which the total monthly premium paid for accidental death and dismemberment and life insurance coverage as of the termination date exceeds the contributions required by the executive immediately prior to the termination date.

  •
  The full vesting and ability to exercise all outstanding awards of stock options granted to the executive prior to the closing of the merger.

        As a condition to receiving the severance benefits under the change in control severance agreements, an executive must execute a waiver and release of claims in favor of our company.

        If the payments an executive would receive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments shall be either (i) the full amount of such payments or (ii) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the payments being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, results in the executive's receipt, on an after-tax basis, of the greater amount.

        The following table shows the amount of potential cash payments and the value of other severance benefits each executive officer would be entitled to if his or her employment were terminated "without cause" or he or she resigned for "good reason" as of August 31, 2007 (assuming the change in control severance agreements had been entered into and the merger had closed on or before such date):

Name	Base Salary Payment ($)	Bonus Payment ($)	Health Benefits ($)	Life and Accidental Death & Dismemberment Benefits ($)	Total ($)
Leslie H. Cross	1,060,000	612,450	15,417	1,908	1,689,775
Vickie L. Capps	472,500	291,202	11,255	851	775,808
Luke T. Faulstick	472,500	291,202	11,255	851	775,808
Louis T. Ruggiero	472,500	291,202	8,025	851	772,578
Donald M. Roberts	412,500	254,224	9,137	743	676,604
Thomas A. Capizzi	375,000	249,863	10,679	675	636,217

        Under the agreements, "cause" is defined as an executive's:

  •
  conviction of, or plea of guilty or nolo contendere to, a felony or misdemeanor involving moral turpitude;

  •
  indictment for violation of the federal securities laws;

  •
  willful misconduct or gross negligence resulting in material harm to our company;

  •
  willful breach of his or her duties or responsibilities under the agreement;

  •
  fraud, embezzlement, theft or dishonesty against our company or any of our subsidiaries; or

  •
  willful violation of a policy or procedure of our company or any of our subsidiaries resulting in material harm to that party.

        Under the agreements, "good reason" is defined as the occurrence of any one of the following:

  •
  a material diminution in an executive's authority, duties or responsibilities (except if such diminution is solely a result of no longer being publicly held);

  •
  a material diminution in an executive's base compensation, other than any reduction that applies to all executives of the company generally;

  •
  a material change in the geographic location where an executive must work; or

  •
  any other action or inaction that constitutes a material breach by our company or any successor of our obligations to the executive under the agreement.

Treatment of Stock Options

        Upon consummation of the merger, the outstanding stock options to purchase our common stock, whether vested or unvested, will be cancelled in exchange for an amount of cash equal to the product of (i) the number of shares of our common stock subject to such option and (ii) the excess, if any, of $50.25 over the exercise price per share of such option, less applicable taxes. The merger agreement provides that Parent and each holder of a DJO stock option may agree that such holder's stock options will be treated in a different manner.

        The table set forth below shows information for the aggregate number of our stock options held by our directors and executive officers as of July 31, 2007, as well as the number of our stock options as of such date that will become vested upon the closing of the merger (in each case assuming the merger had closed as of such date).

Name	Aggregate Number of DJO Shares Subject to DJO Stock Options	Weighted Average Exercise Price of DJO Stock Options	Number of DJO Shares Subject to Unvested DJO Stock Options	Weighted Average Exercise Price of Unvested DJO Stock Options	Cash Payment to be Received for All DJO Stock Options
Directors
Jack R. Blair	100,000	$22.00	20,000	$38.34	$2,824,550
Mitchell J. Blutt	55,000	$31.05	20,000	$38.34	$1,055,900
Kirby L. Cramer	40,000	$34.15	20,000	$38.34	$644,150
Lesley H. Howe	75,000	$23.76	20,000	$38.34	$1,986,900
W. Thomas Mitchell	45,000	$31.97	20,000	$38.34	$822,550
Charles T. Orsatti	55,000	$31.05	20,000	$38.34	$1,055,900
Lewis Parker	75,000	$24.70	20,000	$38.34	$1,916,100
Executive Officers
Leslie H. Cross	258,428	$28.03	138,750	$33.96	$5,743,461
Vickie L. Capps	144,375	$26.64	69,500	$33.00	$3,409,009
Luke T. Faulstick	92,126	$30.61	66,500	$33.41	$1,809,225
Louis T. Ruggiero	107,728	$28.14	94,500	$28.66	$2,382,289
Donald M. Roberts	104,375	$30.16	68,250	$33.58	$2,096,759

Employee Stock Purchase Plan

        We intend to terminate our employee stock purchase plan immediately prior to the effective time of the merger. The offering currently in progress will be terminated and all outstanding options to purchase shares of our common stock will be exercised immediately prior to the effective time of the merger. To the extent an executive officer is a participant in our employee stock purchase plan, any shares purchased by him or her will be cancelled at the effective time in exchange for the merger consideration.

Indemnification Under the Merger Agreement

        The merger agreement provides that Parent will cause the surviving corporation, to the maximum extent permitted by law, to indemnify and advance expenses to each of our present and former directors and officers and our subsidiaries for costs and liabilities incurred in connection with such person's service as a director or officer at or prior to the effective time of the merger.

        The merger agreement requires that the surviving corporation maintain, for six years from the effective time of the merger, for the benefit of our current directors and officers, liability insurance policies covering acts or omissions occurring at or prior to the effective time with respect to those persons who are currently indemnified parties (as defined in the merger agreement), provided that the premium costs for such policies does not exceed 200% of the annual premiums currently paid by us.

        For a description of the indemnification and insurance of the officers, directors, employees and agents, see "The Merger Agreement—Indemnification; Directors' and Officers' Insurance." This directors' and officers' liability insurance must have terms that are at least as favorable as the policy in effect as of the date of the merger agreement.

Continuation of Benefits Under Employee Benefit Plans

        The merger agreement provides that during the period commencing at the effective time of the merger and ending on the later of December 31, 2008 and the first anniversary of the effective time, our employees as of the effective time will be provided with:

  •
  base salary and bonus opportunities no less than the base salary and bonus opportunities provided by us and our subsidiaries immediately prior to the effective time;

  •
  pension and welfare benefits and perquisites no less favorable in the aggregate than those provided by us and our subsidiaries immediately prior to the effective time; and

  •
  severance benefits no less favorable than those set forth in our separation pay plan in effect on the date of the merger agreement and provided to Parent.

        See "The Merger Agreement—Employee Benefits" for a more complete description of the terms of the Merger Agreement relating to employee benefit matters.

Management Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer entered into any agreement, arrangement or understanding with Parent, Merger Sub or Blackstone regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or Parent. Although no such agreement, arrangement or understanding currently exists, the merger agreement provides that our current officers will continue as officers of the surviving corporation after the merger, which means that such executive officers may in the future enter into new arrangements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of Parent after the closing of the merger.

Regulatory Matters

        In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

  •
  filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the approval of the merger agreement by our stockholders; and

  •
  complying with U.S. federal securities laws.

        The following regulatory approvals are also required in order to complete the merger:

  •
  the expiration or termination of the waiting period applicable to the consummation of the merger under the HSR Act; on July 27, 2007, we and Parent each filed a pre-merger notifications and report form under the HSR Act with the Federal Trade Commission and the Department of Justice and requested an early termination of the waiting period; on August 9, 2007, such early termination under the HSR Act was granted; and

  •
  the expiration or termination of the waiting period applicable to the consummation of the merger under the German Act Against Restraints of Competition; on [                        ], the waiting period was terminated.

Litigation Relating to the Merger

        There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations, inquiries or other proceedings pending or, to our knowledge, threatened against us, any of our subsidiaries or any of their respective assets, properties or rights, which would, individually or in the aggregate, have a material adverse effect on our ability to perform our obligations and consummate the transactions contemplated by the merger agreement.

        Neither our company nor any of our subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any governmental entity which would, individually or in the aggregate, have a material adverse effect on our ability to perform the obligations and consummate the transactions contemplated by the merger agreement.

Accounting Treatment

        We expect that the merger will be accounted for as a business combination using the purchase method of accounting for financial accounting purposes, whereby the purchase price would be allocated to our assets and liabilities based on their relative fair values following Financial Accounting Standards Board Statement of Financial Accounting Standards No. 141, Business Combinations.

Material U.S. Federal Income Tax Consequences

        The following discussion describes the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as such terms are defined below) of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury Regulations promulgated thereunder, which we refer to as the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date of this proxy statement. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. We have not requested a ruling from the IRS with respect to the U.S. federal income tax consequences described in this proxy statement and, accordingly, we cannot assure you that the IRS will not take a contrary position regarding the tax consequences of the merger. The statements in this discussion are not binding on the IRS or any court and, accordingly, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction or the U.S. federal estate or gift tax laws. Accordingly, this discussion is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of our common stock.

        This discussion assumes that holders hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular holder subject to special treatment under U.S. federal income tax law, including but not limited to:

  •
  U.S. expatriates;

  •
  banks of other financial institutions;

  •
  tax-exempt organizations;

  •
  tax-qualified retirement plans;

  •
  regulated investment companies;

  •
  passive foreign investment companies;

  •
  insurance companies;

  •
  persons that have a functional currency other than the U.S. dollar;

  •
  traders in securities that elect mark-to-market;

  •
  dealers in securities of foreign currencies;

  •
  brokers or dealers in securities or foreign currencies;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; and

  •
  partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes and partners in such partnerships.

        This discussion does not address the U.S. federal income tax consequences of the merger to holders who acquired our common stock through stock option or stock purchase plan programs or in other compensatory arrangements, nor does it address the receipt of cash in connection with the cancellation of any stock options, restricted stock units, deferred stock and performance awards or other compensatory stock-based awards, or any other matters relating to equity compensation or benefit plans. Except as expressly set forth below, this discussion does not address the U.S. federal income tax consequences of the merger to holders who actually or constructively hold an equity interest in the surviving corporation following the merger. This discussion also does not address the U.S. federal income tax consequences to holders who exercise statutory appraisal rights under Delaware law.

        As used in this discussion, a U.S. holder is any beneficial owner of our common stock who is treated for U.S. federal income tax purposes as:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has validly elected under the applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        A non-U.S. holder is a beneficial owner (other than a partnership) of our common stock other than a U.S. holder.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners will depend on a partner's status and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the particular U.S. federal income tax consequences to them of the merger.

U.S. Holders

Consequences of the Merger

        The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives cash in exchange for our shares of common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Gain or loss recognized on a sale of our common stock must be determined separately for each identifiable block of common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year as of the effective date of the merger. Long-term capital gains of non-corporate U.S. holders will be subject to U.S. federal income tax at a maximum rate of 15%. Capital gains of corporate U.S. holders will be subject to U.S. federal income tax at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Payments made to certain U.S. holders in the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). Certain holders (including corporations) are not subject to backup withholding. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return the substitute Form W-9 that each holder will receive with the letter of transmittal following completion of the merger. The substitute Form W-9 will require a U.S. holder to provide its taxpayer identification number and certify that such holder is a U.S. person, the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. A U.S. holder who fails to provide its correct taxpayer identification number or falsely certifies that it is not subject to backup withholding may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. Holders

Consequences of the Merger

        Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company's common stock at any time during the five years preceding the merger.

        An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        We believe we are not and have not been a "United States real property holding corporation" for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters' rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

        THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT APPLY TO A PARTICULAR HOLDER DEPENDING ON THE PARTICULAR HOLDER'S PARTICULAR SITUATION. THIS DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX CONSIDERATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF OUR COMMON STOCK. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF OUR COMMON STOCK PURSUANT TO THE MERGER, INCLUDING ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

        The text of the merger agreement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties by our company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a company disclosure letter delivered in connection with the signing of the merger agreement, which letter we refer to as the disclosure letter. The disclosure letter contains information that has been included in our general prior public disclosures, as well as potential additional non-public information. While we do not believe that the disclosure letter contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between our company, on the one hand, and Parent and Merger Sub, on the other hand. In addition, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General; The Merger

        At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into DJO and the separate corporate existence of Merger Sub will end. We will be the surviving corporation in the merger and become a wholly-owned subsidiary of Parent, possessing all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub. The certificate of incorporation of Merger Sub in effect immediately prior to the effective time of the merger will become the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation will be "DJO Incorporated". The by-laws of Merger Sub in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation.

        The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. Our officers immediately prior to the effective time of the merger will become the officers of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Effective Time; Closing; Marketing Period

        The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as is agreed upon between the parties and specified in the certificate of merger. The filing of the certificate of merger and the closing will occur on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (or such other date as the parties may agree). Notwithstanding the foregoing, the parties are not required to effect the closing until the earliest of:

  •
  a date during the marketing period specified by Parent on no less than three business days' notice to us (which notice may be conditioned upon the closing of debt financing);

  •
  the final day of the marketing period; and

  •
  11:59 p.m. New York City time on March 15, 2008.

For purposes of the merger agreement, marketing period means the first period of 25 consecutive days after the latest to occur of the date Parent and its financing sources have received from us certain information required to be delivered pursuant to the third bullet point under "Cooperation of DJO" beginning on page [            ] and the business day after the date we file with the SEC our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 throughout and on the last day of which:

  •
  Parent and its financing sources have certain required information from us;

  •
  nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent and Merger Sub (other than receipt of the certificates referred to in those closing conditions) to complete the merger to fail to be satisfied if the closing were to occur during the marketing period; and

  •
  the closing conditions relating to obtaining stockholder approval and relevant governmental consents and approvals and absence of injunctions have been satisfied.

        Notwithstanding the foregoing, (1) the marketing period will end on any earlier date on which Parent consummates its debt financing, (2) August 17 through September 3, 2007, November 16 through November 26, 2007 and December 20, 2007 through January 2, 2008 will not be counted or taken into account for purposes of calculating such 25-consecutive-day period and (3) the marketing period will not be deemed to have commenced if, prior to the completion of the marketing period:

  •
  Ernst & Young LLP withdraws its audit opinion with respect to any financial statements contained in the required information provided by us to Parent, in which case the marketing period will not be deemed to commence at the earliest unless and until a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by Ernst & Young LLP or another independent registered accounting firm reasonably acceptable to Parent;

  •
  we announce any intention to restate any of our financial information included in the required information provided by us to Parent or any such restatement is under consideration or may be a possibility, in which case the marketing period will not be deemed to commence at the earliest unless and until such restatement has been completed and our SEC reports have been amended or we have announced that we have concluded that no restatement will be required in accordance with GAAP; or

  •
  we are delinquent in filing any report with the SEC, in which case the marketing period will not be deemed to commence at the earliest unless and until all such delinquencies have been cured.

        If the financial statements included in the required information provided by us to Parent that is available to Parent on the first day of any such 25-consecutive-day period would not be sufficiently current on any day during such 25-consecutive-day period to permit (1) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 25-consecutive-day period or (2) our independent registered accounting firm to issue a customary comfort letter to purchasers (in accordance with its normal practices and procedures) on the last day of the 25-consecutive-day period, then a new 25-consecutive-day period will commence upon Parent receiving updated required information from us that would be sufficiently current to permit the actions described in (1) and (2) on the last day of such 25-consecutive-day period.

        In the event that prior to February 15, 2008:

  •
  all or any portion of Parent's debt financing structured as high yield financing has not been consummated;

  •
  all closing conditions contained in the merger agreement, other than the delivery of officers' certificates, have been satisfied or waived;

  •
  the closing shall not have occurred; and

  •
  the bridge facilities contemplated by Parent's debt commitment letter (or alternative bridge financing obtained in accordance with the merger agreement) are available in all material respects on the terms and conditions described in such debt commitment letter (or described in replacements thereof on terms and conditions no less favorable to Parent and Merger Sub or alternative financing therefor), then Parent:

  •
  shall use its reasonable best efforts to cause the lenders under such bridge facility to fund proceeds of such bridge financing (or replacement or alternative financing) to be used to replace such privately offered note financing no later than the final day of the marketing period.

Merger Consideration and Conversion of Shares

        Each share of common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $50.25 in cash, without interest and less any applicable withholding taxes, other than the following shares:

  •
  shares held by holders who have properly demanded and perfected their appraisal rights; and

  •
  shares owned by Parent, Merger Sub or any of their direct or any other direct or indirect wholly owned subsidiaries and shares owned by us or any of our direct or indirect wholly owned subsidiaries.

        After the merger is effective, each holder of a certificate representing any shares of common stock (other than shares for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration without interest. See "Appraisal Rights" beginning on page [            ]. In addition, each share of common stock:

  •
  owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares owned by us or any of our direct or indirect wholly-owned subsidiaries, will automatically cease to be outstanding, will be cancelled without payment of any consideration and will cease to exist, except for shares owned by any direct or indirect wholly-owned subsidiary of Parent (other than Merger Sub or the surviving corporation) or us, which shares shall remain outstanding and no payment shall be made in respect thereof; and

  •
  of Merger Sub issued and outstanding immediately prior to the effective time of the merger, will be converted into one share of common stock of the surviving corporation.

Treatment of Stock Options

        At the effective time of the merger, each outstanding option to purchase common stock under our stock option plans, vested or unvested, will be cancelled and only entitle the holder to receive a cash payment equal to the excess, if any, of the per share merger consideration over the per share exercise price of the applicable stock option, multiplied by the number of shares subject to the stock option, less any applicable taxes required to be withheld.

        The effect of the Merger upon our employee stock purchase plan and on our other employee benefit plans is described under "—Employee Benefits" and "—Employee Stock Purchase Plan" beginning on page [            ].

Payment for DJO Common Stock in the Merger

        At the effective time of the merger, Parent will deposit with [            ], the paying agent in the transactions, for the benefit of the holders of common stock, sufficient funds to pay the aggregate per share merger consideration, which we refer to as the exchange fund. Promptly after the effective time of the merger (and in any event within five business days), the surviving corporation will cause the paying agent to mail to each holder of record of our common stock immediately prior to the effective time of the merger, a form of letter of transmittal and instructions to effect the surrender of their stock certificate(s) (or, in the case of book entry shares, how to surrender such shares) in exchange for payment of the per share merger consideration. You should not send in your stock certificates until you receive the letter of transmittal. The letter of transmittal and instructions will tell you what to do if you have lost a certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by Parent, post a bond in a reasonable amount as Parent directs as indemnity against any claim that may be made against Parent or the surviving corporation with respect to that certificate.

        The paying agent will promptly pay you your merger consideration after you have surrendered your certificates (or book entry shares) to the paying agent and provided to the paying agent any other items specified by the letter of transmittal and instructions. The surrendered certificates (or book entry shares) will be cancelled upon delivery of the merger consideration. Interest will not be paid or accrued in respect of cash payments of merger consideration. Parent, Merger Sub, the surviving corporation or the paying agent may reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        Any portion of the exchange fund (including the proceeds of any investments thereof) that remains unclaimed for one year after the effective time of the merger will be delivered to the surviving corporation. Holders of shares outstanding before the effective time of the merger will thereafter be entitled to look only to the surviving corporation for payment of any claims for merger consideration to which they may be entitled. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Representations and Warranties

        In the merger agreement, we, Parent and Merger Sub each made representations and warranties relating to, among other things:

  •
  due organization, good standing and qualification;

  •
  corporate power and authority to enter into and perform obligations under, and enforceability of, the merger agreement;

  •
  required regulatory filings and consents and approvals of governmental entities;

  •
  the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws;

  •
  litigation; and

  •
  information supplied for inclusion in this proxy statement.

        In the merger agreement, Parent and Merger Sub also each made representations and warranties relating to capitalization, the availability of the funds necessary to perform their obligations under the merger agreement, the solvency of Parent and the surviving corporation, guarantees and ownership of shares.

        We also made representations and warranties relating to, among other things:

  •
  capital structure, including indebtedness;

  •
  opinion of our financial advisor;

  •
  company reports filed with the SEC and financial statements;

  •
  absence of certain changes or events since December 31, 2006;

  •
  absence of undisclosed liabilities;

  •
  compliance with the Employee Retirement Income Security Act of 1974, as amended, and other employee benefit matters;

  •
  compliance with applicable laws, including regulatory laws;

  •
  state takeover statutes;

  •
  environmental matters;

  •
  taxes;

  •
  labor matters;

  •
  intellectual property;

  •
  insurance;

  •
  the absence of undisclosed broker's fees;

  •
  material contracts;

  •
  regulatory compliance;

  •
  properties;

  •
  affiliate transactions;

  •
  compliance with the Foreign Corrupt Practices Act;

  •
  matters with respect to material payors and the lack of exclusion from any healthcare program run by any governmental entity; and

  •
  claims related to our products and services.

        Many of our representations and warranties are qualified by a material adverse effect standard. For purposes of the merger agreement, material adverse effect for our company is defined to mean an event, change, effect, development, condition or occurrence (each of which we refer to as a Change) that, when considered individually or in the aggregate with all other Changes, is or would reasonably be expected to be materially adverse to (x) our ability to timely perform our obligations under and consummate the transactions contemplated by the merger agreement or (y) the condition (financial or otherwise), business, assets, liabilities or results of our and our subsidiaries' operations taken as a whole; provided that no Change to the extent resulting from the following shall constitute or be taken into account in determining whether there has been a material adverse effect under clause (x) or (y):

  •
  changes in the economy or financial markets generally in the United States or other countries in which we or any of our subsidiaries conduct operations or that are the result of acts of war or terrorism;

  •
  general changes or developments in any industry in which we and our subsidiaries operate;

  •
  any loss or threatened loss of, or adverse change or threatened adverse change in, our or any of our subsidiaries' relationship with our customers, partners, employees, financing sources or suppliers, or any change in our credit ratings, caused by the pendency or the announcement of the transactions contemplated by the merger agreement;

  •
  any action or omission expressly required pursuant to the terms of the merger agreement (other than the consummation of the merger itself), or pursuant to the express written request of Parent;

  •
  changes in GAAP and any foreign equivalents thereof or any law after July 15, 2007;

  •
  any failure by us to meet any estimates of revenues or earnings for any period ending on or after the date of the merger agreement in and of itself; provided that this exception in this bullet point shall not prevent or otherwise affect a determination that any Change underlying or contributing to such failure has resulted in, or contributed to, a material adverse effect;

  •
  a decline in the price or trading volume of our common stock on the NYSE in and of itself; provided that the exception in this bullet point shall not prevent or otherwise affect a determination that any Change underlying or contributing to such decline has resulted in, or contributed to, a material adverse effect; and

  •
  reductions in regulatory reimbursement rates affecting us taking effect after the date of the merger agreement and the Changes resulting therefrom;

unless, in the case of the first, second, fifth and eighth bullet points above, such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, when compared to other companies operating in the same industries in which we or our subsidiaries operate.

Agreements Relating to Our Interim Operations

        We are subject to restrictions on our conduct and operations until the merger is completed. We have agreed that, prior to the effective time of the merger, we will conduct our business in the ordinary and usual course consistent with past practice and use reasonable best efforts to maintain and preserve our business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, employees and business associates. We have also agreed, with some exceptions, that we will not do any of the following without the prior written consent of Parent:

  •
  adopt or propose any change in our certificate of incorporation or by-laws or other applicable governing instruments or other similar organizational documents of any of our subsidiaries;

  •
  merge or consolidate our company or any of our subsidiaries with any other person, except for any such transactions among our wholly-owned subsidiaries, or restructure, reorganize or completely or partially liquidate;

  •
  acquire assets outside of the ordinary course of business from any other person or with a value or purchase price in the aggregate in excess of $5 million in any transaction or series of related transactions;

  •
  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of our or our subsidiaries' capital stock (other than (1) the issuance of shares upon the exercise of stock options set forth in our disclosure letter in accordance with the terms of our stock plans or (2) the issuance of shares by a wholly-owned subsidiary of our company to our company or another wholly-owned subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options (including stock options), warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

  •
  make any loans, advances or capital contributions to or investments in any person (other than ourselves or any of our direct or indirect wholly-owned subsidiaries) in excess of $4 million in the aggregate;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock (except for dividends or other distributions by any direct or indirect wholly-owned subsidiary to us or to any of our wholly-owned subsidiaries) or enter into any agreement with respect to the voting of our capital stock;

  •
  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any shares tendered by employees in connection with the exercise of our stock options set forth in our disclosure letter in accordance with the terms of our stock plans);

  •
  incur any indebtedness for borrowed money or guarantee such indebtedness of another person (other than a wholly-owned subsidiary of ours), or issue or sell any debt securities or warrants or other rights to acquire any of our or our subsidiaries' debt securities, except for borrowings and letter of credits issued under our existing revolving credit facility with Wachovia Bank, National Association;

  •
  except as set forth in the capital budgets set forth in our disclosure letter, make or authorize any capital expenditure in excess of $2 million in the aggregate;

  •
  make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP (or any foreign equivalent thereof) or law or by a governmental entity;

  •
  settle, release, waive or compromise any pending or threatened suit, action, claim, arbitration, investigation or litigation or other proceedings (i) for an amount in excess of $1 million or any obligation or liability of ours in excess of such amount, (ii) entailing obligations that would impose any material restrictions on our or our subsidiaries' business or operations or (iii) that is brought by any current, former or purported holder of any of our or our subsidiaries' capital stock or debt securities relating to the transactions contemplated by the merger agreement;

  •
  make or change any material tax election or tax accounting method, settle or compromise any material tax liability other than in the ordinary course of business consistent with past practice, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes other than ordinary course state and local tax inquiries;

  •
  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or otherwise dispose of any assets, product lines or businesses of ours or our subsidiaries, other than inventory, supplies and other assets in the ordinary course of business consistent with past practice;

  •
  except as expressly contemplated by the merger agreement, required pursuant to our benefit plans in effect prior to the date of the merger agreement and listed on our disclosure letter, or as otherwise required by applicable law:

  •
  grant or provide for any severance or termination payments or benefits to any of our directors or officers (who we refer to as the elected officers), or employees, except, in the case of employees who are not elected officers, in the ordinary course of business consistent with past practice;

  •
  increase the compensation, perquisites or benefits payable to any employee, except, in the case of employees who are not our elected officers, increases in the ordinary course of business consistent with past practice;

  •
  grant any equity or equity-based awards that may be settled in shares of common stock, preferred shares or any other of our or our subsidiaries' securities or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any shares of common stock, preferred shares or any other of our securities or subsidiary securities;

  •
  accelerate the vesting or payment of any compensation payable or benefits provided or to become payable or provided to any employee; or

  •
  terminate or materially amend any existing, or adopt any new, benefit plan (other than changes made in the ordinary course of business consistent with past practice or as may be necessary to comply with applicable laws, in either case that do not materially increase the costs of any such benefit plans);

  •
  except as required by applicable laws, enter into, amend or extend any material collective bargaining agreement or other labor agreement;

  •
  except to the extent necessary to take any actions contemplated by the merger agreement, take any action to render inapplicable, or to exempt any third party from, any standstill arrangements or the provisions of any takeover statutes;

  •
  enter into, amend, cancel or modify any material contract or any contract that would be a material contract if in effect on the date of the merger agreement;

  •
  cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, us or any of our subsidiaries), except for cancellations made or waivers granted with respect to claims other than indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than indebtedness which are cancelled or waived in connection with the settlement of the actions referred to in, and to the extent permitted by the eleventh bullet above;

  •
  fail to maintain in full force and effect the material insurance policies covering us and our subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

  •
  enter into any agreement with a New Jersey governmental entity pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. that could reasonably be expected to (i) require us to establish a financial assurance exceeding $1 million or (ii) otherwise result in investigation or remediation liabilities exceeding $1 million in the aggregate; or

  •
  except as provided in the merger agreement, agree, authorize or commit to do any of the foregoing or any action which would result in any of the closing conditions to the merger not being satisfied or that would reasonably be expected to result in a material adverse effect.

        In addition, notwithstanding anything to the contrary in the foregoing, we are required to:

  •
  consult with Parent reasonably in advance of any decision to (1) hire any "Executive Officer" (as such term is defined in Rule 3b-7 promulgated under the Exchange Act), promote any existing Executive Officer to a more senior position or otherwise appoint or promote any current director, employee, independent contractor or consultant to an Executive Officer position or (2) adopt any material modification or material deviation from our annual operating plan, as previously provided to Parent; and in each case shall consider in good faith the reasonable recommendations of Parent in connection therewith; and

  •
  except as prohibited by applicable law or as would jeopardize attorney-client privilege (but in such event, use our commercially reasonable efforts to keep Parent fully informed), keep Parent informed, on a current basis, of any material events, discussions, notices or changes with respect to any criminal or material regulatory investigation or action involving us or any of our subsidiaries.

Solicitation Period

        The merger agreement provides that from the date of the merger agreement until 12:01 a.m. New York City time on September 4, 2007 (which September 4, 2007 date we refer to as the no-shop period start date), we and our subsidiaries and our respective officers, directors, employees, agents, advisors and other representatives (which we collectively refer to as our representatives) have the right to:

  •
  initiate, solicit, facilitate and encourage takeover proposals (as defined below), including by way of providing access to non-public information to any other person or group of persons pursuant to a confidentiality agreement that contains terms that are no less favorable in the aggregate to us than the confidentiality agreement signed by Blackstone; provided that we promptly made available to Parent and Merger Sub any material non-public information concerning us or our subsidiaries that was made available to any person given such access which was not previously made available to Parent and Merger Sub; and

  •
  enter into and maintain or continue discussions or negotiations with respect to takeover proposals or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations regarding a takeover proposal.

        Within two business days after the no-shop period start date, we are required to advise Parent of the number (but not identity) of excluded parties (as defined below) and provide to Parent a written summary of the material terms of any takeover proposal (as defined below) from an excluded party.

        For purposes of the merger agreement, a takeover proposal means any proposal or offer, on its most recently amended and modified terms, from any person or group of persons other than Parent and its affiliates relating to:

  •
  any direct or indirect acquisition or purchase of 15% or more of our or our subsidiaries' consolidated assets or consolidated revenues;

  •
  any direct or indirect acquisition or purchase of 15% or more of our outstanding common stock;

  •
  any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of our outstanding common stock; or

  •
  any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us that if consummated would result in holders of our shares of common stock immediately prior to such transaction owning less than 85% of our outstanding voting power or our resulting parent entity immediately following such transaction, other than the transactions contemplated by the merger agreement.

        For purposes of the merger agreement, an excluded party refers to any person, group of persons or group that includes any person (so long as such person and the other members of such group, if any, who were members of such group immediately prior to the no-shop period start date constitute at least 50% of the equity financing of such group at all times following the no-shop period start date and prior to the termination of the merger agreement) from whom we received after July 15, 2007 and prior to the no-shop period start date a written takeover proposal that the board determined in good faith is bona fide and constituted or could reasonably be expected to result in a superior proposal (as defined under "—No Solicitation of Competing Proposals After the Solicitation Period" below); provided that any excluded party would cease to be an excluded party at such time as the takeover proposal made by such excluded party failed to constitute either a superior proposal or, in the good faith judgment of the board, a takeover proposal that could reasonably be expected to result in a superior proposal.

No Solicitation of Competing Proposals After the Solicitation Period

        The merger agreement provides that, except as may relate to any excluded party and subject to certain other exceptions described below, we and our subsidiaries and our respective directors and officers will, and we will use our reasonable best efforts to cause our other representatives to:

  •
  on the no-shop period start date, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal; and

  •
  from the no-shop period start date until the effective time of the merger or, if earlier, the termination of the merger agreement, not (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information other than in the ordinary course of business) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a takeover proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding a takeover proposal.

        Notwithstanding the restrictions on solicitation described above, if at any time following the no-shop period start date and prior to obtaining stockholder approval of the merger agreement, we receive a written takeover proposal by any person or group of persons made after the no-shop period start date and which did not arise from or in connection with a breach by us of our non-solicitation covenants, we and our representatives may contact such person or group of persons to clarify the terms and conditions of such takeover proposal. Additionally, we may:

  •
  pursuant to a confidentiality agreement that contains terms that are no less favorable in the aggregate to us than the confidentiality agreement signed by Blackstone, furnish information (including non-public information) with respect to us and our subsidiaries to the person or group of persons who made such takeover proposal; and

  •
  engage in or otherwise participate in discussions and negotiations regarding such takeover proposal;

        if our board of directors or any committee thereof determines in good faith:

  •
  after consultation with a financial advisor and outside legal counsel that such takeover proposal constitutes or could reasonably be expected to lead to a superior proposal; and

  •
  after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law.

        The merger agreement requires us to advise Parent of the receipt by us of any takeover proposal made on or after the no-shop period start date within 48 hours of receipt by us, and during such 48 hour period, we shall provide Parent the number of persons or group of persons making such takeover proposals and a written summary of the material terms of such takeover proposal.

        For purposes of the merger agreement, a superior proposal means any bona fide takeover proposal made in writing and not solicited in violation of our covenants, on its most recently amended and modified terms, with all thresholds in the definition of takeover proposal changed to 50%, that is on terms that our board determines, in its good faith judgment, after consultation with a financial advisor and outside legal counsel, would, if consummated, be more favorable from a financial point of view to our stockholders than the transactions contemplated by the merger agreement after taking into account the likelihood and timing of consummation and all material legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such takeover proposal.

Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors

        Requirement to Make Recommendation.    The merger agreement provides that we will take, subject to applicable law and our certificate of incorporation and bylaws, all reasonable action necessary to convene a special meeting of our stockholders as promptly as reasonably practicable to consider and vote upon the approval of the merger agreement. Except in certain limited circumstances described below, our board must recommend, and use its reasonable best efforts to solicit, approval of the merger agreement by our stockholders.

        Subject to certain exceptions, the merger agreement prohibits our board from:

  •
  withdrawing, qualifying or modifying, or proposing publicly to withdraw, qualify or modify, such recommendation in a manner adverse to Parent;

  •
  approving or recommending, or proposing publicly to approve or recommend, any takeover proposal; or

  •
  causing or allowing us or any of our subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (other than certain confidentiality agreements) relating to a takeover proposal.

        We refer to the actions described in the first two bullet points as an adverse recommendation change.

        Change of Recommendation Other than in Response to Takeover Proposal.    Other than in response to a takeover proposal, our board of directors may make an adverse recommendation change at any time prior to the adoption of the merger agreement by the stockholders, if our board of directors determines in good faith, after consultation with its outside counsel, that failure to do so (for reasons other than those relating to our then-current operating or financial performance, unless such operating or financial performance has been materially impacted by an event or result outside the ordinary course of our business and not contemplated by the financial projections provided by us to Parent) would be a breach of its fiduciary duties under applicable law; provided that before taking the foregoing action, we must provide Parent with the opportunity to adjust the terms and conditions of the merger agreement such that the adverse recommendation change is no longer required.

        Change of Recommendation/Termination in Response to Superior Proposal.    Further, at any time prior to obtaining stockholder approval of the merger agreement, if we have received a bona fide written takeover proposal that has not been withdrawn or abandoned and that our board of directors concludes in good faith constitutes a superior proposal after giving effect to the match rights described below, if applicable, our board of directors may:

  •
  make an adverse recommendation change; and/or

  •
  terminate the merger agreement to concurrently enter into a definitive agreement with respect to such superior proposal, provided we concurrently with such termination pay the $18.7 million or $37.4 million termination fee as described in further detail below in "—Effects of Terminating the Merger Agreement."

        Our board of directors may only take the actions described in the immediately preceding paragraph if it has concluded in good faith, after consultation with its outside counsel, that failure to do so would reasonably be expected to result in a breach of its fiduciary duties under applicable law.

        Furthermore, our board of directors may not take either of the foregoing actions unless we have:

  •
  provided Parent and Merger Sub with written notice of the superior proposal at least five calendar days in advance of the intent to effect an adverse recommendation change; and

  •
  negotiated in good faith with Parent and Merger Sub in the five calendar days following Parent's and Merger Sub's receipt of notice of the superior proposal to make such adjustments to the terms and conditions of the merger agreement so that the takeover proposal ceases to constitute a superior proposal.

        If during such period any revisions are made to the superior proposal that our board of directors in its good faith judgment determines are material (which would include an adjustment to the purchase price), we will be required to deliver a new written notice to Parent and Merger Sub and restart the match period but the notice period will be reduced to two business days.

        Nothing in the merger agreement will prohibit us or our board from complying with Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to our stockholders if, in the good faith judgment of the board or any committee thereof, after consultation with outside counsel, the failure to do so would reasonably be expected to violate its obligations under applicable law or is otherwise required under applicable law; provided, however, that neither we nor our board of directors (or any committee thereof) will be permitted to recommend that our stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any takeover proposal), unless our board of directors makes an adverse recommendation change (any such disclosure (other than a "stop, look and listen" communication or similar type contemplated by Rule 14d-9(f) under the Exchange Act) will be considered an adverse recommendation change unless our board of directors expressly reaffirms its recommendation at least two business days prior to our stockholders' meeting if Parent has delivered to us a written request to do so).

Filings and Other Actions

        In the merger agreement, we and Parent have agreed to cooperate with each other and to use our respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement. This includes Parent's willingness to sell or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, disposal and holding separate of, such assets, categories of assets or businesses or other segments of our company after the occurrence of the effective time of the merger and/or Parent or either's respective subsidiaries (in the case of our company, after the occurrence of the effective time of the merger), if such action should be necessary to avoid, prevent, eliminate or remove the actual, anticipated or threatened (1) commencement of any administrative, judicial or other proceeding in any forum by any government antitrust entity or (2) issuance of any order, decree, decision, determination or judgment that would restrain, prevent, enjoin or otherwise prohibit consummation of the merger by any government antitrust entity.

        However, Parent shall not be required to take any action which (A) is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of either Parent (or any of its subsidiaries) or us, taken individually or in the aggregate, or (B) is not conditioned on the consummation of the merger. A sale, divestiture, holding separate or other extraordinary action with respect to any assets of the business or Parent and its subsidiaries or us that generated revenues in excess of $200 million in the aggregate in fiscal year 2006 will be deemed to have a material adverse effect for purposes of this paragraph.

Employee Benefits

        Parent has agreed that, during the period commencing at the effective time of the merger and ending on the later of December 31, 2008 and the first anniversary of the effective time of the merger, our employees as of the effective time of the merger (which we refer to as the current employees) will be provided with:

  •
  base salary and bonus opportunities (including annual and quarterly bonus opportunities and long-term incentive opportunities, but excluding equity and equity- based benefits), which are no less than the base salary and bonus opportunities provided by us and our subsidiaries immediately prior to the effective time of the merger;

  •
  pension and welfare benefits and perquisites (excluding equity and equity-based benefits) that are no less favorable in the aggregate than those provided by us and our subsidiaries immediately prior to the effective time of the merger; and

  •
  severance benefits that are no less favorable than those set forth in our separation pay plan in effect on the date of the merger agreement and provided to Parent.

        Parent will cause any employee benefit plans of Parent or the surviving corporation which the current employees are entitled to participate in from and after the effective time of the merger to take into account for purposes of eligibility, vesting and benefit accrual, service by the current employees with us or any of our subsidiaries prior to the effective time of the merger as if such service were with Parent, to the same extent such service was credited under a comparable plan of us or any of our subsidiaries prior to the effective time of the merger (except to the extent it would result in a duplication of benefits or benefit accruals under any defined benefit pension plan).

Employee Stock Purchase Plan

        The merger agreement provides that prior to the effective time of the merger, the then-current offering period under the dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan (which we refer to as the DJO ESPP) will be terminated and all funds in each participant's account shall be applied toward the purchase of shares of common stock on the terms and conditions set forth under the DJO ESPP. Thereafter, such shares will be entitled to receive the merger consideration on the same basis as other shares of common stock. The merger agreement also requires that we ensure that no new offering periods under the DJO ESPP commence after July 15, 2007.

Indemnification and Insurance of Our Directors and Officers

        The merger agreement provides that, from and after the effective date of the merger, Parent will cause the surviving corporation to indemnify each of our and our subsidiaries' present and former directors and officers against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such person's service as a director or officer at or prior to the effective time of the merger, to the fullest extent permitted under applicable law.

        Prior to the effective time of the merger, we will and, if we are unable to, Parent will cause the surviving corporation as of the effective time of the merger, to obtain and fully pay the premium for "tail" insurance policies with a claims period of at least six years from and after the effective time of the merger from a carrier with the same or better credit rating as our current insurance carrier with respect to directors' and officers' liability insurance, as well as the existing separate Side A policy for our directors and officers, and fiduciary liability insurance, with benefits and levels of coverage that are at least as favorable, in the aggregate, as our existing policies with respect to matters existing or occurring at or prior to the effective time of the merger. If we and the surviving corporation for any reason fail to obtain such "tail" insurance policies as of the effective time of the merger, the surviving corporation of the merger will, and Parent will cause the surviving corporation to, either (1) continue to maintain in effect for a period of at least six years from and after the effective time of the merger the directors' and officers' liability insurance and fiduciary liability insurance in place as of the date of the merger agreement with benefits and levels of coverage at least as favorable as provided in our existing policies as of the date of the merger agreement or (2) use reasonable best efforts to purchase comparable directors' and officers' liability insurance and fiduciary liability insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in our existing policies as of the date of the merger agreement (although neither the surviving corporation nor Parent will be required to expend more than an amount per year equal to 200% of the current annual premiums paid by us for such insurance).

Financing

        Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange its debt financing as promptly as practicable on the terms and conditions described in its debt financing commitment, including using reasonable best efforts to:

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  maintain in effect the debt financing commitment, subject to Parent's replacement and amendment rights;

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  satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the debt financing set forth in the debt financing commitment that are within their control (including by consummating the financing pursuant to the terms of the equity financing commitment and by assisting in the syndication or marketing of the financing contemplated by the debt financing commitment); and

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  enter into definitive financing agreements on the terms and conditions contemplated by the financing commitment or on other terms reasonably acceptable to Parent that would not adversely impact in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitment, Parent has agreed to use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub in an amount sufficient to consummate the transactions contemplated by the merger agreement as promptly as practicable following the occurrence of such event but in no event later than March 15, 2008.

        Parent is required to give us prompt notice of any material breach by any party to the financing commitments of which Parent or Merger Sub becomes aware, or any termination of the financing commitments. Parent is also required to keep us informed on a reasonably current basis of the status of its efforts to arrange the debt financing and provide copies of all documents related to the debt financing (other than any ancillary documents subject to confidentiality agreements) to us.

        See "—Effective Time; Closing; Marketing Period" beginning on page [            ] for information on when Parent may become required to borrow funds under its bridge financings and to use the proceeds thereof to effectuate the closing. Notwithstanding the foregoing financing requirements, Parent's compliance with such requirements shall not relieve Parent of its obligation to consummate the transactions contemplated by the merger agreement whether or not the debt financing is available.

Cooperation of DJO

        Prior to the closing of the merger, we are required to provide to Parent and Merger Sub, and shall cause our subsidiaries to, and to use our reasonable best efforts to cause the respective officers, employees and advisors, including legal and accounting, of our company and our subsidiaries to, provide to Parent and Merger Sub all cooperation reasonably requested by Parent that is reasonably necessary or customary in connection with the Parent's financing (provided that such requested cooperation does not unreasonably interfere with the business or operations of our company and our subsidiaries), including:

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  participating in a reasonable or customary number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies;

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  using commercially reasonable efforts to assist with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary or customary in connection with Parent's financing;

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  using commercially reasonable best efforts to furnish Parent and Merger Sub as promptly as reasonably practicable with financial and other pertinent information regarding our company and our subsidiaries as may be reasonably requested by Parent in connection with the debt financing, including information customarily included in private placement memoranda relating to private placements under Rule 144A promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, to consummate the offering(s) of debt securities contemplated by Parent's debt financing commitment at the time during our fiscal year such offering(s) will be made as soon as such financial and other information becomes available, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-10 of Regulation S-X, but including pro forma financial information and summary guarantor/non-guarantor financial information of the type customarily included in offering documents used in private placements under Rule 144A, and summary quarterly financial information and without giving effect to the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A; 34-54302A; IC-27444A), including audits thereof to the extent so required (which audits need to be unqualified);

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  cooperating with and using reasonable best efforts to assist Parent in procuring accountants' comfort letters and consents, legal opinions, surveys and title insurance and other customary documentation required by the debt financing commitment, in each case as reasonably requested by Parent and, if reasonably requested by Parent or Merger Sub, to cooperate with and assist Parent or Merger Sub in obtaining such documentation and items;

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  using commercially reasonable efforts to provide monthly financial statements (excluding footnotes) within the time frame, and to the extent, we prepare such financial statements in the ordinary course of business;

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  using reasonable best efforts to assist Parent in procuring the execution and delivery, as of the effective time of the merger, by the officers of the surviving corporation and its subsidiaries of any customary pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the surviving corporation or any subsidiary with respect to solvency matters) and otherwise reasonably facilitating, to the extent reasonably requested by Parent, the pledging of collateral (including cooperation, to the extent reasonably requested by Parent, in connection with the pay-off of existing indebtedness and the release of related liens);

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  taking all actions to the extent reasonably requested by Parent necessary to (A) permit the prospective lenders involved in the financing to evaluate our current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; and

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  taking all corporate actions, subject to the occurrence of the closing of the merger, reasonably requested by Parent in connection with the consummation of the debt financing by the surviving corporation and its subsidiaries immediately following the effective time of the merger;

provided that neither we nor any of our subsidiaries shall be required to pay any commitment or other similar fee or incur any other cost or expense that is not reimbursed by Parent in connection with the debt financing prior to the effective time of the merger.

Conditions to the Merger

Conditions to Each Party's Obligations

        Each party's obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

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  the merger agreement must have been approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of our outstanding shares of common stock;

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  all necessary consents and approvals of any governmental entity required for the consummation of the transactions contemplated by the merger agreement shall have been obtained, any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and the German Act Against Restraints of Competition shall have expired or been terminated; and

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  no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other law, rule, legal restraint or prohibition shall be in effect preventing, restraining or rendering illegal the consummation of the merger.

Conditions to Obligations of Parent and Merger Sub

        The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver by Parent of the following additional conditions:

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  our representation and warranty that since December 31, 2006 there has not been a change that, individually or in the aggregate, has had, or would be reasonably expected to have, a material adverse effect must be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of such date and time;

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  our representations and warranties with respect to our capital structure, our authority to enter into and complete the merger, state takeover statutes and brokers and finders must each be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date);

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  all other representations and warranties made by us in the merger agreement, with the exception of those listed above (disregarding all qualifications and exceptions contained therein regarding materiality or material adverse effect), must each be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a material adverse effect;

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  we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing date of the merger; and

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  we must deliver to Parent and Merger Sub at closing an officer's certificate signed on behalf of our company by a senior executive officer of our company with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

Conditions to DJO's Obligations

        Our obligation to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

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  the representations and warranties made by Parent in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not prevent Parent from consummating the merger and performing its obligations under the merger agreement;

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  Parent and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

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  Parent and Merger Sub must deliver to us at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

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  by mutual written consent of us and Parent;

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  by either us or Parent if:

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  the merger is not consummated by 11:59 p.m., New York City time, March 15, 2008, which we refer to as the termination date, whether the termination date is before or after the date of approval by the stockholders;

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    our stockholders, at the stockholders' meeting or at any adjournment or postponement thereof at which the merger agreement was voted on, fail to approve the merger agreement; or

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    any legal restraints permanently restraining, enjoining or otherwise prohibiting consummation of the merger become final and non-appealable (whether before or after the approval of our stockholders);

provided that in each case the right to terminate the merger agreement pursuant to the foregoing provisions is not available to any party that has breached in any material respect its obligations under the merger agreement and such breach proximately contributed to the occurrence of the failure of a condition to the consummation of the merger;

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  by us:

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  prior to obtaining stockholder approval, pursuant to the provisions of the merger agreement described under "—Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors—Change of Recommendation/Termination in Response to Superior Proposal" and provided that concurrently with doing so we pay the termination fee as described below;

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  if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements under the merger agreement in a manner that would give rise to the failure of certain conditions to closing and the breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice is given by us to Parent or (ii) two business days prior to the termination date; provided that we are not then in breach of the merger agreement so as to cause the closing conditions relating to Parent and Merger Sub's obligations to consummate the merger not to be satisfied; or

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  if (1) all of the conditions to the obligations of Parent and Merger Sub (other than the delivery of officers' certificates) have been satisfied and (2) on the earlier of (A) 5:00 p.m., New York City time on the termination date or (B) 5:00 p.m., New York City time on the last day of the marketing period (or, if earlier, such date designated by Parent), Parent and Merger Sub shall have failed to consummate the merger at such time, including because none of Parent, Merger Sub or the surviving corporation shall have obtained the proceeds pursuant to the debt financing (or alternative debt financing as permitted by the merger agreement) sufficient to consummate the transactions contemplated by the merger agreement;

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  by Parent if:

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  our board of directors or any committee thereof shall have made, or resolved to make, an adverse recommendation change or we have failed to include in the proxy statement the recommendation of the board of directors in favor of the adoption of the merger agreement; or

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  we have breached any of our representations, warranties, covenants or agreements under the merger agreement in a manner that would give rise to the failure of certain conditions to closing and the breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice is given by Parent to us or (ii) two business days prior to the termination date; provided that neither Parent nor Merger Sub is then in breach of the merger agreement so as to cause certain conditions to closing to not be satisfied.

Effects of Terminating the Merger Agreement

        If the merger agreement is terminated, the merger agreement becomes void and there shall be no liability or obligation on the part of DJO, Parent or Merger Sub or their respective officers, directors, stockholders or affiliates except with respect to the limited guaranty, certain expense reimbursement and indemnification provisions and the termination and general provisions of the agreement and liability for any willful and knowing breach of the merger agreement, and as provided under "—Fees and Expenses."

        Under certain circumstances we have agreed to pay Parent a termination fee which will be (i) $18.7 million if the fee becomes payable in connection with a takeover proposal from an excluded party or (ii) $37.4 million in all other circumstances. We also have agreed to pay all of Parent's documented expenses up to $5.0 million under specified circumstances.

        We will:

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  pay the termination fee if Parent terminates the merger agreement because our board of directors has made, or resolved to make, an adverse recommendation change or we failed to include the recommendation of our board of directors or any committee thereof in favor of the adoption of the merger agreement in this proxy statement;

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  pay the termination fee if we terminate the merger agreement pursuant to the provisions of the merger agreement described under "—Special Meeting of DJO Stockholders; Recommendation of Our Board of Directors—Change of Recommendation/Termination in Response to Superior Proposal;"

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  pay the termination fee if we or Parent terminates the merger agreement because the merger is not consummated by the termination date, provided that the reason the merger has not been consummated by the termination date is not attributable to a breach by Parent of its obligations under the merger agreement, and:

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  prior to the termination a takeover proposal had been made to us, publicly announced or publicly made known and not publicly withdrawn; and

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  within 12 months after such termination, we or any of our subsidiaries enter into a definitive agreement with respect to, or consummate, any takeover proposal;

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  pay the termination fee, less the amount of any expenses previously paid to Parent, if we or Parent terminate the merger agreement because our stockholders, at the stockholders' meeting or any adjournment thereof at which the merger agreement was voted on, fail to approve the merger agreement, and:

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  prior to the stockholders' meeting a takeover proposal had been made to us, publicly announced or publicly made known and not publicly withdrawn; and

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  within 12 months after such termination, we or any of our subsidiaries enter into a definitive agreement with respect to, or consummate, any takeover proposal;

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  pay the termination fee, less the amount of any expenses previously paid to Parent, if Parent terminates the merger agreement due to a breach of our representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied and such breach is incapable of being cured by the termination date, and:

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  prior to the breach giving rise to Parent's termination right, a takeover proposal had been made to us, publicly announced or publicly made known and not publicly withdrawn; and

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  within 12 months after such termination, we or any of our subsidiaries enter into a definitive agreement with respect to, or consummate, any takeover proposal;

        For purposes of the preceding three bullet points, all references to "15%" in the definition of takeover proposal shall be deemed to be references to "more than 50%."

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  pay Parent's expenses up to a total maximum payment by us of $5 million if we or Parent terminate the merger agreement because our stockholders, at the stockholders' meeting or any adjournment thereof at which the merger agreement was voted on, fail to approve the merger agreement, provided that if at the time of the stockholder's meeting there shall have been an adverse recommendation change unrelated to a superior proposal we shall pay Parent (in lieu of its expenses) the termination fee.

Parent has agreed to pay us a parent termination fee of $37.4 million if we terminate the merger agreement because of a failure by Parent to obtain the debt financing and at the time of such termination and failure the closing conditions have then been satisfied (other than the delivery of officers' certificates).

Limited Remedies; Maximum Recovery

        Payment of the termination fee by us is not to be in lieu of damages incurred by Parent and Merger Sub as a result of our willful or intentional material breach of the merger agreement or alter the rights of Parent and Merger Sub for specific performance as set forth in the merger agreement, but is otherwise the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of the merger agreement by Parent or Merger Sub that entitles Parent or Merger Sub to a termination fee.

        Payment of the termination fee by Parent is not to be in lieu of damages incurred by us as a result of Parent's or Merger Sub's willful or intentional material breach of the merger agreement but is otherwise our sole and exclusive remedy in connection with any termination of the merger agreement by us that entitles us to a termination fee. To the extent that we have incurred damages in connection with the merger agreement to which we are entitled to recover, the maximum aggregate liability of Parent and Merger Sub and their respective representatives and affiliates for those losses or damages will be limited to $100 million in the aggregate and in no event can we seek to recover damages in excess of such amount from Parent, Merger Sub, Blackstone or any of their respective representatives or affiliates. In addition, we cannot seek specific performance against Parent or Merger Sub, except with respect to confidentiality.

Fees and Expenses

        Except as otherwise described under "—Effects of Terminating the Merger Agreement," and subject to certain limited exceptions, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses whether or not the merger is consummated.

Modification or Amendment

        Subject to the provisions of applicable law, at any time prior to the effective time of the merger, the parties may modify or amend the merger agreement by written agreement among the parties.

General Provisions

        The merger agreement is to be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

        The general provisions section of the merger agreement also contains additional provisions regarding the non-survival of representations and warranties and agreements, waiver of conditions, notices, counterparts, third-party beneficiaries, waiver of jury trial, assignment, severability, enforcement of the merger agreement, obligations of subsidiaries and the surviving corporation and the interpretation and construction of the merger agreement.

APPRAISAL RIGHTS

        The following discussion is not a complete statement of appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which explains the procedures and requirements for exercising statutory appraisal rights and which is attached as Annex C to this proxy statement and incorporated herein by reference. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Annex C. This proxy statement constitutes notice to our stockholders concerning the availability of appraisal rights under Section 262 of the DGCL.

        A stockholder who wishes to exercise appraisal rights should carefully review the following discussion and Annex C, as failure to timely and fully comply with the procedures required by Section 262 of the DGCL will result in the loss of appraisal rights.

        Under the DGCL, our stockholders who do not wish to accept the $50.25 per share merger consideration have the right, subject to compliance with the requirements summarized below, to dissent and demand an appraisal by the Delaware Court of Chancery of the "fair value" of their shares of our common stock and to be paid in cash such amount in lieu of the merger consideration that they would otherwise be entitled to receive if the merger is consummated. For this purpose, the fair value of our shares of common stock will be their fair value, excluding any element of value arising from the consummation or expectation of consummation of the merger, and including a fair rate of interest, if any, as determined by that court.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL, including:

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  Written Demand for Appraisal Prior to the Vote at the Special Meeting.    A stockholder must deliver to us a written demand for appraisal, meeting the requirements of Section 262 of the DGCL, before the taking of the stockholders' vote on the adoption of the merger agreement at the special meeting. Voting against or abstaining with respect to the adoption of the merger agreement, failing to return a proxy or returning a proxy voting against or abstaining with respect to the proposal to adopt the merger agreement will not constitute the making of a written demand for appraisal. The written demand for appraisal must be separate from any proxy, abstention from the vote on the merger agreement or vote against the merger agreement. The written demand must reasonably inform us of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of their shares. Failure to timely deliver a written demand for appraisal will cause a stockholder to lose his, her or its appraisal rights.

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  Refrain from Voting For the Proposal to Adopt the Merger Agreement.    In addition to making a written demand for appraisal, a stockholder must not vote his, her or its shares of our common stock for the proposal to adopt the merger agreement. A submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted in favor of the proposal to adopt the merger agreement and will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his, her or its appraisal rights solely by failing to vote if the stockholder satisfies all other provisions of Section 262 of the DGCL.

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  Continuous Ownership of DJO Common Stock.    A stockholder must also continuously hold his, her or its shares of our common stock from the date the stockholder makes the written demand for appraisal through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

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  Petition with the Chancery Court.    Within 120 days after the effective time of the merger (but not thereafter), either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL, which are briefly summarized above, must file a petition in the Delaware Court of Chancery demanding a judicial determination of the value of the shares of our common stock held by all stockholders who are entitled to appraisal rights. This petition in effect initiates a court proceeding in Delaware. We, as the surviving corporation, do not have any intention at this time to file such a petition if a demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, because we have no obligation to file such a petition, if no stockholder files such a petition with the Delaware Court of Chancery within 120 days after the effective time of the merger, appraisal rights will be lost, even if a stockholder has fulfilled all other requirements to exercise appraisal rights. If such a petition is filed, the Delaware Court of Chancery could determine that the fair value of shares of our common stock is more than, the same as, or less than the merger consideration.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in DJO common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our principal executive offices at DJO Incorporated, 1430 Decision Street, Vista, California 92081, Attention: Corporate Secretary. The written demand for appraisal should state the stockholder's name and mailing address, the number of shares of our common stock owned by the stockholder and must reasonably inform us that the stockholder intends thereby to demand appraisal of his, her or its shares of our common stock. Within ten days after the effective time of the merger, we will provide notice of the effective time to all of our stockholders who have complied with Section 262 of the DGCL and have not voted to adopt the merger agreement.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock outstanding in the name of such record owner.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the DGCL may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder within ten days after the stockholders' request is received by us or within ten days after the latest date for delivery of a demand for appraisal under Section 262 of the DGCL, whichever is later.

        Upon the filing of a petition in the Court of Chancery of the State of Delaware within 120 days after the effective time of the merger as set forth above, by a stockholder demanding a determination of the fair value of our common stock, service of a copy of the petition must be made upon us. We must then, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached with us. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice also will be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

        At the hearing on the petition, the Court of Chancery of the State of Delaware will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court of Chancery of the State of Delaware may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also note that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a stockholder who has perfected appraisal rights, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        If a stockholder demands appraisal rights in compliance with the requirements of Section 262 of the DGCL, then, after the effective time of the merger, such stockholder will not be entitled to: (i) vote such stockholder's shares of common stock for any purpose; (ii) receive payment of dividends or other distributions on such stockholder's shares that are payable to stockholders of record at a date after the effective time; or (iii) receive payment of any consideration provided for in the merger agreement.

        A stockholder may withdraw his, her or its demand for appraisal rights by a writing withdrawing his, her or its demand for appraisal and accepting the merger consideration at any time within 60 days after the effective time of the merger, or at any time thereafter with our written approval. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just. If any stockholder withdraws his, her or its demand for appraisal rights, then his, her or its shares of our common stock will be automatically converted into the right to receive $50.25 per share in cash pursuant to the merger agreement, without interest.

        Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder's statutory appraisal rights.

PROPOSAL NO. 2: ADJOURNMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

        We are asking our stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

        Our board of directors recommends that you vote "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Postponements of the Special Meeting

        At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders.

MARKET PRICE OF DJO COMMON STOCK

        Our common stock is listed on the NYSE under the ticker symbol "DJO." As of [            ], 2007, there were [            ] holders of record of our common stock. The following table sets forth, for the indicated calendar periods, the reported intraday high and low sales prices of our common stock on the NYSE Composite Tape and the cash dividends per share of common stock.

	Market Price Range
	High	Low
Fiscal Year Ending December 31, 2007:
Third Quarter (through August 24, 2007)	$53.55	$41.14
Second Quarter	41.98	31.07
First Quarter	44.40	35.84
Fiscal Year Ended December 31, 2006:
Fourth Quarter	45.50	37.35
Third Quarter	43.74	34.20
Second Quarter	43.35	35.00
First Quarter	41.30	26.69
Fiscal Year Ended December 31, 2005:
Fourth Quarter	32.84	25.79
Third Quarter	30.43	23.70
Second Quarter	29.00	24.14
First Quarter	26.50	19.84

        On July 13, 2007, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $42.10 per share. On [            ], the last trading day before the date of this proxy statement, the closing price of our common stock on the NYSE was $[            ] per share. You are encouraged to obtain current market quotations for our common stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock by Certain Beneficial Owners

        The following table sets forth information regarding the ownership of our common stock by persons believed by us to beneficially own more than 5% of our common stock based solely upon filings with the SEC. The percentage ownership of common stock is based on the number of shares outstanding as of July 31, 2007.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.(1)	3,045,448	12.9%
BlackRock, Inc.(2)	3,195,678	13.5%
William Blair & Company, L.L.C.(3)	2,219,027	9.4%
Porter Orlin LLC(4)	1,448,600	6.1%

(1)
Based on the information provided in a Form 13F-HR/A filed on August 17, 2007 for the period ended June 30, 2007. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. According to the Form 13F-HR/A, FMR Corp. has sole voting power over 40,100 such shares and sole dispositive power over all such shares.

(2)
Based on the information provided in a Schedule 13G/A filed on June 7, 2007. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. According to the Schedule 13G/A, BlackRock, Inc. has shared voting and shared dispositive power over all such shares.

(3)
Based on the information provided in a Schedule 13G filed on January 17, 2007. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, Illinois 60606. According to the Schedule 13G, William Blair & Company, L.L.C. has sole voting and sole dispositive power over all such shares.

(4)
Based on the information provided in a Form 13F-HR filed on August 14, 2007 for the period ended June 30, 2007. The address of Porter Orlin LLC is 666 5th Avenue, 34th Floor, New York, New York 10103. According to the Form 13F-HR, Porter Orlin LLC has shared voting and shared dispositive power over all such shares.

Ownership of Common Stock by Directors and Executive Officers

        The following table indicates how many shares of our common stock were beneficially owned as of July 31, 2007 by (i) all directors, (ii) our chief executive officer, chief financial officer, the three most highly-compensated executive officers other than the chief executive officer and chief financial officer, and (iii) all directors and executive officers as a group.

        In general, "beneficial ownership" includes the shares of common stock that a director or executive officer has the power to vote or the power to dispose and stock options or warrants that are exercisable currently or become exercisable or redeemable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Leslie H. Cross(1)(2)	170,726	*
Vickie L. Capps(1)(3)	108,064	*
Luke T. Faulstick(1)(4)	38,795	*
Louis T. Ruggiero(1)(5)	46,165	*
Donald M. Roberts(1)(6)	47,003	*
Jack R. Blair(1)(7)	87,500	*
Mitchell J. Blutt, M.D.(1)(8)	97,420	*
Kirby L. Cramer(1)(9)	44,624	*
Lesley H. Howe(1)(10)	60,000	*
W. Thomas Mitchell(1)(11)	27,000	*
Charles T. Orsatti(1)(12)	52,000	*
Lewis Parker(1)(13)	67,000	*
All directors and executive officers as a group (12 persons)(14)	846,297	3.5%

*
Less than 1%

(1)
The address of Messrs. Blair, Blutt, Cross, Cramer, Faulstick, Howe, Mitchell, Orsatti, Parker, Roberts, and Ruggiero and Ms. Capps is 1430 Decision Street, Vista, CA 92081.

(2)
Includes 119,678 shares issuable upon exercise of currently exercisable options.

(3)
Includes 74,875 shares issuable upon exercise of currently exercisable options.

(4)
Includes 25,626 shares issuable upon exercise of currently exercisable options.

(5)
Includes 40,728 shares issuable upon exercise of currently exercisable options and options which vest within 60 days of July 31, 2007.

(6)
Includes 36,125 shares issuable upon exercise of currently exercisable options.

(7)
Includes 80,000 shares issuable upon exercise of currently exercisable options.

(8)
Includes 35,000 shares issuable upon exercise of currently exercisable options.

(9)
Includes 41,624 shares issuable upon exercise of currently exercisable options and rights to purchase common stock.

(10)
Includes 55,000 shares issuable upon exercise of currently exercisable options.

(11)
Includes 25,000 shares issuable upon exercise of currently exercisable options.

(12)
Includes 35,000 shares issuable upon exercise of currently exercisable options. Also includes 8,600 shares owned by Fairfield Capital Partners, Inc., of which Mr. Orsatti is an officer, director and the majority stockholder, as to which shares Mr. Orsatti disclaims beneficial ownership except to the extent of his pecuniary interest.

(13)
Includes 55,000 shares issuable upon exercise of currently exercisable options.

(14)
Includes 623,656 shares issuable upon exercise of currently exercisable options, options that vest within 60 days of July 31, 2007 and rights to purchase common stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in future meetings of our stockholders. If the merger is not completed and we hold an annual meeting, in order to be eligible for inclusion in our proxy materials for our 2008 annual meeting in which our public stockholders participate, written notice of any stockholder proposal must be received by us a reasonable time before we begin to print and mail our proxy materials for such annual meeting.

        Stockholder proposals intended to be presented at our 2008 annual meeting of stockholders must have been received by us no later than December 29, 2007 and in compliance with applicable laws and regulations. If a stockholder notifies us in writing prior to March 14, 2008 that he or she intends to present a proposal at the 2008 annual meeting, the proxy holders designated by our board of directors may exercise their discretionary voting authority with regard to the stockholder's proposal only if our proxy statement discloses the nature of the stockholder's proposal and the proxy holder's intentions with respect to the proposal. If the stockholder does not notify us by such date, the proxy holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

        Our amended by-laws also establish an advance notice procedure with respect to stockholder proposals. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to our Corporate Secretary. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at our executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. The notice must provide information as required by our amended by-laws and the rules of the SEC. A copy of these by-law requirements will be provided upon request in writing to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

        Our board of directors knows of no other matters to be brought before the special meeting. If any other matters are properly brought before the special meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their judgment of the best interests of our company.

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to DJO Incorporated, 1430 Decision Street, Vista, California 92081-8553, Attention: Director, Investor Relations or contacting us at (760) 727-1280. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to us at the address above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements with the SEC. These reports and statements contain additional information about us. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov and on our website at www.djortho.com under Investors—SEC Filings. The information provided on our website is not part of this proxy statement, and is not incorporated by reference in this proxy statement.

        Reports, proxy statements or other information concerning us also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at DJO Incorporated, 1430 Decision Street, Vista, CA 92081, Attention: Director, Investor Relations, telephone number (760) 727-1280. If you would like to request documents, please do so by [            ], in order to receive them before the special meeting.

        A list of stockholders will be available for inspection by stockholders at DJO's headquarters located at 1430 Decision Street, Vista, CA 92081 during ordinary business hours for a period of ten days prior to the date of the special meeting.

        We are "incorporating by reference" information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference in this proxy statement:

  •
  Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 3, 2007; and

  •
  Current Reports on Form 8-K filed with the SEC on March 12, 2007 and July 16, 2007.

        We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed. The information we file later with the SEC may automatically update and supersede the information contained in this proxy statement. To the extent any information contained in any Current Report on form 8-K, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [            ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Among

REABLE THERAPEUTICS FINANCE LLC,

REACTION ACQUISITION MERGER SUB, INC.

and

DJO INCORPORATED

Dated as of July 15, 2007

A-i

ARTICLE V
REPRESENTATIONS AND WARRANTIES			A-5
5.1	Representations and Warranties of the Company		A-5
	(a)	Organization, Good Standing and Qualification	A-6
	(b)	Capital Structure; Indebtedness	A-7
	(c)	Corporate Authority; Approval and Opinion of Financial Advisor	A-8
	(d)	Governmental Filings; No Violations; Certain Contracts	A-9
	(e)	Company Reports; Financial Statements	A-9
	(f)	Absence of Certain Changes	A-11
	(g)	Litigation and Liabilities	A-11
	(h)	Employee Benefits	A-11
	(i)	Compliance with Laws; Licenses	A-13
	(j)	Takeover Statutes	A-13
	(k)	Environmental Matters	A-14
	(l)	Taxes	A-14
	(m)	Labor Matters	A-16
	(n)	Intellectual Property	A-16
	(o)	Insurance	A-17
	(p)	Brokers and Finders	A-18
	(q)	Material Contracts	A-18
	(r)	Proxy Statement; Other Filings	A-19
	(s)	Regulatory Compliance	A-19
	(t)	Properties	A-21
	(u)	Affiliate Transactions	A-21
	(v)	Foreign Corrupt Practices Act	A-21
	(w)	Payors	A-22
	(x)	Warranties	A-22
5.2	Representations and Warranties of Parent and Merger Sub		A-22
	(a)	Organization, Good Standing and Qualification	A-22
	(b)	Corporate Authority	A-23
	(c)	Governmental Filings; No Violations	A-23
	(d)	Litigation	A-23
	(e)	Financing	A-24
	(f)	Capitalization of Parent and Merger Sub	A-24
	(g)	Solvency	A-25
	(h)	Guaranty	A-25
	(i)	Information Supplied	A-25

A-ii

ARTICLE VI
COVENANTS		A-26
6.1	Interim Operations	A-26
6.2	Solicitation; Change in Recommendation.	A-29
6.3	Proxy Statement	A-33
6.4	Stockholders' Meeting	A-33
6.5	Filings; Other Actions; Notification	A-34
6.6	Access	A-35
6.7	Stock Exchange De-listing	A-36
6.8	Publicity	A-36
6.9	Employee Benefits	A-36
6.10	Expenses	A-37
6.11	Indemnification; Directors' and Officers' Insurance	A-37
6.12	Takeover Statute	A-38
6.13	Financing	A-38
6.14	Director Resignations	A-42
6.15	Rule 16b-3	A-42
6.16	ISRA	A-42
ARTICLE VII
CONDITIONS		A-42
7.1	Conditions to Each Party's Obligation to Effect the Merger	A-42
	(a) Stockholder Approval	A-42
	(b) Governmental Consents and Approvals	A-42
	(c) Injunction	A-42
7.2	Conditions to Obligations of Parent and Merger Sub	A-42
	(a) Representations and Warranties	A-42
	(b) Performance of Obligations of the Company	A-43
7.3	Conditions to Obligation of the Company	A-43
	(a) Representations and Warranties	A-43
	(b) Performance of Obligations of Parent and Merger Sub	A-43
ARTICLE VIII
TERMINATION		A-43
8.1	Termination by Mutual Consent	A-43
8.2	Termination by Either Parent or the Company	A-43
8.3	Termination by the Company	A-44
8.4	Termination by Parent	A-44
8.5	Effect of Termination and Abandonment	A-44

A-iii

ARTICLE IX
MISCELLANEOUS AND GENERAL		A-47
9.1	Survival	A-47
9.2	Modification or Amendment	A-47
9.3	Waiver of Conditions	A-47
9.4	Counterparts	A-47
9.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-47
9.6	Notices	A-48
9.7	Entire Agreement; No Other Representations	A-49
9.8	No Third Party Beneficiaries	A-49
9.9	Obligations of the Company	A-50
9.10	Severability	A-50
9.11	Interpretation	A-50
9.12	Assignment	A-50

A-iv

        Each of the terms set forth below is defined on the page number of this Agreement set forth opposite such term.

Defined Term	Page No.
Acceptable Confidentiality Agreement	A-29
Adverse Recommendation Change	A-31
Agreement	A-1
Applicable Date	A-9
Bankruptcy and Equity Exception	A-8
Benefits Plans	A-11
business day	A-1
By-Laws	A-2
Certificate	A-3
Certificate of Merger	A-2
Change	A-6
Charter	A-2
Closing	A-1
Closing Date	A-1
Code	A-5
Company	A-1
Company Approvals	A-9
Company Board	A-5
Company Disclosure Letter	A-5
Company ESPP	A-37
Company Material Adverse Effect	A-6
Company Option	A-5
Company Recommendation	A-33
Company Reports	A-9
Company Representatives	A-29
Company Stockholder Approval	A-8
Confidentiality Agreement	A-49
Contract	A-9
Current Employees	A-36
D&O Insurance	A-37
Debt Financing	A-24
Debt Financing Commitment	A-24
DGCL	A-1
Dissenting Shares	A-3
Effective Time	A-2
Elected Officers	A-27
Employees	A-11
Environmental Law	A-14
Equity Financing	A-24
Equity Financing Commitment	A-24
ERISA	A-11
ERISA Affiliate	A-12
Exchange Act	A-6
Exchange Fund	A-3
Excluded Party	A-30
Excluded Share	A-2
Excluded Shares	A-2

A-v

Executive Officer	A-28
FD&C Act	A-19
FDA	A-19
FDA Law and Regulation	A-19
Financing	A-24
Financing Commitments	A-24
Foreign Antitrust Laws	A-9
GAAP	A-6
Government Antitrust Entity	A-35
Governmental Entity	A-9
Guaranty	A-1
Hazardous Substance	A-14
Health Care Law	A-20
Health Care Laws	A-20
Health Care License	A-20
HSR Act	A-9
Indemnified Parties	A-37
Initiation Date	A-41
Intellectual Property	A-16
ISRA	A-28
Knowledge	A-11
Laws	A-13
Leases	A-21
Licenses	A-13
Lien	A-7
Marketing Period	A-41
Material Contract	A-18
Merger	A-1
Merger Sub	A-1
Multiemployer Plan	A-11
No-Shop Period Start Date	A-29
Non-U.S. Benefit Plans	A-12
Notice Period	A-32
NYSE	A-7
Other Filings	A-19
Owned Property	A-21
Parent	A-1
Parent Disclosure Letter	A-22
Parent Fee	A-46
Paying Agent	A-3
Payor	A-22
Per Share Merger Consideration	A-2
Person	A-4
Proxy Statement	A-19
Representatives	A-48
Required Information	A-40
Restraints	A-42
Sarbanes-Oxley Act	A-9
SEC	A-9
Securities Act	A-9

A-vi

Share	A-2
Share Equivalents	A-8
Shares	A-2
Significant Subsidiary	A-6
Solvent	A-25
Stock Plans	A-7
Stockholders' Meeting	A-33
Subsidiary	A-6
Superior Proposal	A-31
Surviving Corporation	A-1
Takeover Proposal	A-31
Takeover Statute	A-13
Tax	A-16
Tax Return	A-16
Taxes	A-16
Termination Date	A-43
Termination Fee	A-45
U.S. Benefit Plans	A-12

A-vii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, a Delaware limited liability company ("Parent"), Reaction Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and DJO Incorporated, a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL");

        WHEREAS, the respective boards of directors of each of Parent and the Company have determined that the Merger is advisable and in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Blackstone Capital Partners V L.P. ("Blackstone" or the "Guarantor") has provided a limited guaranty (a "Guaranty") in favor of the Company; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME

        1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and (c) the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub. The Merger shall have the effects set forth in ARTICLES II, III and IV below and as specified in the DGCL.

        1.2    Closing.    Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 a.m. (New York time) on the second business day following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in ARTICLE VII, the parties shall not be required to effect the Closing until the earliest of (a) a date during the Marketing Period specified by Parent on no less than three business days' notice to the Company (which notice may be conditional upon the closing of the Debt Financing), (b) the final day of the Marketing Period and (c) the Termination Date, subject in each case to the satisfaction or waiver of all the conditions set forth in ARTICLE VII as of the date determined pursuant to this proviso (the date on which the Closing occurs pursuant to this Section 1.2, the "Closing Date"). For purposes of this Agreement, the term "business day" shall mean any day ending at 11:59 p.m. (New York City time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

        1.3    Effective Time.    Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the "Effective Time").

ARTICLE II
CERTIFICATE OF INCORPORATION AND BY-LAWS
OF THE SURVIVING CORPORATION

        2.1    The Certificate of Incorporation.    At the Effective Time, the certificate of incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to be identical to the certificate of incorporation of Merger Sub in the form set forth as Exhibit A hereto (the "Charter"), until thereafter amended as provided therein or by applicable Laws except for Article I of the Charter, which shall read in its entirety as follows: "The name of the corporation is DJO Incorporated."

        2.2    The By-Laws.    At the Effective Time, the by-laws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except as to the name of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable Laws.

ARTICLE III
OFFICERS AND DIRECTORS
OF THE SURVIVING CORPORATION

        3.1    Directors.    The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

        3.2    Officers.    The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

ARTICLE IV
EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

        4.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders:

          (a)    Merger Consideration.    Each share of the common stock, $0.01 par value, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company (each, an "Excluded Share" and collectively, the "Excluded Shares")) shall be converted into the right to receive $50.25 per Share in cash, less any required withholding Taxes as described in Section 4.2(f) and without interest (the "Per Share Merger Consideration"). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a "Certificate") formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

          (b)    Cancellation of Excluded Shares.    Each Excluded Share referred to in Section 4.1(a), except shares owned by any direct or indirect wholly owned Subsidiary of (i) Parent (other than Merger Sub or the Surviving Corporation) or (ii) the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist. Each Share beneficially owned by any direct or indirect wholly owned Subsidiary of (i) Parent (other than Merger Sub or the Surviving Corporation) or (ii) the Company shall remain outstanding and no payment shall be made in respect thereof.

          (c)    Merger Sub.    At the Effective Time, each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Surviving Corporation.

          (d)    Dissenting Shares.    Shares that have not been voted for adoption of this Agreement and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration at or after the Effective Time unless and until the holder of such Shares effectively withdraws his demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall effectively withdraw (in accordance with Section 262(k) of the DGCL) his demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares shall cease to be a Dissenting Share and shall be converted into and represent the right to receive the Per Share Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not make any payments with respect to, or compromise or settle, any demand for appraisal without the written consent of Parent, which consent shall not be unreasonably withheld. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment for such Dissenting Shares under the provisions of Section 262 of the DGCL shall receive payment thereof from the Surviving Corporation and such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

        4.2    Exchange of Certificates for Shares.

          (a)    Paying Agent.    At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company's prior approval (the "Paying Agent"), for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 4.1(a) (such cash being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to Parent. To the extent that there are losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required to make prompt cash payment under Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such payments under Section 4.1(a).

          (b)    Exchange Procedures.    Promptly after the Effective Time (and in any event within five business days), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to (A) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) multiplied by (B) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

          (c)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this ARTICLE IV.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofor complied with this ARTICLE IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)), without any interest thereon; provided, that such holder of Shares shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable Laws. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such

  Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

          (f)    Withholding Rights.    Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Paying Agent, Surviving Corporation, Merger Sub or Parent, as the case may be.

        4.3    Treatment of Stock Plans.

          (a)    Options.    At the Effective Time, except as otherwise agreed in writing by the participant and Parent, each outstanding option to purchase Shares under the Stock Plans, vested or unvested (a "Company Option"), shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the total number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option, less applicable Taxes required to be withheld with respect to such payment.

          (b)    Corporate Actions.    At or prior to the Effective Time, the Company, the board of directors of the Company (the "Company Board") and the compensation and stock option committee of the Company Board, as applicable, shall adopt resolutions to implement the provisions of Section 4.3(a), it being understood that the intention of the parties is that following the Effective Time no holder of any Company Option or any participant in any Stock Plan or other employee benefit arrangement of the Company shall have any right thereunder to acquire any capital stock (including any phantom stock, stock appreciation right or other equity or equity-based right) of the Company, any Subsidiary or the Surviving Corporation.

        4.4    Adjustments to Prevent Dilution.    In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        5.1    Representations and Warranties of the Company.

        Except as set forth (i) in (A) the Company Reports filed with the SEC from and after December 31, 2006 through and including the date hereof or (B) the Form 8-K previously disclosed to Parent and to be filed in connection with the announcement of this Agreement (but, in any case, only to the extent (x) such disclosure does not constitute a "risk factor" or a "forward-looking statement" under the heading "Forward-Looking Statements" in any of such Company Reports and (y) the applicability of such disclosure to a section or subsection of these representations and warranties is reasonably apparent) or (ii) in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the "Company Disclosure

Letter") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent except in the case of the disclosure applicable to qualifying the representation set forth on Section 5.1(f) which shall be set forth only on Section 5.1(f) of the Company Disclosure Letter) the Company hereby represents and warrants to Parent and Merger Sub that:

          (a)    Organization, Good Standing and Qualification.

          Each of the Company and its Subsidiaries (x) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (with respect to clause (z) above only), or to have such power or authority, would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) "Significant Subsidiary" is as defined in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and (iii) "Company Material Adverse Effect" means an event, change, effect, development, condition or occurrence (each a "Change") that, when considered individually or in the aggregate with all other Changes, is or would reasonably be expected to be materially adverse to (x) the ability of the Company to timely perform its obligations under, and consummate the transactions contemplated by, this Agreement or (y) the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole; provided that no Change to the extent resulting from the following shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect under clause (iii)(x) or (iii)(y):

            (A)  changes in the economy or financial markets generally in the United States or other countries in which the Company or any of its Subsidiaries conduct operations or that are the result of acts of war or terrorism;

            (B)  general changes or developments in any industry in which the Company and its Subsidiaries operate;

            (C)  any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, partners, employees, financing sources or suppliers, or any change in the Company's credit ratings, caused by the pendency or the announcement of the transactions contemplated by this Agreement;

            (D)  any action or omission expressly required pursuant to the terms of this Agreement (other than the consummation of the Merger itself), or pursuant to the express written request of Parent;

            (E)  changes in U.S. generally accepted accounting principles and any foreign equivalents thereof ("GAAP") or any Law after the date hereof;

            (F)  any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement in and of itself; provided that the exception in this clause (F) shall not prevent or otherwise affect a determination that any Change underlying or contributing to such failure has resulted in, or contributed to, a Company Material Adverse Effect;

            (G)  a decline in the price or trading volume of the Company common stock on the New York Stock Exchange (the "NYSE") in and of itself; provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any Change underlying or contributing to such decline has resulted in, or contributed to, a Company Material Adverse Effect; and

            (H)  reductions in regulatory reimbursement rates affecting the Company taking effect after the date hereof and the Changes resulting therefrom;

  unless, in the case of the foregoing clauses (A), (B) (E) and (H) such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries in which the Company or its Subsidiaries operate.

          (b)    Capital Structure; Indebtedness.

              (i)  The authorized capital stock of the Company consists of 39,000,000 Shares, of which 23,627,935 Shares were outstanding as of the close of business on June 30, 2007, and 1,000,000 shares of preferred stock, none of which were outstanding as of the date hereof. Since June 30, 2007, the Company has not issued any Shares other than the issuance of Shares upon the exercise in accordance with the terms of the Stock Plans of Company Options outstanding on such date disclosed in Section 5.1(b)(i) of the Company Disclosure Letter, and since June 30, 2007 the Company has not issued any Share Equivalents. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the date of this Agreement, other than Shares reserved for issuance under the dj Orthopedics, Inc. Fifth Amended and Restated 1999 Stock Option Plan, dj Orthopedics, Inc. 2001 Omnibus Plan, dj Orthopedics, Inc. 2001 Non-Employee Directors' Stock Option Plan and the dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan (collectively, the "Stock Plans"), the Company has no Shares reserved for issuance. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list as of June 30, 2007 of Company Options outstanding under the Stock Plans, including the holder, date of grant, term, number of Shares subject to each Company Option and exercise price. The exercise price per Share applicable to each Company Option was, on the applicable grant date, no less than the fair market value (as such term is defined in the Stock Plans) of the underlying Share on such date. Other than the Company Options, the Company and its Subsidiaries have not issued or granted any restricted stock, performance stock units, restricted stock units or any other equity or equity-based awards (including cash-settled awards) under the Stock Plans or otherwise. Each of the outstanding shares of capital stock or other equity securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim, option to purchase or lease or other encumbrance (each, a "Lien"). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any

    Person a right to subscribe for or acquire, any equity securities of the Company or any of its Significant Subsidiaries, or contractual obligations of the Company or any of its Subsidiaries to make any payments directly or indirectly based (in whole or in part) on the price or value of the Shares or preferred shares, and no securities or obligations evidencing such rights ("Share Equivalents") are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Significant Subsidiaries on any matter. For purposes of this Agreement, a wholly owned Subsidiary of the Company shall include any Subsidiary of the Company of which all of the shares of capital stock of such Subsidiary other than director qualifying shares are owned by the Company (or a wholly owned Subsidiary of the Company).

             (ii)  The only outstanding indebtedness for borrowed money of the Company and its Subsidiaries (not including intercompany amounts) is set forth in Section 5.1(b)(ii) of the Company Disclosure Letter.

          (c)    Corporate Authority; Approval and Opinion of Financial Advisor.

              (i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to, with respect to the Merger, the affirmative vote of at least a majority of the outstanding Shares entitled to vote to approve and adopt this Agreement and the Merger (the "Company Stockholder Approval"). The Company Stockholder Approval is the only action of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

             (ii)  The Company Board at a meeting duly called and held, has by unanimous vote of the directors, (A) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (B) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interest of the Company and its stockholders, (C) resolved (subject to Section 6.2) to recommend this Agreement and the Merger to its stockholders for approval and adoption, and (D) directed that this Agreement and the Merger be submitted to its stockholders for consideration in accordance with this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement or approve the transactions contemplated by this Agreement under applicable Law. The Company Board has received the opinion of Wachovia Capital Markets, LLC to the effect that, as of the date of such opinion, the $50.25 per share merger consideration to be received by holders of the Shares (other than as set forth in such opinion) is fair, from a financial point of view, to such holders, subject to the qualifications set forth therein, a complete and correct signed copy of which opinion will be delivered to Parent, solely for informational purposes, after receipt thereof by the Company.

          (d)    Governmental Filings; No Violations; Certain Contracts.

              (i)  Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), (C) the foreign antitrust and merger control laws listed on Section 5.1(d)(i)(C) of the Company Disclosure Letter (the "Foreign Antitrust Laws"), (D) under the Exchange Act, (E) under the rules of the NYSE and (F) set forth on Section 5.1(d)(i)(F) of the Company Disclosure Letter (the "Company Approvals"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a "Governmental Entity"), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

             (ii)  The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of the Company or any of its Significant Subsidiaries pursuant to any material agreement, lease, license, contract, note, mortgage, indenture, arrangement, commitment, bond or other obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or, (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (e)    Company Reports; Financial Statements.

              (i)  The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities Exchange Commission (the "SEC") under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") since December 31, 2004 (the "Applicable Date") (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the "Company Reports"). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (ii)  The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

            (iii)  Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of information or notes not required by GAAP to be included in interim financial statements and to normal year-end adjustments), and in each case have been prepared in accordance with GAAP applied on a consistent basis, except as may be noted therein.

            (iv)  The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls and financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that are sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Company Board that they have identified (A) no significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to materially and adversely affect the Company's ability to record, process, summarize and report financial information and (B) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. As of December 31, 2006, the Company has concluded, following an evaluation under the supervision and with the participation of the Company's principal executive officer and its principal financial officer of the effectiveness of the Company's disclosure controls and procedures, that the Company's disclosure controls and procedures were effective. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

             (v)  The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since the Applicable Date and prior to the date hereof. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any Company Report.

          (f)    Absence of Certain Changes.    Since December 31, 2006 there has not been any Change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Since December 31, 2006 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses consistent with past practices and have not taken any action which, if it had been taken after the date hereof, would have required the prior written consent of Parent pursuant to clauses (A), (B), (C), (E), (F), (G), (H), (I), (J), (K), (L), (M), (N), (R) and (S) of Section 6.1 (assuming any applicable threshold contained therein was already fully surpassed), and neither the Company nor any of its Subsidiaries has suffered any damage, destruction or loss (whether or not covered by insurance) other than in the ordinary course of business and consistent with past practice.

          (g)    Litigation and Liabilities.

              (i)  There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations, inquiries or other proceedings pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective assets, properties or rights, which would, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which would, individually or in the aggregate, have a Company Material Adverse Effect. This Section 5.1(g)(i) does not apply to litigation and liabilities relating to compliance with Health Care Laws, which is addressed in Section 5.1(s) hereunder.

             (ii)  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), whether or not required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations (A) set forth in the Company's consolidated balance sheet as of December 31, 2006 included in the Company Reports, (B) incurred in the ordinary course of business consistent with past practice since December 31, 2006, (C) incurred in connection with the Merger or the transactions contemplated by this Agreement, or (D) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            The term "Knowledge" when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 5.1(g) of the Company Disclosure Letter without obligation of any further review or inquiry, and does not include information of which they may be deemed to have constructive knowledge only.

          (h)    Employee Benefits.

              (i)  All material employee benefit plans covering current or former officers, directors, employees of the Company or its Subsidiaries (collectively, the "Employees") or current or former independent contractors or consultants of the Company or its Subsidiaries, or under which there is or could be a financial obligation of the Company or any of its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, "multiemployer plans" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"), and deferred compensation, stock option, stock purchase, stock appreciation rights, other stock or stock based, incentive and bonus, change in control, salary continuation, termination, severance, fringe benefit, collective bargaining, employee loan or other employee benefit plan, program, policy, practice, arrangement or agreement or other employment agreement (whether or not material, the "Benefits Plans"), other than Benefit Plans maintained outside of the United States exclusively for the benefit of Employees working outside of the United States with the exception of statutorily required programs (such plans hereinafter being referred to as "Non-U.S. Benefit Plans"), are listed in Section 5.1(h)(i) of the Company Disclosure Letter. True and complete copies of all Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Letter have been made available to Parent. With respect to each such Benefit Plan, the Company has made available to Parent a true and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise; (ii) the most recent determination letter, if applicable; (iii) any summary plan description, and (iv) for the three most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

             (ii)  Except for such matters that would not, individually or in the aggregate, have a Company Material Adverse Effect:

              (A)  all Benefits Plans, other than Multiemployer Plans and Non U.S. Benefit Plans, (collectively, "U.S. Benefit Plans"), have been established, maintained and operated in compliance with their terms, ERISA, the Code and all other applicable Laws and each U.S. Benefit Plan that is intended to qualify under Section 401 of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification;

              (B)  neither the Company nor any of its Subsidiaries has engaged in a transaction that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA or any other similar provision of non-U.S. Law;

              (C)  neither the Company nor any of its Subsidiaries has or is expected to incur any liability under Title IV of ERISA with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, any Multiemployer Plan or any "multiple employer plan", within the meaning of Section 4063/4064 of ERISA or section 413(c) of the Code, in each case currently or formerly maintained or contributed to by any of them or any other entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate");

              (D)  the Company and its Subsidiaries do not have any unsatisfied withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA;

              (E)  neither the Company nor any Subsidiary has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for Employees, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law;

              (F)  with respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress;

              (G)  all Non-U.S. Benefit Plans have been established, maintained and operated in compliance with their terms and all applicable Laws and each Non-U.S. Benefit Plan intended to qualify for favorable tax treatment outside the United States is so qualified;

              (H)  all Non-U.S. Benefit Plans that are required to be funded are fully funded, and with respect to all other Non-U.S. Benefit Plans, adequate reserves therefore have been established on the accounting statements of the applicable Company or Subsidiary; and

              (I)   all Non-U.S. Benefit Plans are listed in Section 5.1(h)(ii)(I) of the Company Disclosure Letter. The Company has made available true and complete summaries of all material Non-U.S. Benefit Plans.

            (iii)  No Benefit Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could (A) result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (C) limit or restrict the right of the Company to merge, amend or terminate any of the Benefit Plans or (D) result in payments under any of the Benefit Plans which would not be deductible under Section 280G of the Code.

          (i)    Compliance with Laws; Licenses.    The businesses of each of the Company and its Subsidiaries have not been since the Applicable Date, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except with respect to regulatory matters covered by Section 6.5, no material investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries or any Benefit Plan is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity ("Licenses") necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no material civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations, inquiries or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that (a) question or contest the validity of, or seeks the revocation, nonrenewal, deactivation, or suspension of any License or (b) seek the imposition of any condition, administrative sanction, modification or amendment with respect to any License. Section 5.1(i) of the Company Disclosure Letter sets forth a true and complete list of all material Licenses, and all applications required to have been filed for the renewal of each such License have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to each such License have been duly made on a timely basis with the appropriate Governmental Entity. This Section 5.1(i) does not apply to compliance with Health Care Laws or Licenses, which is addressed in Section 5.1(s) hereunder.

          (j)    Takeover Statutes.    No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each a "Takeover Statute") or any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at the Effective Time will be, applicable to this Agreement, the Company, the Shares, the Merger or the other transactions contemplated hereby. The Company has taken all action so that neither Parent nor Merger Sub will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (k)    Environmental Matters.    Except in each case for such matters that would not, individually or in the aggregate, have a Company Material Adverse Effect: (A), the Company and its Subsidiaries have complied at all times since the Applicable Date, and to the Knowledge of the Company, at all times prior to the Applicable Date, with all applicable Environmental Laws; (B) the Company and its Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the business as presently conducted, and the Company has no Knowledge that any of the foregoing will be revoked, will not be renewed or will be adversely modified; (C) neither the Company nor any Subsidiary has received any written or, to the Knowledge of the Company, verbal claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law or concerning any actual or alleged liability of the Company or any of its Subsidiaries arising under or pursuant to any Environmental Law or concerning any Hazardous Substances, in each case that has not been fully and finally resolved; (D) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning noncompliance by, or actual or potential liability of, the Company or any Subsidiary with any Environmental Law or concerning any Hazardous Substances; (E) to the Knowledge of the Company, there are no Hazardous Substances at any property currently or formerly owned, leased or operated by the Company or any Subsidiary, or at any other location, in circumstances that could reasonably be expected to result in liability or costs to the Company or any of its Subsidiaries arising out of any applicable Environmental Law; and (F) neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities under any Environmental Laws or concerning any Hazardous Substances. The Company has provided or made available to Parent true and complete copies of all material studies, audits, assessments or investigations completed within the last five years concerning compliance with, or liability or obligations under, Environmental Laws affecting the Company or any of its Subsidiaries that are in the possession or control of the Company or any of its Subsidiaries.

          As used herein, the term "Environmental Law" means any Law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Entity concerning (A) the protection of the environment, (including air, water, soil and natural resources) or of human health and safety or (B) the use, storage, handling, release or disposal of harmful or deleterious substances.

          As used herein, the term "Hazardous Substance" means any substance that is listed, defined, designated or classified as hazardous, toxic or radioactive under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law (including petroleum and any derivative or by-products thereof, polychlorinated biphenyls, asbestos, toxic molds and urea-formaldehyde insulation).

          (l)    Taxes.

              (i)  The Company and each of its Subsidiaries: (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them except where such failures to prepare or file Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect; (B) all such Tax Returns have been true, correct and complete in all material respects; (C) have timely paid all Taxes (whether or not shown as due on all such Tax Returns) and withheld all amounts that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, shareholder, affiliate or third party, except where such failure to so pay or remit would not, individually or in the aggregate, have a Company Material Adverse Effect; (D) have not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to any material amount of Tax assessment or deficiency; (E) with respect to any material Taxes that are not yet due and payable, each of the Company and its Subsidiaries has made due and sufficient accruals for Taxes on the Company Reports in accordance with GAAP; (F) to the Knowledge of the Company, no material written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction; and (G) there are no Liens (other than for Taxes not yet due and payable or subject to a good faith dispute, provided such Taxes have been reserved for on the Company Reports in accordance with GAAP) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

             (ii)  The Company and its Subsidiaries are not a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return, and have no liability for any Tax or any portion of a Tax (or any amount calculated with reference to any portion of a Tax) of any Person other than the Company or its Subsidiaries, including under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise, except for such amounts as do not, individually or in the aggregate, have a Company Material Adverse Effect.

            (iii)  As of the date hereof, there are not pending or threatened in writing any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2006 and 2005.

            (iv)  Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code occurring any time during the two-year period ending on the date of this Agreement.

             (v)  None of the Company or any of its Subsidiaries is a party to or bound by any agreement providing for the allocation, sharing or indemnification of Taxes.

            (vi)  None of the Company or any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law or any other agreement relating to Taxes.

           (vii)  There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or director of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

          (viii)  Except as would not, individually or in the aggregate, be material, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) intercompany transactions or any excess loss account described in treasury regulations under Section 1502 of the Code (or any corresponding or similar provision of foreign, state or local income Tax law),

    (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

            (ix)  There is no contract or agreement, plan or arrangement by the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of section 280G of the Code.

             (x)  Neither the Company nor its Subsidiaries have engaged in any "listed transaction" as such term is defined in Treasury Regulations section 1.6011-4 or any similar provision of state, local or foreign tax law.

            As used in this Agreement, (A) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, escheat, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term "Tax Return" means any returns, reports, amended returns, claim for refund, or similar statement (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (m)    Labor Matters.    Neither the Company nor any of its U.S. Subsidiaries is a party to or otherwise bound by any collective bargaining agreement with a labor union or labor organization, nor are there any U.S. employees of the Company or any of its Subsidiaries represented by a works' council, representative body or other labor organization, and there are, to the Knowledge of the Company, no material activities or material proceedings of any labor union, works council, representative body or other organization to organize any employees of the Company or any of its Subsidiaries or compel the Company or any of its Subsidiaries to bargain with any such union, works council or representative body. Neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, nor has there been since the Applicable Date, any labor strike, dispute, walk-out, work stoppage, slow-down, lockout or any other similar event involving the Company or any of its Subsidiaries.

          (n)    Intellectual Property.

              (i)  Except as would not have a Company Material Adverse Effect, (A) the Company and its Subsidiaries have sufficient rights to use all material Intellectual Property necessary for the operation of their businesses as presently conducted, and (B) all of such rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. Except as would not have a Company Material Adverse Effect, no written claim has been asserted, or to the Knowledge of the Company, threatened, against the Company or its Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement of, use or licensed right to use any Intellectual Property and the conduct of their business, as presently conducted, does not infringe or violate any Intellectual Property of any Person. To the Knowledge of the Company, no person is violating any Intellectual Property owned or exclusively licensed by the Company except as would not have a Company Material Adverse Effect.

             (ii)  For purposes of this Agreement, the following term has the following meaning:

              "Intellectual Property" means all: (A) trademarks, service marks, brand names, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (B) inventions and discoveries, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (C) confidential information, trade secrets and know-how, including processes, schematics, business methods, drawings, prototypes, models, designs, customer lists and supplier lists; (D) published and unpublished works of authorship (including, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (E) all other intellectual property or proprietary rights, including any exclusive or non-exclusive license to any of the foregoing.

            (iii)  Section 5.1(n)(iii) of the Company Disclosure Letter sets forth a complete and accurate list of all material registrations and applications for Intellectual Property owned or exclusively licensed by the Company or its Subsidiaries, and, except as would not have a Company Material Adverse Effect, all of such registrations and applications are valid, subsisting and have not expired or been cancelled or abandoned.

            (iv)  Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable steps to protect and preserve their material Intellectual Property, including executing confidentiality agreements with all appropriate parties and executing Intellectual Property assignment agreements with all current and former employees and contractors who have contributed to any Intellectual Property purportedly owned by any of them.

             (v)  Except as would not have a Company Material Adverse Effect, no product or service marketed, offered or sold by (and no material internal process or system operated by) the Company or any of its Subsidiaries uses, incorporates, is derived from or has embedded in it any software code subject to an "open source," copyleft, shareware or similar license.

            (vi)  Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable actions to protect the confidentiality, integrity and security of their material software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification, and no such event has occurred.

          (o)    Insurance.    The Company and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that are customary and appropriate for risks posed by the current and proposed operations of the Company and its Subsidiaries, taking into account the nature, size and scope of the Company's and its Subsidiaries' current and proposed operations and the locales in which the Company and its Subsidiaries operate. Copies of all such insurance policies maintained by the Company and its Subsidiaries have been made available to Parent and Merger Sub. Except as set forth in Section 5.1(o) of the Company Disclosure Letter and except as would not reasonably be expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in material breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under any policy and (iii) there is no claim by the Company or any of its Subsidiaries pending under any such policies which (A) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business or (B) if not paid, that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (p)    Brokers and Finders.    Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has engaged Wachovia Capital Markets, LLC as its financial advisor. The Company has provided to Parent prior to the date hereof a true and complete copy of its engagement letter with Wachovia Capital Markets, LLC and there are no amounts payable to Wachovia Capital Markets, LLC in connection with Merger and the other transactions contemplated by this Agreement other than as set forth in such engagement letter.

          (q)    Material Contracts.

              (i)  The Company has made available to Parent true, correct and complete copies of, all Contracts and other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound that (A) contain covenants that limit the ability of the Company or any of its Subsidiaries, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its affiliates as of immediately prior to the Effective Time or the Surviving Corporation, to compete or operate in any business or with any Person or in any geographic area, or to sell, supply or distribute any service or product or to otherwise operate or expand its current or future businesses; (B) involve any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument; (C) relate to indebtedness for borrowed money, guarantees or similar obligations; (D) involve, since the Applicable Date, the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such contract in excess of $10 million (other than acquisitions or dispositions of assets in the ordinary course of business, including acquisitions and dispositions of inventory); (E) relate to a material joint venture, partnership, limited liability or other similar agreement or arrangement; (F) by its terms calls for aggregate payments by the Company and its Subsidiaries or aggregate payments to the Company and its Subsidiaries under such Contract of more than $2 million over the remaining term of such Contract; (G) with respect to any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that could result in payments in excess of $2 million; (H) involve any directors, executive officers or 5% stockholders of the Company; (I) involve any labor union or other employee organization, including any works council or foreign trade union or trade association; or (J) would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC. Each such Contract described in clause (A) through (J) is referred to herein as a "Material Contract."

             (ii)  Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any written notice or claim of default under any Material Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Material Contract and (ii) each of the Material Contracts is in full force and effect and, to the Knowledge of the Company, is the valid, binding and enforceable obligation of the other parties thereto (except that such enforceability is subject to the Bankruptcy and Equity Exception).

          (r)    Proxy Statement; Other Filings.    The letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to stockholders of the Company in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith (collectively, the "Proxy Statement"), at the time the Proxy Statement is first mailed and at the time of the Stockholders' Meeting, and any other document to be filed with the SEC in connection with the Merger (the "Other Filings"), at the time of its filing with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any affiliate of Parent or Merger Sub expressly for inclusion therein. The Proxy Statement and the Other Filings will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

          (s)    Regulatory Compliance.    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

              (i)  The Company and its Subsidiaries is each conducting its business and operations in compliance with all applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FD&C Act"), 21 U.S.C. §301 et. seq., the applicable regulations promulgated thereunder, and applicable guidances, standards and policies issued by the United States Food and Drug Administration (the "FDA") (collectively, "FDA Law and Regulation") and comparable Laws of other Governmental Entities having jurisdiction over the business and operations of the Company and its Subsidiaries. Each "Medical Device", as that term is defined in 21 U.S.C. § 321(h) of the FD&C Act, that is manufactured, tested, distributed and/or marketed by the Company and its Subsidiaries, is being manufactured, tested, distributed and/or marketed by the Company and its Subsidiaries in compliance with applicable FDA Law and Regulation, and comparable Laws of other Governmental Entities having jurisdiction over the business and operations of the Company and its Subsidiaries, including without limitation those relating to: (A) good manufacturing practices and the requirements for Quality System Regulation for the manufacture of Medical Devices; (B) pre-market notification and/or pre-market regulatory approvals or clearances prior to introducing the Medical Devices of the Company and its Subsidiaries into commerce in the United States; (C) investigational studies and clinical trials; (D) advertising, labeling and promotion of Medical Devices; (E) record keeping; and (F) filing of reports to the FDA. Since the Applicable Date, neither the Company nor any of its Subsidiaries have received any written notice or communication from the FDA or other Governmental Entity alleging noncompliance with any applicable FDA Law and Regulation or other comparable Laws. There are no pending, outstanding, or completed, or to the Knowledge of the Company any, threatened, FDA proceedings seeking the recall, withdrawal, suspension, detention or seizure of any Medical Device manufactured, tested, distributed and/or marketed by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries have received any notice since the Applicable Date that any Governmental Entity (including the FDA) has commenced, or to the Knowledge of the Company, threatened to initiate any action to withdraw its approval for, or request a recall of any Medical Device that is manufactured, tested, distributed and/or marketed by the Company or its Subsidiaries, or commenced or threatened in writing to initiate any action to enjoin the production of such Medical Devices at any facility. To the Knowledge of the Company, there are no material facts which are reasonably likely to cause (i) market withdrawal, recall or suspension of any of such Medical Devices under applicable Law as in effect on the date of this Agreement, (ii) a material change in the marketing classification of any of such Medical Devices under applicable Law as in effect on the date of this Agreement, (iii) a material change in the labeling of any of such Medical Devices required by applicable Law as in effect on the date of this Agreement or (iv) a termination or suspension of marketing of any of such Medical Devices.

             (ii)  No director or officer, nor to the Knowledge of the Company, any employee of the Company or any of its Subsidiaries or any agent or independent contractor of the Company or any of its Subsidiaries has: (A) made any untrue statement of fact or fraudulent statement to the FDA or any other Governmental Entity responsible for FDA Law and Regulation or other comparable Laws; (B) failed to disclose a fact required to be disclosed to the FDA or any other Governmental Entity responsible for FDA Law and Regulation or other comparable Laws; or (C) committed an act, made a statement or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity responsible for FDA Law or Regulation to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," as set forth in 56 Fed.Reg. 46191 (September 10, 1991).

            (iii)  (A) There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective assets, properties or rights involving any Health Care Law other than matters addressed in clause (B), (B) none of the Company or its Subsidiaries, or any director, or officer thereof has received written notice, nor, to the Knowledge of the Company, has any employee of the Company or any of its Subsidiaries received written notice, that the Company or any Subsidiary or any of their respective assets, properties or rights is the subject of any investigation or other administrative action, inquiry or other proceeding brought by the FDA or any other Governmental Entity having jurisdiction over the business and operation of the Company and its Subsidiaries involving any Health Care Law or any matter brought under the civil False Claims Act, and (C) neither the Company nor any of its Subsidiaries nor any of their respective assets, properties or rights is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity having jurisdiction over the business and operation of the Company and its Subsidiaries involving a violation of any Health Care Law.

            (iv)  The Company and its Subsidiaries have been, since the Applicable Date, and are in compliance with all Laws applicable to its business and relating to Federal Health Care Programs (as defined in as 42 U.S.C. §1320a-7b(f)), including, but not limited to,: (a) 42 U.S.C. §§ 1320a-7, 7a and 7b, which are commonly referred to as the "Federal Fraud Statutes"; (b) 42 U.S.C. § 1395nn, which is commonly referred to as the "Stark Statute"; (c) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the "Federal False Claims Act"; (d) 42 U.S.C. §§ 1320d through 1320d-8 and 42 C.F.R. §§ 160, 162 and 164, which are commonly referred to as the "Health Insurance Portability and Accountability Act of 1996"; and (e) all comparable state or local Laws and regulations (collectively, "Health Care Laws" and each, individually, a "Health Care Law").

             (v)  Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, director or employee of the Company or any of its Subsidiaries has been excluded or debarred by any Laws from any healthcare program run by any Governmental Entity, and no formal action to exclude or debar the Company or any of its Subsidiaries from any such healthcare program is pending or, to the Knowledge of the Company, threatened in writing.

            (vi)  Each of the Company and its Subsidiaries has obtained and is in compliance with all Licenses issued by any Governmental Entity involving any Health Care Law (each, a "Health Care License") necessary to conduct its business as presently conducted. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or threatened against the Company or any of its Subsidiaries nor are there any investigations or other administrative actions, inquiries or other proceedings brought by the FDA or any other Governmental Entity having jurisdiction over the business and operation of the Company and its Subsidiaries of which the Company or any of its Subsidiaries has received written notice that (A) question or contest the validity of, or seek the revocation, nonrenewal, deactivation, or suspension of any License or (B) seek the imposition of any condition, administrative sanction, modification or amendment with respect to any Health Care License. Section 5.1(s)(vi) of the Company Disclosure Letter sets forth a true and complete list of all material Health Care Licenses, and all applications required to have been filed for the renewal of each such material Health Care License have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to each such material Health Care License have been duly made on a timely basis with the appropriate Governmental Entity.

          (t)    Properties.    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) has good title to all the properties and assets reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or one of its Subsidiaries or acquired after the date thereof that are material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Owned Property"), free and clear of all Liens, except (A) statutory liens securing payments not yet due, (B) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (C) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Company Reports or acquired after the date thereof that are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) (the "Leases") and is in possession of the properties purported to be leased thereunder, and each Lease is in full force and effect and is a valid and binding obligation of, subject to the Bankruptcy and Equity Exception, the lessee and, to the Company's Knowledge, the lessor. Section 5.1(t) of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement of (i) all real property that is within the Owned Property and the address and owner thereof and (ii) all Leases of real property.

          (u)    Affiliate Transactions.    No executive officer or director of the Company or any of its Subsidiaries or any person beneficially owning 5% or more of the Shares is a party to any Material Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction or series of transactions with any of the foregoing within the last twelve months or that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

          (v)    Foreign Corrupt Practices Act.    None of the Company or its Subsidiaries, any director or officer or, to the Knowledge of the Company, employee of the Company or any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries has, in connection with the operation of their respective businesses or in the conduct of their respective affairs relating to the Company and its Subsidiaries, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance in any material respect with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

          (w)    Payors.    Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or proceeding (other than routine surveys or audits in the ordinary course of business), or, to the Knowledge of the Company, is any such investigation, inquiry or proceeding threatened, nor is the Company or any of its Subsidiaries currently involved in any material dispute with (i) any Governmental Entity payor of which the Company or any of its Subsidiaries has received written notice or (ii) any non-Governmental Entity third party payor (e.g., a health insurer, HMO, PPO and the like) (collectively a "Payor"), and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or Payor to the effect that such Payor intends to cease doing business or significantly reduce the volume of its business with the Company or any of its Subsidiaries or change any of the material terms related to its Contracts with the Company or any of its Subsidiaries.

          (x)    Warranties.    Except as would not have a Company Material Adverse Effect, with respect to the time period prior to the Applicable Date, to the Knowledge of the Company, and for the period thereafter irrespective of the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice relating to any claim involving: (i) any product manufactured or sold, or any service provided, by the Company or any of its Subsidiaries, resulting from any alleged breach of contractual requirements, express or implied, applicable thereto, (ii) any breach of any product warranty (whether express or implied), strict liability in tort, negligent design, specification processing or manufacture of product or negligent provision of services, defective design, specification, processing or manufacture of product or failure to warn or absence of or defective warnings or instructions or (iii) any alleged noncompliance with any applicable governmental, trade association or regulatory specifications or standards for any product manufactured or sold, or any service provided, by the Company or any of its Subsidiaries.

        5.2    Representations and Warranties of Parent and Merger Sub.    Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the "Parent Disclosure Letter") (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:

          (a)    Organization, Good Standing and Qualification.    Each of Parent and Merger Sub (x) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (with respect to clause (z) above only), or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and by-laws or comparable governing documents of Parent and Merger Sub, each as in effect on the date of this Agreement.

          (b)    Corporate Authority.    No further action, vote, consent or approval of the direct or indirect holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent as the sole shareholder of Merger Sub, which adoption by Parent will occur immediately following execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Governmental Filings; No Violations.

              (i)  Other than the filings and/or notices pursuant to Section 1.3 and under the HSR Act, the Foreign Antitrust Laws and any other applicable antitrust or merger control laws, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

             (ii)  The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts to which Parent or any of its Significant Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or, assuming compliance with the matters referred to in Section 5.2(c)(i), any Laws or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

          (d)    Litigation.    There is no suit, claim, action, arbitration, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions contemplated hereby. Neither Parent nor Merger Sub is subject to or bound by any outstanding judgment, settlement, order, writ, injunction, award or decree that would reasonably be expected to prevent or materially delay or impede the consummation of the Merger or any of the other transactions contemplated hereby.

          The term "Knowledge" when used in this Agreement with respect to the Parent shall mean the actual knowledge of those persons set forth in Section 5.2(d) of the Parent Disclosure Letter without obligation of any further review or inquiry, and does not include information of which they may be deemed to have constructive knowledge only.

          (e)    Financing.    Parent has delivered to the Company (i) true and complete copies of the commitment letter (as the same may be amended in accordance with Section 6.13(a)), dated as of the date hereof, between Parent and each of Bank of America, N.A., Banc of America Securities LLC, Banc of America Bridge LLC, Credit Suisse Securities (USA) LLC and Credit Suisse (the "Debt Financing Commitment"), pursuant to which the lenders party thereto have agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided the debt amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the "Debt Financing") and (ii) true and complete copies of the equity commitment letter, dated as of the date hereof, between Parent and Blackstone, (the "Equity Financing Commitment" and together with the Debt Financing Commitment, the "Financing Commitments"), pursuant to which Blackstone has committed, subject to the terms and conditions set forth therein, to invest the amount set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"). As of the date of this Agreement, none of the Financing Commitments has been amended or modified, no such amendment or modification is contemplated except as permitted by Section 6.13(a) and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any material respect. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Financing Commitment that are payable on or prior to the date hereof and, as of the date of this Agreement, the Debt Financing Commitment is in full force and effect and is the valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto so long as it remains in effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent or Merger Sub under any of the Financing Commitments, and Parent has no reason to believe that it will be unable to satisfy any of the conditions to the Financing contemplated by the Financing Commitments (subject to the Company complying with its obligations hereunder and assuming that there will not be a Company Material Adverse Effect). After giving effect to the amounts expected to be funded under the Financing Commitments (subject to the terms thereof), and assuming compliance by the Company with its obligations hereunder, Parent and Merger Sub would have at the Closing funds sufficient, together with available cash of the Company, to pay the aggregate Per Share Merger Consideration (and any repayment or refinancing of debt contemplated by the Financing Commitments) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and to pay all related fees and expenses. Notwithstanding the foregoing, in no event shall the receipt or availability of any funds or financing by Parent or any other financing or other transactions be a condition to any of Parent's obligations hereunder.

          (f)    Capitalization of Parent and Merger Sub.    The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, $0.01 par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger, the Financing Commitments and the other transactions contemplated by this Agreement.

          (g)    Solvency.    Assuming that the Company is solvent immediately prior to the Effective Time and the satisfaction of the conditions to Parent's obligation to consummate the Merger, or waiver of such conditions, and assuming (i) the accuracy and completeness of the representations and warranties of the Company contained herein at such time (assuming, for such purposes, such representations and warranties are true and correct at such time without giving effect to any "Knowledge", materiality or "Material Adverse Effect" qualifications or exceptions), and (ii) the 2007 Operating Plan provided by the Company to Parent prior to the date hereof prove to be accurate in all material respects, and after giving effect to the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Per Share Merger Consideration, any other repayment or refinancing of debt contemplated in the Financing Commitments, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

          (h)    Guaranty.    Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Guaranty.

          (i)    Information Supplied.    None of the information supplied or to be supplied in writing by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy Statement, Parent shall notify the Company in writing. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to information or statements with respect to the Company and its Subsidiaries made or incorporated by reference therein supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

ARTICLE VI
COVENANTS

        6.1    Interim Operations.

          (a)   The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, such approval not to be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Letter) and except as required by applicable Law, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, employees and business associates. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (i) as otherwise contemplated by this Agreement, (ii) as Parent may approve in writing (such approval not to be unreasonably withheld or delayed), (iii) as is required by applicable Law or any Governmental Entity or (iv) as set forth in Section 6.1 of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

            (A)  adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments or other similar organizational documents of any of its Subsidiaries;

            (B)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate;

            (C)  acquire assets outside of the ordinary course of business from any other Person or with a value or purchase price in the aggregate in excess of $5 million in any transaction or series of related transactions;

            (D)  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than (1) the issuance of Shares upon the exercise of Company Options set forth in Section 5.1(b)(i) of the Company Disclosure Letter in accordance with the terms of the Stock Plans or (2) the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options (including Company Options), warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

            (E)  make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $4 million in the aggregate;

            (F)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any wholly owned Subsidiary of the Company) or enter into any agreement with respect to the voting of its capital stock;

            (G)  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any Shares tendered by Employees in connection with the exercise of Company Options set forth in Section 5.1(b)(ii) of the Company Disclosure Letter in accordance with the terms of the Stock Plans);

            (H)  incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a wholly owned Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for borrowings and letter of credits issued under the Company's existing revolving credit facility set forth in Section 5.1(b)(ii) of the Company Disclosure Letter;

            (I)   except as set forth in the capital budgets set forth in Section 6.1(a)(I) of the Company Disclosure Letter, make or authorize any capital expenditure in excess of $2 million in the aggregate;

            (J)   make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or Law or by a Governmental Entity;

            (K)  settle, release, waive or compromise any pending or threatened suit, action, claim, arbitration, investigation or litigation or other proceedings (i) for an amount in excess of $1 million or any obligation or liability of the Company in excess of such amount (ii) entailing obligations that would impose any material restrictions on the business or operations of the Company or any of its Subsidiaries or (iii) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement;

            (L)  make or change any material Tax election or tax accounting method, settle or compromise any material Tax liability other than in the ordinary course of business consistent with past practice, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes other than ordinary course state and local Tax inquiries;

            (M) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or otherwise dispose of any assets, product lines or businesses of the Company or its Subsidiaries, other than inventory, supplies and other assets in the ordinary course of business consistent with past practice;

            (N)  except as expressly contemplated by this Agreement, required pursuant to Benefit Plans in effect prior to the date of this Agreement and listed on the Company's Disclosure Letter, or as otherwise required by applicable Law, (1) grant or provide for any severance or termination payments or benefits to any director or officer of the Company (the "Elected Officers") or Employee, except, in the case of employees who are not Elected Officers, in the ordinary course of business consistent with past practice, (2) increase the compensation, perquisites or benefits payable to any Employee, except, in the case of Employees who are not Elected Officers of the Company, increases in the ordinary course of business consistent with past practice, (3) grant any equity or equity-based awards that may be settled in Shares, preferred shares or any other securities of the Company or any of its Subsidiaries or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any Shares, preferred shares or other Company securities or Subsidiary securities, (4) accelerate the vesting or payment of any compensation payable or benefits provided or to become payable or provided to any Employee or (5) terminate or materially amend any existing, or adopt any new, Benefit Plan (other than changes made in the ordinary course of business consistent with past practice or as may be necessary to comply with applicable Laws, in either case that do not materially increase the costs of any such Benefit Plans);

            (O)  except as required by applicable Laws, enter into, amend or extend any material collective bargaining agreement or other labor agreement;

            (P)   except to the extent necessary to take any actions that the Company is otherwise permitted to take pursuant to Section 6.2 (and in such case only in accordance with the terms of Section 6.2), take any action to render inapplicable, or to exempt any third party from, any standstill arrangements or the provisions of any Takeover Statutes;

            (Q)  enter into, amend, cancel or modify any Material Contract or any Contract that would be a Material Contract if in effect on the date of this Agreement;

            (R)  cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, the Company or any of its Subsidiaries), except for cancellations made or waivers granted with respect to claims other than indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than indebtedness which are cancelled or waived in connection with the settlement of the actions referred to in, and to the extent permitted by, clause (K) above;

            (S)   fail to maintain in full force and effect the material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

            (T)  enter into any agreement with a New Jersey Governmental Entity pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA") that could reasonably be expected to (i) require the Company to establish a financial assurance exceeding $1 million or (ii) otherwise result in investigation or remediation liabilities of the Company exceeding $1 million in the aggregate; or

            (U)  except as provided in Section 6.2 and Section 8.3(a), agree, authorize or commit to do any of the foregoing or any action which would result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to result in a Company Material Adverse Effect.

          (b)   The Company shall consult with Parent reasonably in advance of any decision to (i) hire any "Executive Officer" (as such term is defined in Rule 3b-7 promulgated under the Exchange Act), promote any existing Executive Officer to a more senior position or otherwise appoint or promote any current director, employee, independent contractor or consultant to an Executive Officer position or (ii) adopt any material modification or material deviation from the Company's annual operating plan, as previously provided to Parent; and in each case shall consider in good faith the reasonable recommendations of Parent in connection therewith.

          (c)   The Company shall, except as prohibited by applicable Law or as would jeopardize attorney-client privilege (but in such event, the Company will use its commercially reasonable efforts to keep Parent fully informed), keep Parent informed, on a current basis, of any material events, discussions, notices or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Subsidiaries.

        6.2    Solicitation; Change in Recommendation.

          (a)   During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (New York City time) on the 51st day following the date of this Agreement (the "No-Shop Period Start Date"), the Company and its Subsidiaries and their respective officers, directors, employees, agents, advisors and other representatives (such Persons, together with the Subsidiaries of the Company, collectively, the "Company Representatives") shall have the right to: (i) initiate, solicit, facilitate and encourage Takeover Proposals, including by way of providing access to non-public information to any other Person or group of Persons pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is made available to any Person given such access which was not previously made available to Parent and Merger Sub; and (ii) enter into and maintain or continue discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations regarding a Takeover Proposal. For purposes of this Agreement, "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not prohibit the making or amendment of any Takeover Proposal). From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall use commercially reasonable efforts (it being understood such efforts do not include an obligation to commence litigation) to enforce the employee non-solicit/no-hire provisions of any confidentiality agreement entered into with any Person whether prior to, on or after the date of this Agreement and the provision thereof requiring the other party thereto to keep confidential any proprietary, confidential information about the Company obtained by such Person pursuant to such confidentiality agreement (it being understood that the Company may provide any consent and grant any approval contemplated by any such confidentiality agreement).

          (b)   Except as permitted by this Section 6.2 and except as may relate to any Excluded Party, the Company and its Subsidiaries and their respective directors and officers shall, and the Company shall use its reasonable best efforts to cause the other Company Representatives, to (i) on the No-Shop Period Start Date, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal; and (ii) from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information other than in the ordinary course of business) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a Takeover Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding a Takeover Proposal. No later than two business days after the No-Shop Period Start Date, the Company shall notify Parent in writing of the number of Excluded Parties and the Company shall provide to Parent (within such two business day time frame) a written summary of the material terms of any Takeover Proposal from an Excluded Party (it being understood that such material terms do not have to include the identity of the Excluded Party).

          (c)   Notwithstanding anything to the contrary contained in Section 6.2(b) but subject to the last sentence of this Section 6.2(c), if, at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company or any of the Company Representatives receives a bona fide written Takeover Proposal by any Person or group of Persons, which Takeover Proposal was made on or after the No-Shop Period Start Date and which did not arise from or in connection with a breach of this Section 6.2, (i) the Company and the Company

  Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Company Board determines in good faith (A) after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable Law, the Company and Company Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal (provided that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is made available to any Person given such access which was not previously made available to Parent and Merger Sub), and (y) engage in or otherwise participate in discussions and negotiations regarding such Takeover Proposal. From and after the No-Shop Period Start Date, the Company shall promptly advise Parent of the receipt by the Company of any Takeover Proposal made on or after the No-Shop Period Start Date or any request for non-public information made by any Person or group of Persons that has informed the Company it is considering making a Takeover Proposal or any request for discussions or negotiations with the Company or the Company Representatives relating to a Takeover Proposal (in each case within 48 hours of receipt thereof), and the Company shall provide to Parent (within such 48 hour time frame) the number of Persons or group of Persons making such Takeover Proposals and a written summary of the material terms of such Takeover Proposal (it being understood that such material terms shall not include the identity of the Person or group of Persons making the Takeover Proposal). Without limiting the foregoing, the Company will also promptly notify Parent orally and in writing if it determines to begin providing information or to engage in discussions regarding a Takeover Proposal. Following the No-Shop Period Start Date, the Company shall keep Parent informed on a prompt basis of any material change to the terms and conditions of any Takeover Proposal (which, for the avoidance of doubt, includes any amendment or modification to any Takeover Proposal made by an Excluded Party). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent. Notwithstanding the foregoing, the parties agree that, notwithstanding the commencement of the obligations of the Company under Section 6.2(b) on the No-Shop Period Start Date, the Company may continue to engage in the activities described in clause (i) and/or (ii) of Section 6.2(a) with respect to any Excluded Parties on and after the No-Shop Period Start Date, including with respect to any amended or revised proposal submitted by such Excluded Parties on or after the No-Shop Period Start Date, and this Section 6.2(c) shall not apply with respect thereto; provided that to the extent set forth therein, the provisions of Section 6.2(g) shall apply.

          (d)   For purposes of this Agreement, "Excluded Party" means any Person, group of Persons or group that includes any Person (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the No-Shop Period Start Date constitute at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of the Company Representatives has received a written Takeover Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Company Board determines in good faith is bona fide and constitutes or could reasonably be expected to result in a Superior Proposal; provided that any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Takeover Proposal (as such Takeover Proposal may be revised during the course of ongoing negotiations, in which event it may temporarily cease to be a Superior Proposal or a Takeover Proposal that could reasonably be expected to result in a Superior Proposal, so long as such negotiations are ongoing and, the Company Board in good faith determines that, it subsequently constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal) made by such Person fails to constitute either a Superior Proposal or, in the good faith judgment of the Company Board, a Takeover Proposal that could reasonably be expected to result in a Superior Proposal.

          (e)   For purposes of this Agreement, "Takeover Proposal" means any proposal or offer, on its most recently amended and modified terms, from any Person or group of Persons (other than Parent and its affiliates) relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets (including equity securities of the Subsidiaries of the Company) or consolidated revenues of the Company and its Subsidiaries or 15% or more of the Shares then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the Shares then outstanding, and any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in holders of Shares immediately prior to such transaction owning less than 85% of the outstanding voting power of the Company or the resulting parent entity of the Company immediately following such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Proposal" means a bona fide Takeover Proposal made in writing and not solicited in violation of Section 6.2(b), on its most recently amended and modified terms (with all percentages in the definition of Takeover Proposal changed to 50%), that is on terms that the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) would, if consummated, be more favorable to the Company's stockholders from a financial point of view than the transactions contemplated hereby (x) after taking into account the likelihood and timing of consummation (as compared to the transactions contemplated hereby) and (y) after taking into account all material legal, financial (including the financing terms of any such Takeover Proposal), regulatory or other aspects of such Takeover Proposal.

          (f)    Except as set forth in this Section 6.2, neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify in a manner adverse to Parent, the Company Recommendation (as defined in Section 6.4 below); (ii)  approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), whether taken by the Company Board or a committee thereof, an "Adverse Recommendation Change"); or (iii) cause or allow the Company or any of its Subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (other than an Acceptable Confidentiality Agreement) relating to a Takeover Proposal.

          (g)   (i) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, if (1) the Company has received a bona fide written Takeover Proposal that has not been withdrawn or abandoned and that the Company Board concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Parent pursuant to clause (B) below or (2) in the absence of a Takeover Proposal, if the Company Board determines in good faith, after consultation with outside counsel, that the failure to do so (for reasons other than those relating to the then-current operating or financial performance of the Company, unless such operating or financial performance has been materially impacted by an event or result outside the ordinary course of the Company's business and not contemplated by the financial projections provided by the Company to Parent) would be a breach of its fiduciary duties under applicable Law, the Company Board may (x) make an Adverse Recommendation Change and/or (y) in the case of clause (1) above only, terminate this Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would reasonably be expected to result in a breach of its fiduciary duties under applicable

  Law; provided, however, the Company Board may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) and/or terminate this Agreement pursuant to the foregoing clause (y) unless:

            (A)  the Company shall have provided prior written notice to Parent and Merger Sub, at least five calendar days in advance (the "Notice Period"), of its intention to effect an Adverse Recommendation Change in response to such Superior Proposal and/or to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, or otherwise make an Adverse Recommendation Change in the circumstance referred to above, which notice shall specify the material terms and conditions of any such Superior Proposal (it being understood that such material terms and conditions do not have to include the identity of the Person or group of Persons making the Superior Proposal) or the reasons for such Adverse Recommendation Change in the absence of a Takeover Proposal, and contemporaneously with providing such notice, as applicable, shall have provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents (provided that such copies of such agreements and other material documents, may exclude the identity of the Person or group of Persons making the Superior Proposal); and

            (B)  prior to effecting such Adverse Recommendation Change in response to a Superior Proposal or otherwise in the circumstance referred to above and/or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal or such Adverse Recommendation Change is no longer required. In the event that during the Notice Period any revisions are made to the Superior Proposal to which the proviso in this Section 6.2(g)(i) applies and the Company Board in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 6.2(g)(i) with respect to such new written notice, except that the Notice Period shall be reduced to two business days.

          (ii)   Notwithstanding anything to the contrary herein, the Company shall not be entitled to enter into any agreement (other than an Acceptable Confidentiality Agreement) with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.3(a) and the Company has paid concurrently to Parent the Termination Fee payable pursuant to Section 8.5(b). With respect to Persons with whom discussions or negotiations have been terminated, the Company shall use its reasonable best efforts to require such Persons to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any confidential information furnished by the Company. No Adverse Recommendation Change shall change the approval of the Company Board for purposes of causing any state takeover statute or other state Law to be inapplicable to the transactions contemplated by this Agreement. Subject to the restrictions on the Company's ability to make an Adverse Recommendation Change as set forth in Section 6.2(g)(i), nothing contained in this Agreement shall prohibit the Company or the Company Board from complying with Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, the failure to do so would reasonably be expected to violate its obligations under applicable Law or is otherwise required under applicable Law; provided, however, that neither the

  Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the Company stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Takeover Proposal), unless in each case, in connection therewith, the Company Board effects an Adverse Recommendation Change; provided further that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation at least two business days prior to the Stockholders' Meeting if Parent has delivered to the Company a written request to so reaffirm at least 48 hours (or if 48 hours is impracticable, as far in advance as is practicable) prior to the time such reaffirmation is to be made.

        6.3    Proxy Statement.    The Company shall prepare and file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable after the date of this Agreement. The Company will provide to Parent a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. The Company agrees, as to itself and its Subsidiaries, that at the date of mailing to shareholders of the Company and at the time of the Stockholders' Meeting (as defined in Section 6.4 below), (a) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (b) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall as soon as reasonably practicable notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall as soon as reasonably practicable provide to Parent copies of all material correspondence between the Company and/or any of its representatives on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement. Subject to applicable Laws, the Company and Parent (with respect to itself and Merger Sub) each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

        6.4    Stockholders' Meeting.    The Company, acting through its board of directors, shall take, in accordance with applicable Law and its certificate of incorporation and by-laws, all reasonable action necessary to convene a meeting of holders of Shares (the "Stockholders' Meeting") as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the adoption and approval of this Agreement and the Merger. Except in the event of an Adverse Recommendation Change permitted by Section 6.2(g), (a) the Proxy Statement shall include a recommendation by the Company, through the Company Board, to the holders of Shares that the Company Stockholder Approval be given (the "Company Recommendation") and (b) the Company Board shall take all reasonable lawful action to solicit the Company Stockholder Approval. Unless this Agreement is validly terminated in accordance with its terms pursuant to ARTICLE VIII, the Company shall submit this Agreement to its shareholders at the Stockholders' Meeting even if the Company Board shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change or proposed or announced any intention to do so.

        6.5    Filings; Other Actions; Notification.

          (a)    Cooperation.    Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and Parent shall each file or jointly file, if applicable, or cause to be filed, promptly after the date of this Agreement, any notifications, approval applications or the like required to be filed under the HSR Act, the Foreign Antitrust Laws and all other antitrust and merger control laws with respect to the transactions contemplated hereby and Parent and the Company shall pay all filing and similar fees and related expenses payable in connection therewith. The Company and Parent shall ensure their respective filings under the HSR Act are made within twenty business days after the date of this Agreement. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement and material information, if any, provided to unions, works councils or other representative bodies or labor organizations). The Company and Parent shall exchange and provide to their counsel any information necessary to prepare for or address any formal or informal request for information from any Government Antitrust Entity. Parent shall keep the Company apprised of any material changes in its capital structure or in the relative ownership of the Guarantor. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

          (b)    Status.    Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its officers or any other representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry in each case relating solely to the Merger and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate therein

          (c)    Merger Clearance.    Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.5, Parent and the Company agree to take or cause to be taken the following actions:

              (i)  the prompt use of their respective reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, including the proffer (and agreement) by Parent of its willingness to sell or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, disposal and holding separate of, such assets, categories of assets or businesses or other segments of the Company after the occurrence of the Effective Time and/or Parent or either's respective Subsidiaries (in the case of the Company, after the occurrence of the Effective Time) (and the entry into agreements with, and submission to orders of, the Antitrust Division of the U.S. Department of Justice, the U.S. Federal Trade Commission, and the German Federal Cartel Office ("Government Antitrust Entity") giving effect thereto), if such action should be necessary to avoid, prevent, eliminate or remove the actual, anticipated or threatened (A) commencement of any administrative, judicial or other proceeding in any forum by any Government Antitrust Entity or (B) issuance of any order, decree, decision, determination or judgment that would restrain, prevent, enjoin or otherwise prohibit consummation of the Merger by any Government Antitrust Entity; and

             (ii)  the prompt use of their respective reasonable best efforts, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable or threatened to be entered or issued, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on the schedule contemplated by this Agreement.

          Notwithstanding the foregoing, nothing in clauses (i) and (ii) above shall require Parent to take any action which (A) is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of either Parent (or any of its Subsidiaries) or the Company, taken individually or in the aggregate, or (B) is not conditioned on the consummation of the Merger. For purposes of the preceding sentence, a sale, divestiture, holding separate or other extraordinary action with respect to any assets of the business or Parent and its subsidiaries or the Company that generated revenues in excess of $200 million in the aggregate in fiscal year 2006, shall be deemed to have a material adverse effect for purposes of this Section 6.5(c).

        6.6    Access.    Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided further that the foregoing shall not require the Company (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, unless such information is necessary to prepare for or address any formal or informal request for information from any Government Antitrust Entity or (b) to disclose any privileged information of the Company or any of its Subsidiaries. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. All requests for information made pursuant to this Section 6.6 shall be directed to the individual or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

        6.7    Stock Exchange De-listing.    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the other exchanges on which the common stock of the Company is listed to enable the delisting by the Surviving Corporation of the Shares from the NYSE and the other exchanges on which the common stock of the Company is listed and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        6.8    Publicity.    The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall use reasonable efforts under the circumstances to cooperate with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Government Entity.

        6.9    Employee Benefits.

          (a)   Parent agrees that, during the period commencing at the Effective Time and ending on the later of December 31, 2008 and the first anniversary of the Effective Time, the Employees of the Company who are employed as of the Effective Time (the "Current Employees") will be provided with (i) base salary and bonus opportunities (including annual and quarterly bonus opportunities and long-term incentive opportunities, but excluding equity and equity-based benefits) which are no less than the base salary and bonus opportunities provided by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) pension and welfare benefits and perquisites (excluding equity and equity-based benefits) that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries immediately prior to the Effective Time and (iii) severance benefits that are no less favorable than those set forth in the Company's separation pay plan in effect on the date hereof and provided to Parent.

          (b)   Parent will cause any employee benefit plans of Parent or the Surviving Corporation which the Current Employees are entitled to participate in from and after the Effective Time to take into account for purposes of eligibility, vesting and benefit accrual thereunder, service by the Current Employees with the Company or any of its Subsidiaries prior to the Effective Time as if such service were with Parent, to the same extent such service was credited under a comparable plan of the Company or any of its Subsidiaries prior to the Effective Time (except to the extent it would result in (1) a duplication of benefits or (2) benefit accruals under any defined benefit pension plan).

          (c)   Parent shall, and shall cause the Surviving Corporation and any successor thereto to honor, fulfill and discharge the Company's and its Subsidiaries' obligations under the agreements identified in Section 6.9(c) of the Company Disclosure Letter; provided that this shall not prevent the amendment or termination of any such plans in accordance with their terms and the Surviving Corporation shall have any rights privileges or powers under such agreements which were previously held by the Company.

          (d)   The Company shall terminate the dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan (the "Company ESPP") immediately prior to the Effective Time. To the extent any offering period under the Company ESPP is in progress prior to such termination, the Company shall ensure that (i) such offering period ends, and any outstanding options under the Company ESPP are exercised, prior to the Effective Time in accordance with the terms of the Company ESPP and (ii) no new offering periods commence after the execution of this Agreement.

          (e)   This Section 6.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.9. Nothing in this Section 6.9 is intended to amend any Benefit Plan, or interfere with Parent's or the Surviving Corporation's right from and after the Effective Time to amend or terminate any Benefit Plan or the employment or provision of services by any director, employee, independent contractor or consultant.

        6.10    Expenses.    The Surviving Corporation shall pay the fees of the Paying Agent in connection with the transactions contemplated in ARTICLE IV. Whether or not the Merger is consummated, except as expressly contemplated by this Agreement (including, without limitation, Section 8.5), all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

        6.11    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Parent shall cause the Surviving Corporation to also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties' service as a director or officer of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement.

          (b)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time, to obtain and fully pay the premium for the extension of (i) the Side A coverage part (directors' and officers' liability) of the Company's existing directors' and officers' insurance policies as well as the Company's existing separate Side A policy for its directors and officers, and (ii) the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable, in the aggregate, as the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, there shall be no breach of this provision so long as the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable, in the aggregate, to the Company's directors and officers as provided in the Company's existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable to the Company's directors and officers as provided in the Company's existing policies as of the date hereof; provided that in no event shall the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c)   If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

          (d)   The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

          (e)   The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

        6.12    Takeover Statute.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.13    Financing.

          (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange the Debt Financing as promptly as practicable on the terms and conditions described in the Debt Financing Commitment (provided that Parent and Merger Sub may replace or amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitment as of the date hereof, or otherwise so long as such replacement or amendment would not adversely impact or delay in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby), including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, subject to the foregoing replacement and amendment rights, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Debt Financing set forth in the Debt Financing Commitment that are within their control (including by consummating the financing pursuant to the terms of the Equity Financing Commitment and by assisting in the syndication or marketing of the financing contemplated by the Debt Financing Commitment) and (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Commitment or on other terms reasonably acceptable to Parent that would not adversely impact in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Subject to the terms and conditions contained herein and the satisfaction of the conditions set forth in Section 7.1, Sections 7.2(a) and 7.2(b) and the satisfaction or waiver of the conditions set forth in Section 7.3, at the Closing Parent shall use its reasonable best efforts to cause the lenders under the Debt Financing to fund the Debt Financing required to consummate the transactions contemplated hereby if the conditions to the Debt Financing Commitment are then satisfied. Without limiting Parent's obligations under this Section 6.13, if any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event but in no event later than the Termination Date. Parent shall give the Company prompt notice of any material breach by any party to the Financing Commitments of which Parent or Merger Sub becomes aware, or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing and provide copies of all documents related to the Debt Financing (other than any ancillary documents subject to confidentiality agreements) to the Company. Notwithstanding the foregoing, compliance by Parent with this Section 6.13(a)shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available.

          (b)   Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees and advisors, including legal and accounting, of the Company and its Subsidiaries to, provide to Parent and Merger Sub all cooperation reasonably requested by Parent that is reasonably necessary or customary in connection with the Financing (provided that such requested cooperation does not unreasonably interfere with the business or operations of the Company and its Subsidiaries), including (i) participating in a reasonable or customary number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) using commercially reasonable efforts to assist with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary or customary in connection with the Financing, (iii) using commercially reasonable best efforts to furnish Parent and Merger Sub as promptly as reasonably practicable with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent in connection with the Debt Financing, including information customarily included in private placement memoranda relating to private placements under Rule 144A promulgated under the Securities Act to consummate the offering(s) of debt securities contemplated by the Debt Financings Commitments at the time during the Company's fiscal year such offering(s) will be made as soon as such financial and other information becomes available, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-10 of Regulation S-X, but including pro forma financial information and summary guarantor/non-guarantor financial information of the type customarily included in offering documents used in private placements under Rule 144A, and summary quarterly financial information and without giving effect to the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A; 34-54302A; IC-27444A), including audits thereof to the extent so required (which audits shall be unqualified) (all such information in this clause (iii), the "Required Information"), (iv) cooperating with and using reasonable best efforts to assist Parent in procuring accountants' comfort letters and consents, legal opinions, surveys and title insurance and other customary documentation required by the Debt Financing Commitments, in each case as reasonably requested by Parent and, if reasonably requested by Parent or Merger Sub, (v) using commercially reasonable efforts to provide monthly financial statements (excluding footnotes) within the time frame, and to the extent, the Company prepares such financial statements in the ordinary course of business, (vi) using reasonable best efforts to assist Parent in procuring the execution and delivery, as of the Effective Time, by the officers of the Surviving Corporation and its Subsidiaries of any customary pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the Chief Financial Officer of the Surviving Corporation or any Subsidiary with respect to solvency matters) and otherwise reasonably facilitating, to the extent reasonably requested by Parent, the pledging of collateral (including cooperation, to the extent reasonably requested by Parent, in connection with the pay-off of existing indebtedness and the release of related Liens), (vii) taking all actions to the extent reasonably requested by Parent necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, and (viii) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent in connection with the consummation of the Debt Financing immediately following the Effective Time; provided that none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other cost or expense that is not simultaneously reimbursed by Parent in connection with the Debt Financing prior to the Effective Time. In the event that prior to February 15, 2008 (x) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (y) all closing conditions contained in ARTICLE VII shall have been satisfied or waived (other than the delivery of the officer certificates to be delivered at the Closing referred to in Sections 7.2(a), 7.2(b), 7.3(a) and 7.3(b)) and the Closing shall not have occurred and (z) the bridge facilities contemplated by the Debt Commitment Letters (or alternative bridge financing obtained in accordance with this Agreement) are available in all material respects on the terms and conditions described in the Debt Commitment Letters (or described in replacements thereof on terms and conditions no less favorable to Parent and Merger Sub or alternative financing therefor), then Parent shall use reasonable best efforts to cause the lenders under such bridge facility to fund proceeds of such bridge financing (or replacement or alternative financing) to be used to replace such privately offered note financing no later than the final day of the Marketing Period. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable documented out of pocket costs and expenses incurred by the Company or its Subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, its Subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, expenses, interest, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided by the Company or the Subsidiaries in accordance with the terms hereof). The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (c)   For purposes of this Agreement, "Marketing Period" shall mean the first period of 25 consecutive days after the Initiation Date (A) throughout and on the last day of which (1) Parent and its Financing sources shall have the Required Information and (2) nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 7.2(a) and 7.2(b) (other than the receipt of the certificates to be delivered at the Closing referred to therein) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 25-consecutive-day period, and (B) throughout and on the last day of which the conditions set forth in Section 7.1 shall be satisfied; provided that (w) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is consummated; (x) if the Marketing Period would not end on or prior to August 17, 2007, the Marketing Period shall commence no earlier than September 3, 2007, if the Marketing Period would not end on or prior to November 16, 2007, the Marketing Period shall commence no earlier than November 26, 2007 and if the Marketing Period would not end on or prior to December 20, 2007, the Marketing Period shall commence no earlier than January 2, 2008; (y) the "Marketing Period" shall not be deemed to have commenced if, prior to the completion of the Marketing Period, (A) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Required Information, in which case the Marketing Period will not be deemed to commence at the earliest unless and until a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by Ernst & Young LLP or another independent registered accounting firm reasonably acceptable to Parent, (B) the Company shall have announced any intention to restate any of its financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will not be deemed to commence at the earliest unless and until such restatement has been completed and the Company's SEC Reports have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP or (C) the Company shall have been delinquent in filing any report with the SEC, in which case the Marketing Period will not be deemed to commence at the earliest unless and until all such delinquencies have been cured; and (z) if the financial statements included in the Required Information that is available to Parent on the first day of any such 25-consecutive-day period would not be sufficiently current on any day during such 25-consecutive-day period to permit (i) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 25-consecutive-day period or (ii) the Company's independent registered accounting firm to issue a customary comfort letter to purchasers (in accordance with its normal practices and procedures) on the last day of the 25-consecutive-day period, then a new 25-consecutive-day period shall commence upon Parent receiving updated Required Information that would be sufficiently current to permit the actions described in (i) and (ii) on the last day of such 25-consecutive-day period.

          (d)   For purposes of this Agreement, "Initiation Date" shall mean the latest to occur of (A) the date Parent and its Financing sources have received from the Company the Required Information and (B) the business day after the date the Company files with the SEC its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007. Nothing contained in this Agreement shall prohibit Parent or Merger Sub from entering into agreements relating to the Financing or the operation of Parent or Merger Sub, including adding other equity providers or operating partners.

          (e)   All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by Parent, Merger Sub or their representatives pursuant to this Section 6.13 shall be kept confidential in accordance with the Confidentiality Agreement.

        6.14    Director Resignations.    The Company shall cause to be delivered to Parent resignations of all the directors of the Company and its Subsidiaries to be effective upon the consummation of the Merger.

        6.15    Rule 16b-3.    Prior to the Effective Time, the Company may approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

        6.16    ISRA.    The Company shall take all necessary actions to comply with the requirements of ISRA with respect to the transactions contemplated by this Agreement; provided that such actions could not reasonably be expected to (i) require the Company to establish a financial assurance exceeding $1 million or (ii) otherwise result in investigation or remediation liabilities of the Company exceeding $1 million in the aggregate.

ARTICLE VII
CONDITIONS

        7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained in accordance with applicable Law, the rules of the NYSE and the certificate of incorporation and by-laws of the Company.

          (b)    Governmental Consents and Approvals.    All necessary consents and approvals of any Governmental Entity required for the consummation of the transactions contemplated by this Agreement shall have been obtained, any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Foreign Antitrust Laws shall have expired or been terminated.

          (c)    Injunction.    No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other Law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing, restraining or rendering illegal the consummation of the Merger.

        7.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) The representation and warranty set forth in the first sentence of Section 5.1(f) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time; (ii) the representations and warranties of the Company set forth in Sections 5.1(b), 5.1(c)(i), 5.1(j) and 5.1(p) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); and (iii) all other representations and warranties of the Company set forth in this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or Company Material Adverse Effect) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a Company Material Adverse Effect; Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that such officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

        7.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not prevent Parent from consummating the Merger and performing its obligations under this Agreement. The Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that such officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.

ARTICLE VIII
TERMINATION

        8.1    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

        8.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:

          (a)   the Merger shall not have been consummated by 11:59 p.m., New York City time, March 15, 2008, whether such date is before or after the date of approval by the stockholders of the Company referred to in Section 7.1(a)(the "Termination Date");

          (b)   the approval by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Stockholders' Meeting or at any adjournment or postponement thereof; or

          (c)   any Restraints permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company referred to in Section 7.1(a));

provided that in each case the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement and such breach shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

        8.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned by the Company:

          (a)   prior to obtaining the Company Stockholder Approval, pursuant to Section 6.2(g)(i); provided that prior to or concurrently with such termination, the Company pays as directed by Parent in immediately available funds the Termination Fee (as defined in Section 8.5(b) below);

          (b)   if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement (other than as described in Section 8.3(c)) such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i)  30 days after written notice thereof is given by the Company to Parent or (ii) two business days prior to the Termination Date; provided that the Company is not then in breach of this Agreement such that any of the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; or

          (c)   if (i) all of the conditions set forth in Section 7.1 and 7.2 shall have been satisfied (other than the delivery of the officer certificates referred to in Sections 7.2(a) and 7.2(b)) and (ii) on the earlier of (A) 5:00 p.m., New York City time on the Termination Date or (B) 5:00 p.m., New York City time on the last day of the Marketing Period (or, if earlier, such date designated by Parent in accordance with Section 1.2), Parent and Merger Sub shall have failed to consummate the Merger at such time, including because none of Parent, Merger Sub or the Surviving Corporation shall have obtained the proceeds pursuant to the Debt Financing (or alternative debt financing as set forth in Section 6.13(a)) sufficient to consummate the transactions contemplated by this Agreement.

        8.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent if:

          (a)   (i) the Company Board or any committee thereof shall have made an Adverse Recommendation Change, (ii) the Company Board or any committee thereof shall have resolved to take the foregoing action or (iii) the Company fails to include the Company Recommendation in the Proxy Statement; or

          (b)   there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) two business days prior to the Termination Date; provided that Parent and Merger Sub are not then in breach of this Agreement such that the conditions set forth in Section 7.3(a) and Section 7.3(b) would not be satisfied.

        8.5    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its representatives or affiliates); provided that (i) except as otherwise provided in Sections 8.5(h) and 9.5(d) and subject to the limitations of Section 9.5(c), no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful or intentional material breach of this Agreement (it being understood that any such liability or damages for which the Company or Parent may become liable shall be calculated net of the amount of the Termination Fee or Parent Fee, if previously paid by the Company or Parent, respectively) and (ii) the provisions set forth in the second sentence of Section 9.1 shall survive the termination of this Agreement.

          (b)   For purposes of this Agreement, "Termination Fee" means $37.4 million, except if the Termination Fee becomes payable by the Company in connection with a Takeover Proposal from an Excluded Party, then the Termination Fee shall be $18.7 million.

          (c)   In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a) or by Parent pursuant to Section 8.4(a), then the Company shall pay the Termination Fee as directed in writing by Parent, at the time of termination in the case of a termination pursuant to Section 8.3(a) or promptly (but in any event within two business days following termination of this Agreement) in the case of a termination pursuant to Section 8.4(a).

          (d)   In the event that this Agreement is terminated by:

              (i)  Parent or the Company pursuant to Section 8.2(a), and (x) at any time prior to the termination a Takeover Proposal has been made to the Company, publicly announced or publicly made known and not publicly withdrawn and (y) within twelve months after such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Takeover Proposal (whether or not the same as that made, originally announced or made known), then the Company shall pay the Termination Fee on the date of such execution or consummation;

             (ii)  Parent or the Company pursuant to Section 8.2(b) (or, after the Stockholders' Meeting has been held and a vote on the adoption of this Agreement has been taken and there has been a failure by the Company to obtain the Company Stockholder Approval, and this Agreement thereby becomes terminable for this reason, the Company terminates this Agreement for another reason), and (x) prior to the Stockholders' Meeting a Takeover Proposal has been made to the Company, publicly announced or publicly made known and not publicly withdrawn and (y) within twelve months after such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Takeover Proposal (whether or not the same as that made, originally announced or made known), then the Company shall pay the Termination Fee, less the amount of any Parent Expenses previously paid to Parent (if any), on the date of such execution or consummation; or

            (iii)  Parent pursuant to Section 8.4(b), and (x) prior to the breach giving rise to the right of termination, a Takeover Proposal has been made to the Company, publicly announced or publicly made known and not publicly withdrawn and (y) within twelve months after such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, a Takeover Proposal (whether or not the same as that made, originally announced or made known), then the Company shall pay the Termination Fee, less the amount of any Parent Expenses previously paid to Parent (if any), on the date of such execution or consummation.

          For purposes of this Section 8.5(d), the term "Takeover Proposal" shall have the meaning assigned to such term in Section 6.2(e), except that all percentages in its definition shall be deemed to be changed to "50%".

          (e)   If (i) the Company terminates this Agreement pursuant to Section 8.3(c) as a result of a breach by Parent or Merger Sub of its respective obligation to effect the Closing pursuant to

  Section 1.2 and satisfy its obligations under Section 1.2, including delivering and making available sufficient funds to make all payments pursuant to Section 1.2, (ii) Parent and Merger Sub fail to effect the Closing and satisfy such obligations because of a failure to have obtained the proceeds pursuant to the Debt Financing contemplated by the Debt Financing Commitment and (iii) at the time of such termination and failure, all of the conditions set forth in Section 7.1 and 7.2 shall have been satisfied (other than the delivery of the officer certificates referred to in Sections 7.2(a) and 7.2(b)), Parent shall pay the Company an amount, by wire transfer of immediately available funds, equal to $37.4 million (the "Parent Fee") as promptly as possible (but in any event within two business days) following such termination.

          (f)    In the event of termination of this Agreement by either party pursuant to Section 8.2(b) (or a termination by the Company pursuant to a different section of Section 8.2 or 8.3 at a time when this Agreement was terminable pursuant to Section 8.2(b)), the Company shall promptly, but in no event later than two business days after being notified of such by Parent, pay Parent all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (including the Financing) up to a total maximum payment amount by the Company of $5 million (the "Parent Expenses"), by wire transfer of same day funds, provided that if at the time of the Stockholders' Meeting there shall have been an Adverse Recommendation Change unrelated to a Superior Proposal and at the Stockholders' Meeting the stockholders of the Company shall not approve and adopt this Agreement, upon termination of this Agreement by either the Company or Parent, the Company (in lieu of paying the Parent Expenses) shall promptly, but in no event later than two business days after such termination, pay Parent the Termination Fee.

          (g)   Any amount that becomes payable pursuant to Section 8.5(c), 8.5(d), 8.5(e) or 8.5(f) shall be paid by wire transfer of immediately available funds to an account or accounts designated by the party entitled to receive such payment. The parties hereto agree and understand that in no event shall the Company or Parent be required to pay the Termination Fee or the Parent Fee, respectively, on more than one occasion.

          (h)   The parties acknowledge that the agreements contained in Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.5(c) , Section 8.5(d) or Section 8.5(f) or Parent fails to promptly pay any amount due pursuant to Section 8.5(e), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.5(c), Section 8.5(d) or Section 8.5(f) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.5(e)or any portion thereof the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of Wachovia Bank, National Association in effect on the date such payment was required to be made through the date of payment. Payment of the Termination Fee described in Sections 8.5(b), 8.5(c), 8.5(d) and 8.5(f) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (i) of Section 8.5(a) or alter the rights of Parent and Merger Sub set forth in Section 9.5(d), but is otherwise the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of this Agreement on the bases specified in Sections 8.5(b), 8.5(c), 8.5(d) and 8.5(f). Payment of the Parent Fee described in Section 8.5(e) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (i) of Section 8.5(a), but is otherwise the sole and exclusive remedy of the Company in connection with any termination of this Agreement on the bases specified in Section 8.5(e).

ARTICLE IX
MISCELLANEOUS AND GENERAL

        9.1    Survival.    This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE IV and Sections 6.9 (Employee Benefits), 6.10 (Expenses) and 6.11(Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses), Section 6.13(b)(Financing) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2    Modification or Amendment.    Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        9.3    Waiver of Conditions.    The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

        9.4    Counterparts.    This Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.    (a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATED TO THE AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit, for themselves and their property, to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF

  ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          (c)   The Company agrees that, notwithstanding anything herein to the contrary, (i) to the extent it has incurred losses or damages in connection with this Agreement to which it is entitled to recovery hereunder, (A) the maximum aggregate liability of Parent and Merger Sub and their respective Representatives and Affiliates for such losses or damages, if liable therefor, will be limited to an amount equal to $100 million in the aggregate, and (B) in no event will the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub, the Guarantor or any of their respective officers, directors, employees, agents, advisors and other representatives (such Persons, collectively, "Representatives") and Affiliates in connection therewith and (C) none of Parent, Merger Sub, the Guarantor or any of their Affiliates or Representatives will have any liability whatsoever to any Affiliate of the Company or any of the Company's shareholders or Company Representatives, nor will any Affiliate of the Company or any of the Company's stockholders or Company Representatives be entitled to seek to recover any damages from Parent, Merger Sub, the Guarantor or any of their respective Representatives and Affiliates in connection therewith and (ii) in the event the Effective Time occurs, (A) neither Parent, Merger Sub nor the Guarantor shall have any liability or obligation to the Surviving Corporation under any theory of law, whether contract, tort or otherwise and (B) from and after the Effective Time, neither Parent, Merger Sub nor the Guarantor shall have any obligation to any party hereunder, except as set forth in Section 6.11.

          (d)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party is entitled at law or in equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement (other than with respect to the Confidentiality Agreement for which the Company shall be entitled to an injunction).

        9.6    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or by facsimile:

    if to Parent or Merger Sub

    ReAble Therapeutics Finance LLC
    9800 Metric Blvd.
    Austin, TX 78758
    Attention: Harry L. Zimmerman
    Fax: (512) 834-6310

    with a copy, which shall not constitute notice, to:

    William R. Dougherty, Esq.
    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017-3954
    Fax: (212) 455-2502

    if to the Company:

    DJO Incorporated
    1430 Decision Street
    Vista, California 92081
    Attention: Donald M. Roberts
    Fax: (760) 734-3566

    with a copy, which shall not constitute notice, to:

    Scott N. Wolfe, Esq.
    Latham & Watkins LLP
    12636 High Bluff Drive, Suite 400
    San Diego, CA 92130
    Fax: (858) 523-5450

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        9.7    Entire Agreement; No Other Representations.    This Agreement (including any exhibits hereto), the Company Disclosure Letter and the Confidentiality Agreement, dated June 9, 2007, between the Company and The Blackstone Group (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.8    No Third Party Beneficiaries.    Except as provided in Section 6.11 (Indemnification; Directors' and Officers' Insurance) only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        9.9    Obligations of the Company.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.11    Interpretation.

          (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (c)   Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

        9.12    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to Parent or to any, direct or indirect, wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

*    *    *    *    *

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

REABLE THERAPEUTICS FINANCE LLC
By	/s/ Harry L. Zimmerman
	Name:	Harry L. Zimmerman
	Title:	Executive Vice President, General Counsel
REACTION ACQUISITION MERGER SUB, INC.
By	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	President
DJO INCORPORATED
By	/s/ Leslie H. Cross
	Name:	Leslie H. Cross
	Title:	Chief Executive Officer

ANNEX B

[LETTERHEAD OF WACHOVIA CAPITAL MARKETS, LLC]

July 15, 2007

Board of Directors
DJO Incorporated
1430 Decision Street
Vista, California 92081

Ladies and Gentlemen:

        You have asked Wachovia Capital Markets, LLC ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, to holders of the common stock of DJO Incorporated, a Delaware corporation ("DJO"), other than certain affiliates of DJO as set forth below, of the Merger Consideration (as hereinafter defined) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007 (the "Agreement"), among ReAble Therapeutics Finance LLC ("ReAble"), a Delaware limited liability company and affiliate of The Blackstone Group L.P. ("Blackstone"), Reaction Acquisition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ReAble ("Merger Sub"), and DJO. The Agreement provides, among other things, for the merger of Merger Sub with and into DJO (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of DJO ("DJO Common Stock") will be converted into the right to receive $50.25 in cash (the "Merger Consideration").

        In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the financial terms of the Agreement;

  •
  Reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K for DJO for the last three years ended December 31, 2006;

  •
  Reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q for DJO;

  •
  Reviewed certain business, financial and other information regarding DJO, a portion of which was publicly available and a portion of which was furnished to us by the management of DJO, including financial forecasts prepared by the management of DJO under alternative business and industry scenarios, and discussed with the management of DJO the operations and prospects of DJO, including the historical financial performance and trends in the results of operations of DJO;

  •
  Compared certain financial data for DJO with similar data regarding certain other publicly traded companies that we deemed relevant;

  •
  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant;

  •
  Analyzed the estimated present value of the future cash flows of DJO based upon financial forecasts and other estimates provided by the management of DJO under alternative business and industry scenarios and other assumptions discussed with and confirmed as reasonable by the management of DJO;

  •
  Reviewed the premiums paid, based on publicly available information, in public transactions that we deemed relevant;

  •
  Participated in discussions and negotiations among representatives of DJO, ReAble, Blackstone and their respective advisors; and

Board of Directors
DJO Incorporated
July 15, 2007

  •
  Considered other information such as financial studies, analyses, and investigations, as well as financial and economic and market criteria, that we deemed relevant.

        In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and we have not assumed any responsibility for any independent verification of such information. With respect to the financial forecasts relating to DJO, we have assumed, at the direction of DJO, that they have been reasonably prepared and reflect the best current estimates and judgments of the management of DJO as to the future financial performance of DJO under the alternative business and industry scenarios reflected therein. We assume no responsibility for, and express no view as to, such forecasts or the assumptions upon which they are based. In arriving at our opinion, we have not made or been provided with any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of DJO.

        In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on DJO or the Merger. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to the extent expressly specified herein and does not address any other terms or aspects of the Merger, including, without limitation, the form or structure of the Merger or any other agreements, arrangements or understandings entered into in connection with the Merger or otherwise. We were not requested to, and we did not, solicit indications of interest or proposals from third parties with respect to a possible acquisition of DJO; however, at your direction, we held discussions with a third party which had contacted DJO prior to the date hereof regarding the possible acquisition of DJO and we have been requested to solicit indications of interest from potential acquirors for a limited period after the date of the Agreement as permitted under the provisions thereof. Our opinion does not address the relative merits of the Merger compared with other business strategies or transactions available or that have been or might be considered by the management or the Board of Directors of DJO regarding DJO, nor does our opinion address the merits of the underlying decision by DJO to enter into the Agreement. We have not considered, nor are we expressing any opinion herein with respect to, the price at which DJO common stock will trade following the announcement of the Merger.

        Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. Wachovia Securities has been engaged to act as financial advisor to DJO in connection with the Merger and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and a significant portion of which will be payable upon consummation of the Merger. In addition, DJO has agreed to reimburse certain of Wachovia Securities' expenses and indemnify it against certain liabilities that may arise out of its engagement.

        Wachovia Securities and our affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In connection with unrelated matters, Wachovia Securities or its affiliates in the past have provided investment banking and other financial services to DJO and certain of its affiliates, for which

Board of Directors
DJO Incorporated
July 15, 2007

we and our affiliates have received fees, including acting (i) as financial advisor to DJO and certain of its affiliates in connection with certain acquisition transactions and (ii) as administrative agent, lead arranger and sole bookrunner for, and lender under, certain credit facilities of DJO and certain of its affiliates. Also in connection with unrelated matters, Wachovia Securities or its affiliates in the past have provided and currently are providing investment banking and other financial services to Blackstone and certain of its affiliates, including in connection with certain securities offerings and credit facilities of Blackstone and/or certain of its affiliates, for which we and our affiliates have received and expect to receive fees. We also may provide similar or other such services to, and maintain relationships with, DJO, ReAble, Blackstone and their respective affiliates in the future. In addition, Wachovia Securities and certain affiliates and employees of Wachovia Securities and its affiliates have investments in Blackstone and certain of its affiliates. In the ordinary course of our business, we may actively trade or hold the securities of DJO, ReAble, Blackstone and certain affiliates of Blackstone for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the information and use of the Board of Directors of DJO in connection with its evaluation of the Merger any may not be used for any other purpose. Our opinion does not constitute a recommendation to any stockholder of DJO as to how such holder should vote or act in connection with the Merger or any other matters.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of DJO Common Stock (other than affiliates of DJO who may become holders of beneficial interests in ReAble or its affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC

WACHOVIA CAPITAL MARKETS, LLC

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Sec. 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DJO INCORPORATED
1430 Decision Street
Vista, California 92081-8533

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned whose signature(s) appear(s) on the reverse side of this proxy form hereby appoints Leslie H. Cross and Donald M. Roberts as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of DJO Incorporated held of record by the undersigned on [            ], at the Special Meeting of Stockholders to be held at the Company's headquarters located at 1430 Decision Street, Vista, California, 92081, on [            ] at [            ] p.m., Pacific Time, or any adjournment or postponement thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

DJO INCORPORATED

[            ], 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V    Please detach along perforated line and mail in the envelope provided.    V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.
	Adoption of the Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Incorporated, as it may amended from time to time.	☐	☐	☐
2.
	Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger referred to in 1.	☐	☐	☐
3.	To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on [            ] (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting of Stockholders and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
  Note:
  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS [ ], 2007
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE PARTIES INVOLVED IN THE TRANSACTION
THE SPECIAL MEETING
PROPOSAL NO. 1: THE MERGER
THE MERGER AGREEMENT
APPRAISAL RIGHTS
PROPOSAL NO. 2: ADJOURNMENTS OF THE SPECIAL MEETING
MARKET PRICE OF DJO COMMON STOCK
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
AGREEMENT AND PLAN OF MERGER Among REABLE THERAPEUTICS FINANCE LLC, REACTION ACQUISITION MERGER SUB, INC. and DJO INCORPORATED Dated as of July 15, 2007
TABLE OF CONTENTS
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW